      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 8, 1997

                                                      REGISTRATION NO. 333-27921
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                             CKE RESTAURANTS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                      DELAWARE                                           33-0602639
          (STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
           INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                               ------------------

             1200 NORTH HARBOR BOULEVARD, ANAHEIM, CALIFORNIA 92801
                                 (714) 774-5796
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------

                             ANDREW F. PUZDER, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                             CKE RESTAURANTS, INC.
             1200 NORTH HARBOR BOULEVARD, ANAHEIM, CALIFORNIA 92801
                                 (714) 774-5796
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ------------------

                                   COPIES TO:

               C. CRAIG CARLSON, ESQ.                              PAUL C. PRINGLE, ESQ.
              J. MICHAEL VAUGHN, ESQ.                                 BROWN & WOOD LLP
         STRADLING, YOCCA, CARLSON & RAUTH,                  555 CALIFORNIA STREET, SUITE 5000
             A PROFESSIONAL CORPORATION                       SAN FRANCISCO, CALIFORNIA 94104
        660 NEWPORT CENTER DRIVE, SUITE 1600                           (415) 772-1200
          NEWPORT BEACH, CALIFORNIA 92660
                   (714) 725-4000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                               ------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectus: one to be used in connection with a United States offering (the "U.S. Prospectus") and one to be used in a concurrent international offering (the "International Prospectus"). The two prospectuses will be identical in all respects except for the front and back cover pages and the sections entitled "Underwriting." Pages to be included in the International Prospectus and not the U.S. Prospectus are marked "Alternate Page."

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                   PRELIMINARY PROSPECTUS DATED JULY 8, 1997

PROSPECTUS

                                7,250,000 SHARES
[STAR LOGO OF CKE RESTAURANTS]
[BOX LOGO OF CKE RESTAURANTS]
                                  COMMON STOCK

                            ------------------------

     All of the shares of Common Stock being offered hereby are being sold by CKE Restaurants, Inc. ("CKE"). Of the 7,250,000 shares of Common Stock offered hereby, 5,800,000 shares are being offered in the United States and Canada by the U.S. Underwriters (the "U.S. Offering") and 1,450,000 shares are being offered in a concurrent offering outside the United States and Canada by the International Managers (the "International Offering"). The price to public and underwriting discount per share are identical for the U.S. Offering and the International Offering. See "Underwriting." CKE's Common Stock is listed on the New York Stock Exchange under the symbol "CKR." On June 12, 1997, the last reported sale price of the Common Stock on the New York Stock Exchange Composite Tape was $26 3/4 per share. See "Price Range of Common Stock and Dividend Policy."

     The Common Stock offered hereby is being issued to provide part of the financing necessary for CKE's acquisition of Hardee's Food Systems, Inc. ("Hardee's") (the "Acquisition"). Prior to or concurrently with this offering, CKE will enter into the New Credit Facility (as defined herein). This offering is contingent upon the effectiveness of the New Credit Facility, and CKE plans to close this offering concurrently with the closing of the Acquisition. See "The Acquisition" and "Use of Proceeds."

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

========================================================================================================
                                               PRICE TO                                 PROCEEDS TO
                                                PUBLIC            UNDERWRITING          COMPANY(2)
                                                                   DISCOUNT(1)
--------------------------------------------------------------------------------------------------------
Per Share...............................           $                    $                    $
--------------------------------------------------------------------------------------------------------
Total(3)................................           $                    $                    $
========================================================================================================

(1) CKE has agreed to indemnify the several Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933. See "Underwriting."

(2) Before deducting expenses payable by CKE estimated at $750,000.

(3) CKE has granted the several U.S. Underwriters and the International Managers (the "Underwriters") options to purchase up to 870,000 and 217,500 additional shares, respectively, of Common Stock to cover over-allotments, if any. See "Underwriting." If such options are exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Company will be
    $          , $          and $          , respectively.

                            ------------------------

     The shares of Common Stock are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, subject to the approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of
Common Stock will be made in New York, New York on or about           , 1997.

                            ------------------------

MERRILL LYNCH & CO.
            ALEX. BROWN & SONS
                 INCORPORATED
                         MORGAN STANLEY DEAN WITTER
                                   EQUITABLE SECURITIES CORPORATION
                                            ROBERTSON, STEPHENS & COMPANY

                            ------------------------

                The date of this Prospectus is           , 1997

            [PHOTOGRAPHS OF EXTERIOR AND INTERIOR OF REPRESENTATIVE
             RESTAURANTS AND PHOTOGRAPHS OF REPRESENTATIVE PRODUCTS
               AND MAP INDICATING DOMESTIC RESTAURANT LOCATIONS]

     Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the Common Stock. Such transactions may include stabilizing, the purchase of Common Stock to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see "Underwriting."

                               PROSPECTUS SUMMARY

     The following is a summary of certain information contained elsewhere in this Prospectus or in the documents incorporated by reference herein. This summary is qualified in its entirety by reference to such information. The Company's fiscal year is the 52- or 53-week period ending on the last Monday in January of each year. For example, references to fiscal 1997 refer to the 52-week period ended January 27, 1997. For clarity of presentation, all fiscal years are presented herein as if the fiscal year ended on January 31. As used in this Prospectus, unless otherwise expressly stated or the context otherwise requires, (i) the term "Company" refers to CKE and its consolidated subsidiaries (including Hardee's) as if the Acquisition has been consummated, and (ii) the term "Hardee's" refers to Hardee's Food Systems, Inc. prior to the consummation of the Acquisition. Unless otherwise expressly indicated or the context otherwise requires, all information herein reflects the three-for-two stock split of the Common Stock, which was completed on January 22, 1997 in the form of a 50% stock dividend, and assumes that the Underwriters' over-allotment options granted in the offering are not exercised.

                                  THE COMPANY


     Upon the consummation of the Acquisition, the Company will own, operate, franchise and license 4,082 branded restaurant units in the United States and abroad. The Company is principally engaged in the quick-service restaurant segment, where the Company's branded units will include 3,856 hamburger restaurants and 107 Mexican restaurants. Upon the consummation of the Acquisition, the Company will own the following quick-service restaurant brands:


     - CARL'S JR.(R) -- Carl's Jr. was founded in 1956 and is the nation's seventh largest quick-service hamburger restaurant chain, based on system-wide sales, with a leading market presence in California. The Carl's Jr. menu features several charbroiled hamburgers and chicken sandwiches, including the Famous Star, Western Bacon Cheeseburger(R), Super Star(R), Charbroiler Chicken Sandwiches(R), and Crispy Chicken Sandwiches. Carl's Jr. charbroiled hamburgers, chicken sandwiches and other signature items are generally made-to-order, meet exacting quality standards, are offered in generous portions and have a strong reputation for quality and taste. CKE believes that its focus on customer service, superior food quality and taste and generous portions enables Carl's Jr. restaurants to maintain a strong price-value image with its customers. As of May 19, 1997, the Carl's Jr. system included 678 restaurants, of which 421 were operated by CKE and 257 were operated by CKE's franchisees and licensees.


     - HARDEE'S(R) -- Hardee's was founded in 1961 and is the nation's fourth largest quick-service hamburger restaurant chain, based on system-wide sales, with a leading market presence in the Southeastern and Midwestern United States. Hardee's strength is in its breakfast menu, which generates approximately 30% of its overall revenues, one of the highest percentages in the quick-service hamburger industry. Hardee's breakfast menu features made from scratch biscuits, biscuit breakfast sandwiches and other items such as hash rounds and breakfast platters. The current Hardee's lunch and dinner menu includes hamburgers, fried chicken and other products. Management intends to improve Hardee's menu by streamlining its product offerings and adding certain Carl's Jr. lunch and dinner menu items to its strong breakfast menu. As of March 31, 1997, the Hardee's system included 3,152 restaurants, of which 788 were operated by Hardee's and 2,364 were operated by Hardee's franchisees and licensees.


     - TACO BUENO(R) -- The Company owns and operates 107 Taco Bueno quick-service Mexican restaurants located in Texas and Oklahoma. Taco Bueno seeks to differentiate itself from its principal competitors by offering a diverse menu featuring generous portions of freshly prepared, high quality food items. In addition to typical quick-service Mexican offerings, such as burritos, tacos, tostadas and combination meals, Taco Bueno features a number of signature menu items, such as its Chicken Taco Salad and Mucho Burrito Platter.

     The Company's principal executive offices are located at 1200 North Harbor Boulevard, Anaheim, California 92801, and its telephone number is (714) 774-5796.

                               BUSINESS STRATEGY

     After an extended period of growth, CKE made certain strategic decisions in the early 1990s which adversely impacted sales and profitability. Beginning in October 1994, CKE hired a new management team which implemented a variety of strategic and operational programs designed to revitalize the Carl's Jr. brand and improve its financial results. Since then, CKE has experienced significant increases in revenues, restaurant-level margins and net income. For the past two fiscal years, Carl's Jr. has reported quarter-over-quarter increases in company-operated restaurant revenues and restaurant-level margins and CKE has reported quarter-over-quarter growth in net income and earnings per share. CKE believes these results are directly related to its renewed customer focus and the implementation of its management practices.

     Customer Focus. CKE believes its ability to deliver high quality food to customers with superior service in clean and friendly restaurant environments has been central to its operating success. The Company's Carl's Jr. restaurants are leaders in the quick-service hamburger restaurant industry in the critical categories of quality, service and cleanliness.

     - High Quality Food. CKE seeks to differentiate itself by providing higher quality and better tasting food than its competitors, featuring generous portions of freshly prepared food items that appeal to a broad audience. CKE emphasizes its signature menu items and manages the total number of menu items offered at its restaurants in order to establish clear brand identities and maintain operational efficiencies.

     - Superior Service. CKE provides a level of customer service which it believes has helped it establish a higher level of customer satisfaction than its competitors. In particular, the Company's Carl's Jr. restaurants have a reputation for being able to deliver quality products in a timely, efficient and customer-friendly manner.

     - Clean and Friendly Environment. CKE strives to offer a pleasant, customer-friendly environment at its restaurants by providing attractive, updated restaurant decor and by emphasizing cleanliness in all areas of its operations. CKE's remodeling program, implemented at over half its company-operated Carl's Jr. restaurants within the last two years, is currently scheduled to be completed by early 1998.

     Management Practices. CKE believes that many of the management practices that revitalized the Carl's Jr. brand can also be applied to other restaurant concepts such as Hardee's. The key elements of these management practices are:

     - Restaurant Management. CKE has developed food, labor and customer service management practices and reporting mechanisms that allow management to effectively monitor restaurant-level operations, benchmark restaurant performance statistics, and communicate best-practices across its restaurant concepts. Management supports these practices through the use of restaurant-level incentive and bonus programs. CKE believes this fosters an environment where employees are encouraged to share their ideas and cost saving suggestions with management.

     - Brand Management. CKE aggressively promotes and enhances its brand awareness through innovative advertising, with an emphasis on the premium quality and generous portions of its core product offerings. CKE's regular maintenance and periodic remodeling of its restaurant facilities further reinforce CKE's high quality brand image.

     - Cost Management. CKE is committed to controlling costs at each level of operations. CKE believes it can continue to leverage its corporate infrastructure and achieve additional synergies in purchasing, information systems, finance and accounting, benefits and human resource management across its restaurant concepts.

                            THE HARDEE'S ACQUISITION

     On April 27, 1997, CKE entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Hardee's and Imasco Holdings, Inc., a Delaware corporation ("Imasco Holdings") and wholly-owned subsidiary of Imasco Limited, pursuant to which CKE agreed to acquire all of the outstanding capital stock of Hardee's for a purchase price of $327.0 million, subject to certain adjustments (the "Purchase Price"). CKE plans to close the Acquisition concurrently with the closing of this offering (the "Closing"). See "The Acquisition."

     CKE believes that the acquisition of Hardee's provides it with a unique opportunity to significantly expand the scope of its operations and to become one of the leading nationwide operators of quick-service hamburger restaurants. However, in recent years Hardee's has experienced operating difficulties, the effect of which was compounded by increased competition in the industry. These difficulties have resulted in declining system-wide restaurant revenues and same-store sales over the past three years.

     Despite Hardee's poor recent performance, the Company believes that there is significant value in Hardee's and CKE's complementary geographic markets and relative menu strengths, Hardee's significant market presence in many of its existing markets and Hardee's established brand name. CKE believes it can meaningfully improve the same-store sales trends and profitability levels at Hardee's and has developed a plan to integrate Hardee's into the Company and improve its operations by implementing the strategies which it has used to improve the operations of its Carl's Jr. restaurants. The key elements of these strategies include improving the quality of food, enhancing the quality of service, updating restaurant facilities, implementing CKE's management practices, leveraging Hardee's brand name and better managing its costs. In addition, the Company has identified up to 114 underperforming restaurants that it intends to sell or franchise subsequent to the Closing to an independent third party. There can be no assurance, however, that these strategies can be successfully applied to Hardee's or that the implementation of such strategies will improve the financial performance of Hardee's.

                                GROWTH STRATEGY

     The Company is currently pursuing a strategy of growth and expansion through increasing sales and profitability at its existing and newly-acquired restaurants, opening both company-operated and franchised restaurants in existing and new markets, and acquisitions and investments in similar concepts to create new avenues for growth.

     Increasing Restaurant Sales and Profitability. The Company believes it can increase customer traffic, restaurant sales and profitability by continuing to dual-brand its restaurant concepts and completing its planned remodeling and image enhancement programs. The Company also seeks to aggressively enhance customer awareness and drive incremental restaurant sales by continuing its advertising campaign with innovative television commercials emphasizing its brands and quality products.

     Opening New Restaurants. The Company intends to continue its Carl's Jr. expansion program by opening new restaurants in both traditional, freestanding structures and alternative formats. For fiscal 1998, the Company currently anticipates that it will open up to 30 new Carl's Jr. restaurants and that its franchisees will open up to 15 new Carl's Jr. restaurants.

     Acquisitions and Investments. The Company has completed or announced several acquisitions and investments in other restaurant companies over the past year. While the Company is not currently contemplating any significant additional acquisitions or investments, it will continue to evaluate opportunities to expand its operations.

                                  THE OFFERING

COMMON STOCK OFFERED HEREBY........   7,250,000 shares

COMMON STOCK OFFERED FOR SALE IN:

  THE U.S. OFFERING................   5,800,000 shares

  THE INTERNATIONAL OFFERING.......   1,450,000 shares

     TOTAL COMMON STOCK OFFERED....   7,250,000 shares

COMMON STOCK TO BE OUTSTANDING
AFTER THE OFFERING.................   40,694,420 shares(1)

NEW YORK STOCK EXCHANGE SYMBOL.....   CKR

USE OF PROCEEDS....................   To provide part of the total cash
                                      consideration payable in connection with the Acquisition. See "Use of Proceeds."

RISK FACTORS.......................   Prospective investors should carefully
                                      consider all the information set forth and incorporated by reference herein and, in particular, should evaluate the specific factors set forth under "Risk Factors" before purchasing any of the shares offered hereby.

DIVIDEND POLICY....................   The Company currently follows a policy of
                                      paying semi-annual cash dividends of $0.04
                                      per share. See "Price Range of Common
                                      Stock and Dividend Policy."
---------------

(1) Based upon the number of outstanding shares at May 19, 1997. Excludes 5,808,018 shares of Common Stock reserved for issuance under the Company's stock option plans.

                             SUMMARY FINANCIAL DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

     The following tables present certain summary historical and pro forma financial information with respect to CKE and Hardee's. Pro forma financial information does not reflect certain cost savings that management believes may be realized following the Acquisition. These savings are expected to be realized primarily through rationalization of operations and implementation of CKE's management practices. Additionally, the Company believes the Acquisition will enable it to continue to achieve economies of scale, such as enhanced purchasing power. The following summary financial and restaurant operating data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations, and with CKE's consolidated and pro forma financial statements and Hardee's combined financial statements, and the related notes, included elsewhere herein.

                                                                                                  SIXTEEN WEEKS ENDED
                                                   FISCAL YEAR ENDED JANUARY 31,           ----------------------------------
                                           ---------------------------------------------
                                                                                               HISTORICAL        PRO FORMA(1)
                                                     HISTORICAL             PRO FORMA(1)   -------------------   ------------
                                           ------------------------------   ------------   MAY 20,    MAY 19,      MAY 19,
                                             1995       1996     1997(2)        1997         1996     1997(2)        1997
                                           --------   --------   --------   ------------   --------   --------   ------------
CONSOLIDATED STATEMENTS OF INCOME DATA --
 CKE:
  Total revenues.......................... $443,747   $465,437   $614,080    $1,359,142    $152,934   $235,470     $407,615
  Operating income........................    8,602     25,735     42,000        22,893      10,076     18,231        9,553
  Interest expense........................    9,202     10,004      9,877        28,074       2,595      2,871        7,145
  Net income (loss).......................    1,264     10,952     22,302          (356)      5,333     10,586        2,828
  Net income (loss) per common and common
    equivalent share...................... $   0.05   $   0.39   $   0.73    $    (0.01)   $   0.19   $   0.31     $   0.07
  Common and common equivalent shares used
    in computing per share amounts
    (000's)...............................   28,076     28,019     30,414        36,704      28,664     34,300       41,550

                                                  FISCAL YEAR ENDED DECEMBER 31,              THREE MONTHS ENDED MARCH 31,
                                           ---------------------------------------------   ----------------------------------
                                                                                 AS                                   AS
                                                                            ADJUSTED(3)        HISTORICAL        ADJUSTED(4)
                                                                            ------------   -------------------   ------------
                                             1994       1995       1996         1996         1996       1997         1997
                                           --------   --------   --------   ------------   --------   --------   ------------
COMBINED STATEMENTS OF OPERATIONS
  DATA -- HARDEE'S(5):
  Total revenues.......................... $838,641   $820,830   $806,044    $  745,062    $192,688   $173,089     $172,145
  Operating income (loss).................   68,292    (15,112)   (30,386)      (17,822)    (11,544)   (10,339)      (8,282)
  Net income (loss).......................   27,236    (17,758)   (27,859)                  (14,691)    (9,022)

                                                                                      CKE      HARDEE'S        CKE
                                                                                    MAY 19,    MARCH 31,     MAY 19,
                                                                                      1997       1997          1997
                                                                                     ACTUAL     ACTUAL     PRO FORMA(1)
                                                                                    --------   ---------   ------------
CONSOLIDATED BALANCE SHEET DATA:
  Total assets....................................................................  $409,981   $493,203      $902,667
  Total long-term debt and capital lease obligations, including current portion...    86,096     28,040       236,955
  Stockholders' equity............................................................   225,416    315,034       409,876

---------------

(1) Adjusted to give pro forma effect to the Acquisition, the effectiveness of the New Credit Facility (as defined herein) and the sale of the 7,250,000 shares of Common Stock offered hereby at an assumed public offering price of $26.75 per share and the application of the net proceeds therefrom. See "Use of Proceeds," "Capitalization" and "Unaudited Pro Forma Combined Condensed Financial Information."

(2) Fiscal 1997 and the 16-week period ended May 19, 1997 include results of operations of the Rally's restaurants operated by CKE from and after July 2, 1996, Summit Family Restaurants Inc. ("Summit") from and after July 15, 1996 and Casa Bonita Incorporated ("Casa Bonita") from and after October 1, 1996. Share and per share data was also affected during fiscal 1997 by a public offering of 4,312,500 shares of Common Stock completed in November 1996.

(3) Adjusted to reflect the continuing operations of the 808 company-operated Hardee's restaurants open and operating as of December 31, 1996. See Note 21 of Notes to Hardee's Combined Financial Statements as of and for each of the years in the three-year period ended December 31, 1996 (the "Annual Financial Statements").

(4) Adjusted to reflect the continuing operations of the 788 company-operated Hardee's restaurants open and operating as of March 31, 1997. See Note 4 of Notes to Hardee's Combined Financial Statements as of and for the three months ended March 31, 1997 (the "Interim Financial Statements").

(5) Includes an extraordinary loss on early extinguishment of debt of $6.1 million in 1994 and non-recurring promotional costs of $5.6 million in 1996. Also includes results of operations of 114 underperforming restaurants which the Company intends to sell or franchise to an independent third party subsequent to the Closing.

                  SUMMARY RESTAURANT AND OTHER OPERATING DATA
                             (DOLLARS IN THOUSANDS)

     The following tables present certain summary restaurant and other operating data with respect to the Carl's Jr. restaurants operated by CKE and the Hardee's restaurants operated by Hardee's.

                                                           FISCAL YEAR ENDED JANUARY 31,           SIXTEEN WEEKS ENDED
                                                        ------------------------------------   ---------------------------
                                                           1995         1996         1997      MAY 20, 1996   MAY 19, 1997
                                                        ----------   ----------   ----------   ------------   ------------
CARL'S JR. RESTAURANTS:

System-wide restaurant revenues:
  Company-operated restaurants........................  $  364,278   $  389,214   $  443,304     $129,510       $144,827
  Franchised and licensed restaurants.................     201,170      193,984      204,700       61,930         63,432
                                                        ----------   ----------   ----------     --------       --------
        Total system-wide revenues....................  $  565,448   $  583,198   $  648,004     $191,440       $208,259
                                                        ==========   ==========   ==========     ========       ========
Restaurants open (at end of period):
  Company-operated restaurants........................         383          394          415          395            421
  Franchised and licensed restaurants.................         277          273          258          266            257
                                                        ----------   ----------   ----------     --------       --------
        Total.........................................         660          667          673          661            678
                                                        ==========   ==========   ==========     ========       ========
Average annual sales per company-operated
  restaurant(1).......................................  $      966   $    1,006   $    1,114     $  1,043       $  1,132
Percentage increase (decrease) in comparable
  company-operated restaurant sales(2)................        (3.8)%        4.4%        10.7%        12.7%           6.1%
Restaurant-level operating margins....................        17.6%        20.6%        21.9%        21.3%          23.0%
General and administrative expenses as a percentage of
  total revenues......................................         8.7%         8.1%         6.8%         7.3%           6.8%

                                                                                                   THREE MONTHS ENDED
                                                           FISCAL YEAR ENDED DECEMBER 31,               MARCH 31,
                                                        ------------------------------------   ---------------------------
                                                           1994         1995         1996          1996           1997
                                                        ----------   ----------   ----------   ------------   ------------
HARDEE'S RESTAURANTS(3):

Revenues from company-operated restaurants............  $  593,391   $  596,593   $  645,409     $141,208       $150,075
Operating income (loss)...............................      91,575       19,578      (17,822)      (5,634)        (8,282)
System-wide restaurant revenues:
  Company-operated restaurants(4).....................  $  711,979   $  702,693   $  706,391     $168,976       $151,019
  Franchised and licensed restaurants.................   2,760,588    2,582,514    2,350,733      550,350        504,259
                                                        ----------   ----------   ----------     --------       --------
        Total system-wide revenues....................  $3,472,567   $3,285,207   $3,057,124     $719,326       $655,278
                                                        ==========   ==========   ==========     ========       ========
Restaurants open (at end of period):
  Company-operated restaurants(5).....................         692          733          808          730            788
  Franchised and licensed restaurants.................       2,711        2,600        2,417        2,535          2,364
                                                        ----------   ----------   ----------     --------       --------
        Total.........................................       3,403        3,333        3,225        3,265          3,152
                                                        ==========   ==========   ==========     ========       ========
Average annual sales per company-operated
  restaurant(6).......................................  $      968   $      888   $      848     $    879       $    841
Percentage increase (decrease) in comparable company-
  operated restaurant sales(7)........................        (3.5)%       (6.8)%       (4.4)%       (4.5)%         (1.6)%
Restaurant-level operating margins....................        14.3%         7.5%         5.2%         2.9%           2.3%
General and administrative expenses as a percentage of
  total revenues......................................         7.9%        10.5%        10.7%        10.9%          11.3%

---------------

(1) Calculated on a 52-week trailing basis for all periods presented.

(2) Includes only Carl's Jr. restaurants open throughout the full periods being compared.


(3) Except as otherwise noted, Hardee's restaurant data for the three fiscal years ending December 31, 1996 and for the three months ended March 31, 1996 and March 31, 1997 excludes the results of Hardee's restaurants sold or closed prior to December 31, 1996 and March 31, 1997, respectively, which are not to be acquired by the Company in connection with the Acquisition (the "Closed Restaurants"). See Note 21 of Notes to Hardee's Combined Annual Financial Statements and Note 4 of Notes to Hardee's Combined Interim Financial Statements.


(4) Restaurant revenues from company-operated restaurants include revenues of $118.6 million, $106.1 million, $61.0 million, $27.8 million and $944,000 in fiscal 1994, 1995, 1996, the three months ended March 31, 1996 and the three months ended March 31, 1997, respectively, from Closed Restaurants.

(5) The number of company-operated restaurants open at December 31, 1994 and 1995 excludes 113 restaurants and 131 restaurants, respectively, that were closed on or prior to December 31, 1996. The number of company-operated restaurants open at March 31, 1996 excludes 162 restaurants that were closed on or prior to March 31, 1997.

(6) Calculated on a 12-month trailing basis for all periods presented.


(7) Includes only Hardee's restaurants open throughout the full periods being compared.

                                  RISK FACTORS

     In addition to the other information set forth and incorporated by reference in this Prospectus, prospective investors should carefully consider the following information in evaluating the Company and its business before making an investment in the securities offered hereby. The information contained and incorporated by reference herein contains forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause results to differ materially from those anticipated by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the quick-service restaurant industry in general and in the Company's specific market areas, changes in prevailing interest rates and the availability of financing, inflation, changes in costs of goods and services, economic conditions in general and in the Company's specific market areas, and demands placed on management by the substantial increase in the size of the Company resulting from the Acquisition. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and data that may be incorrect or imprecise. Accordingly, any forward-looking statements included or incorporated by reference herein do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "seeks," "pro forma" or "anticipates," or the negative thereof, or other variations thereon or comparable terminology, or by discussions of strategies, plans or intentions.


     Uncertainties Related to the Acquisition. The acquisition of Hardee's will significantly increase the size of the Company. Managing the Company and integrating the acquired business operations of Hardee's will present a significant challenge to the Company's management. Hardee's is a well-established but underperforming brand which has recently experienced declining same-store sales, a declining market share in the quick-service hamburger restaurant industry and significant operating losses. CKE is performing an ongoing evaluation of the restaurant operations of Hardee's and various short- and long-term strategic considerations in the process of assessing the extent to which Hardee's restaurant operations will be integrated, restructured or otherwise modified by the Company following the Acquisition. One of the objectives of the Company's turnaround strategies for Hardee's will be to stem the recent negative operating trends experienced by Hardee's. However, there can be no assurance that these strategies will be successful or that the Company will be able to return Hardee's to profitability. In addition, certain of the Company's strategies for Hardee's will require significant capital expenditures. If the Company is unable to achieve anticipated improvements in restaurant-level operating margins or reductions in corporate overhead costs in its Hardee's operations on a timely basis, cash flows generated from Hardee's operations may not be adequate to support the Company's turnaround strategies for Hardee's. The Company may also decide to close or to sell or otherwise dispose of underperforming Hardee's restaurants in specific markets. Specifically, the Company has identified up to 114 underperforming Hardee's restaurants, which generated aggregate operating losses of $13.0 million in 1996 and $2.8 million for the three month period ended March 31, 1997, and intends to sell or franchise those restaurants to an independent third party, for a purchase price approximating the net book value of those restaurants, and to provide to such purchaser up to $25.0 million in credit facilities for working capital, at or promptly following the Closing. However there can be no assurance that this transaction will be completed. The Company's success will also depend, in part, on its franchisees and the manner in which they operate their restaurants and manage their organizational and financial resources. Restructuring and integrating the restaurant operations of Hardee's will require the dedication of significant capital and management resources, which may cause an interruption of, or a loss of momentum in, the activities of the Company. The difficulties of such restructuring and integration may be increased by the necessity of coordinating geographically separate organizations and introducing the Carl's Jr. brand into markets in which CKE has never operated, all of which, together with other factors beyond the Company's control, may adversely affect the cost, implementation, execution and timing of the Company's turnaround strategies for Hardee's. Failure to effectively accomplish the integration of CKE's and Hardee's operations or to improve Hardee's results of operations could have a material adverse effect on the Company's financial condition and results of operations.



     Increased Leverage. In order to finance the Acquisition and to make borrowings available to the Company for working capital and other corporate purposes, the Company expects to obtain a new term loan facility for up to $75.0 million (the "Term Loan Facility") and a new $225.0 million revolving credit facility

(the "Revolving Credit Facility" and, collectively with the Term Loan Facility, the "New Credit Facility"). At the present time, the Company expects to incur approximately $142.5 million of borrowings under the New Credit Facility in connection with the acquisition of Hardee's, which will increase the ratio of its long-term debt to its total capitalization from 26.3% at May 19, 1997 to 34.5%, as adjusted to give pro forma effect to the Acquisition, the New Credit Facility and this offering. The Company's increased degree of leverage could have important consequences to investors, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations will be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) most of the Company's borrowings are and will continue to be at variable rates of interest (including borrowings under the New Credit Facility), which exposes the Company to the risk of increased interest rates; (iv) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a competitive disadvantage; and (v) the Company's substantial degree of leverage may limit its flexibility to adjust to changing market conditions, reduce its ability to withstand competitive pressures and make it more vulnerable to a downturn in general economic conditions or its business. The Company's ability to make scheduled payments or to refinance its obligations with respect to its indebtedness, and to comply with the financial covenants and other obligations under its debt instruments, will depend on its financial and operating performance, which in turn will be subject to economic conditions and to financial, business and other factors beyond its control. There can be no assurance that the Company's operating results, cash flow and capital resources will be sufficient for payment of its indebtedness in the future. See "Capitalization," "Unaudited Pro Forma Combined Condensed Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Certain Indebtedness."


     Risks Associated with Growth Strategy. The Company's growth strategy includes, among other things, increasing the numbers of company-operated and franchised restaurants, dual-branding its restaurant concepts and remodeling its restaurants. The success of the Company's growth strategy will depend on numerous factors, many of which are beyond the control of the Company and its franchisees, including the hiring, training and retention of qualified management and other restaurant personnel, the ability to obtain necessary governmental permits and approvals, the availability of appropriate financing and general economic conditions. The Company and its franchisees face competition from other restaurant operators, retail chains, companies and developers for desirable site locations, which may adversely affect the cost, implementation and timing of the Company's expansion plans. To manage its planned expansion, the Company must ensure the continuing adequacy of its existing systems and procedures, including its supply and distribution arrangements, restaurant management, financial controls and information systems.

     The Company's growth will also depend in part on its ability to increase sales at existing restaurants. In addition to its turnaround strategies for Hardee's, the Company plans to complete the remodeling of substantially all of its company-operated Carl's Jr. restaurants by early 1998 and to convert 60 of its Carl's Jr. restaurants to Carl's Jr./Green Burrito dual-brand restaurants in each of the next four years. The Company will incur substantial aggregate costs in remodeling and converting restaurants and will experience a loss of revenues during the period of time that restaurants are closed for remodeling or conversion. There can be no assurance that such remodels and conversions will increase the revenues generated by these restaurants or, even if revenues are increased, that such increases will be sustainable. In addition, although the sales results experienced by the company-operated Carl's Jr. restaurants that have been remodeled or converted to dual-brand restaurants have generally been favorable to date, there can be no assurance that such favorable sales results are sustainable or that they are indicative of sales results that will be achieved by restaurants to be remodeled or converted in the future. There can also be no assurance that the Company will be able to achieve same-store sales increases in its company-operated restaurants. See "Business -- Business Strategy" and "-- Growth Strategy."


     Risks Relating to Flagstar. A subsidiary of Flagstar Companies, Inc. ("Flagstar") is Hardee's largest franchisee and operates 580 Hardee's restaurants located primarily in the Southeast. Flagstar has asserted claims that Hardee's has failed to satisfy certain contractual obligations under its license agreements with

Flagstar. Flagstar notified Hardee's on March 19, 1997 that Flagstar is seeking to arbitrate certain claims against Hardee's. In its demand for Arbitration, Flagstar alleges that Hardee's has breached certain contractual, fiduciary and statutory duties allegedly owed to Flagstar, and seeks, among other remedies, a declaration relieving Flagstar from its obligation under the post-termination covenants against competition contained in its license agreements. Hardee's has advised the Company that it believes Flagstar's claims to be without merit and intends to vigorously defend them. There can be no assurance that Hardee's will achieve a favorable outcome in such arbitration proceeding or that the proceeding will not otherwise have a material adverse effect on the Company. See
Note 20 of Notes to Hardee's Combined Annual Financial Statements.


     Flagstar has commenced a solicitation of votes with respect to a prepackaged plan of reorganization in anticipation of a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code. On June 17, 1997, an involuntary bankruptcy petition was filed against Flagstar by certain of its creditors in the United States Bankruptcy Court for the District of South Carolina. Flagstar and the petitioning creditors have requested an order from the Bankruptcy Court approving the withdrawal of the involuntary petition and dismissing the related involuntary bankruptcy proceeding. There can be no assurance that Flagstar's involuntary bankruptcy petition will be dismissed, that Flagstar's proposed plan of reorganization will be approved or that its involuntary or voluntary bankruptcy proceedings, as the case may be, will not have a material adverse effect on Flagstar's Hardee's restaurant operations or on the Company.



     Risks Associated with Franchise Operations. As a result of the Acquisition, the scope of the Company's franchise operations will dramatically increase. Consequently, the Company's ability to attract, retain, and contract with qualified franchisees will become increasingly more important to its overall operations. Hardee's five principal franchisees, including Flagstar, operate a total of 1,140 restaurants, or approximately 47% of the total Hardee's restaurants franchised. This concentration will expose the Company to the risk that an interruption of operations or a change in the Company's relationships with, or a material deterioration in the financial condition or results of operation of, one or more of its principal franchisees could have a material adverse effect on the Company's results of operations.


     Environmental Matters. The Company is subject to federal, state and local laws, regulations and ordinances that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for solid and hazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous materials (together, "Environmental Laws"). In particular, under applicable Environmental Laws, the Company may be responsible for remediation of environmental conditions and may be subject to associated liabilities (including liabilities resulting from lawsuits brought by private litigants) relating to its restaurants and the land on which its restaurants are located, regardless of whether the Company leases or owns the restaurants or land in question and regardless of whether such environmental conditions were created by the Company or by a prior owner or tenant. There can be no assurance that environmental conditions relating to prior, existing or future restaurants or restaurant sites (including those to be acquired in the Acquisition) will not have a material adverse effect on the Company.

     Risks Related to Acquisition Strategy. Although the Company is not currently contemplating any significant additional acquisitions or investments in other restaurant companies, it will continue to evaluate opportunities to expand its operations. Acquisitions involve a number of special risks that could adversely affect the Company's operating results, including the diversion of management's attention, the assimilation of the operations and personnel of the acquired companies, the amortization of acquired intangible assets and the potential loss of key employees. No assurance can be given that any acquisition or investment by the Company will not materially and adversely affect the Company or that any such acquisition or investment will enhance the Company's business. If the Company determines to make any significant acquisitions of, or investments in, other businesses, the Company may be required to sell additional equity or debt securities or obtain additional credit facilities. The sales, if any, of additional equity or convertible debt securities could result in additional dilution to the Company's stockholders.

     Competition. The food service industry is intensely competitive with respect to the quality and value of food products offered, concept, service, price, dining experience and location. The Company primarily competes with major restaurant chains, some of which dominate the quick-service restaurant industry, and also competes with a variety of other take-out food service companies and fast-food restaurants. The Company's competitors also include a variety of mid-price, full-service casual dining restaurants, health and nutrition-oriented restaurants, delicatessens and prepared food stores, as well as supermarkets and convenience stores. Many of the Company's competitors have substantially greater financial, marketing and other resources than the Company, which may give them certain competitive advantages. Certain of the major quick-service restaurant chains have increasingly offered selected food items and combination meals at discounted prices. In recent years, the Company's restaurant sales were adversely affected by aggressive promotions and price reductions by its competitors. Future changes in the pricing or other marketing strategies of one or more of the Company's competitors could have a material adverse effect on the Company's financial condition and results of operations. As the Company's competitors expand operations, competition can be expected to intensify. Such increased competition could have a material adverse effect on the Company's financial condition and results of operations. See "Business -- Competition."

     Food Service Industry. Food service businesses are often affected by changes in consumer tastes, national, regional and local economic conditions and demographic trends. The performance of individual restaurants may be adversely affected by factors such as traffic patterns, demographics and the type, number and location of competing restaurants. Multi-unit food service businesses such as the Company's can also be materially and adversely affected by publicity resulting from poor food quality, illness, injury or other health concerns or operating issues stemming from one restaurant or a limited number of restaurants or from consumer concerns with respect to the nutritional value of quick-service food. Dependence on frequent deliveries of fresh produce and groceries subjects food service businesses such as the Company's to the risk that shortages or interruptions in supply, caused by adverse weather or other conditions, could adversely affect the availability, quality and cost of ingredients. In addition, unfavorable trends or developments concerning factors such as inflation, increased food, labor and employee benefit costs (including increases in hourly wage and unemployment tax rates), increases in the number and locations of competing quick-service restaurants, regional weather conditions and the availability of experienced management and hourly employees may also adversely affect the food service industry in general and the Company's financial condition and results of operations in particular. Changes in economic conditions affecting the Company's customers could reduce traffic in some or all of the Company's restaurants or impose practical limits on pricing, either of which could have a material adverse effect on the Company's financial condition and results of operations. The continued success of the Company will depend in part on the ability of the Company's management to anticipate, identify and respond to changing conditions.

     Dependence on Key Personnel. The Company believes that its success will depend in part on the continuing services of its key executives, including William P. Foley II, Chairman of the Board and Chief Executive Officer and C. Thomas Thompson, President and Chief Operating Officer. Certain of the Company's executive officers also serve as executive officers of Fidelity National Financial, Inc. ("Fidelity"), and a meaningful portion of their time is devoted to Fidelity's business. The loss of the services of any of these executives could have a material adverse effect upon the Company's business, and there can be no assurance that qualified replacements would be available. The Company's continued growth will also depend in part on its ability to attract and retain additional skilled management personnel. See "Management."

     Government Regulation. The restaurant industry is subject to extensive federal, state and local governmental regulations, including those relating to the preparation and sale of food and those relating to building and zoning requirements. The Company and its franchisees are also subject to laws governing their relationships with employees, including minimum wage requirements, overtime, working and safety conditions and citizenship requirements. The Company is also subject to federal regulation and certain state laws which govern the offer and sale of franchises. Many state franchise laws impose substantive requirements on franchise agreements, including limitations on noncompetition provisions and on provisions concerning the termination or nonrenewal of a franchise. Some states require that certain materials be registered before franchises can be offered or sold in that state. The failure to obtain or retain licenses or approvals to sell franchises could adversely affect the Company and its franchisees. Many of the Company's employees are paid hourly rates based upon the federal and state minimum wage laws. Recent legislation increasing the minimum wage has resulted in higher labor costs to the Company and its franchisees. The Company anticipates that increases in the minimum wage may be offset through pricing and other cost control efforts; however, there can be no assurance that the Company or its franchisees will be able to pass such additional costs on to customers in whole or in part. See "Business -- Government Regulations."

     Litigation. The Company is from time to time the subject of complaints and litigation from customers alleging illness, injury or other food quality, health or operational concerns. The Company also is the subject of complaints or allegations from employees and franchisees from time to time. The Company believes that the lawsuits, claims and other legal matters to which it is subject in the course of its business are not material to the Company's financial condition or results of operations, but an existing or future lawsuit or claim could result in an adverse decision against the Company that could have a material adverse effect on the Company's financial condition and results of operations. See "Business -- Legal Proceedings."


     Anti-Takeover Provisions. The Company's Certificate of Incorporation and Bylaws include several provisions and features intended to render more difficult certain unsolicited or hostile attempts to acquire the Company. These features include, among other things, the establishment of a classified Board of Directors with staggered terms of office and cumulative voting in the election of directors, the requirement of a supermajority vote of stockholders to approve certain business combinations, the elimination of the right of stockholders to call special meetings of stockholders or to act by written consent, advance notice requirements for stockholder proposals and director nominations, provisions that directors may be removed only for cause and that vacancies in the Board of Directors may (unless the Board of Directors determines otherwise) be filled only by a majority of the remaining directors, and a requirement for a supermajority vote of stockholders to amend certain of the foregoing provisions. In light of the foregoing, the Company has elected, in its Certificate of Incorporation, not to be governed by Section 203 of the Delaware General Corporation Law, which limits the ability of a corporation to engage in certain "business combinations" (as defined therein) with an "interested stockholder" (as defined therein). In addition, the Board of Directors has the authority, without further action by the Company's stockholders, to issue up to five million shares of preferred stock in one or more series, and to fix the rights, preferences and restrictions thereof. These provisions could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. Such provisions could also limit the price that investors might be willing to pay in the future for shares of the Company's Common Stock. See "Description of Capital Stock."


     Stock Price Volatility. The market price of the Company's Common Stock has risen substantially since the beginning of fiscal 1996. See "Price Range of Common Stock and Dividend Policy." The market price of the Common Stock could be substantially affected by quarterly variations in the actual or anticipated results of operations of the Company, its competitors and other companies in the restaurant industry, as well as changes in general conditions in the economy, the financial markets or the quick-service restaurant industry, the failure by the Company to meet securities analysts' expectations, changes in securities analysts' recommendations regarding the Common Stock, the occurrence of natural disasters, or other developments affecting the Company or its competitors. In recent years the stock market has experienced significant price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock.

     Shares Eligible for Future Sale. Sales of substantial amounts of Common Stock in the public market after this offering could adversely affect the market price of the Common Stock. The Company, its executive officers and directors have agreed that, for a period of 90 days after the date of this Prospectus, they will not sell or otherwise dispose of any shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock, subject to certain limited exceptions, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. As provided in the Stock Purchase Agreement, Imasco Holdings has agreed to accept up to $50.0 million of the Purchase Price in certain circumstances, at the Company's option, in the form of a subordinated convertible note (the "Subordinated Note"). Imasco Holdings has agreed that, if the Subordinated Note is issued in connection with the

Acquisition, it will not sell or otherwise dispose of the Subordinated Note or the shares of Common Stock issuable upon conversion thereof for a period of 90 days after the Closing without the prior written consent of the Company. The Company has agreed to register the Subordinated Note, if issued in connection with the Acquisition, and the shares of Common Stock issuable upon conversion thereof immediately after the Closing. The Company does not anticipate that the Subordinated Note will be issued in connection with the Acquisition. See "The Acquisition -- Financing" and "Underwriting."



     Ability to Pay Dividends. The Company currently follows a policy of paying semi-annual cash dividends of $0.04 per share on the Common Stock. However, the continued payment of dividends on the Common Stock will depend on certain factors including the Company's operating results, business requirements and financial condition and such other factors that the Company's Board of Directors considers relevant. Under certain circumstances, the New Credit Facility will restrict the ability of the Company to pay cash dividends on the Common Stock. See "Price Range of Common Stock and Dividend Policy" and "Description of Certain Indebtedness."

                                THE ACQUISITION

     The statements made under this heading relating to the Acquisition include summaries of the agreements described herein, which do not purport to be complete and are qualified in their entirety by reference to such agreements.

STOCK PURCHASE AGREEMENT

     CKE, Hardee's and Imasco Holdings entered into a Stock Purchase Agreement on April 27, 1997, pursuant to which CKE agreed to purchase from Imasco Holdings, and Imasco Holdings agreed to sell to CKE, all of the issued and outstanding shares of capital stock of Hardee's, subject to the terms and conditions specified therein. The aggregate consideration to be paid by CKE for Hardee's will be $327.0 million, subject to adjustment.

     The Stock Purchase Agreement provides for a post-closing adjustment to the Purchase Price, which will be determined on the basis of a statement of net assets of Hardee's, as of the Closing, to be prepared by Imasco Holdings and delivered to CKE no later than 30 days following the Closing. If the net assets of Hardee's set forth in such statement is greater or less than $327.0 million, Imasco Holdings and CKE have agreed that Imasco Holdings will pay CKE an amount in cash by which the value of such net assets is less than $327.0 million, or CKE will pay Imasco Holdings an amount in cash by which the value of such net assets is greater than $327.0 million, together with interest as provided in the Stock Purchase Agreement.

     Imasco Holdings and Hardee's have agreed to operate Hardee's through the Closing only in the ordinary course of business consistent with past practices, unless otherwise consented to by CKE, and for Hardee's to effectuate by stock dividend or otherwise the transfer of Fast Food Merchandisers, Inc. ("FFM") and MRO Mid-Atlantic Corp. ("MRO") to Imasco Holdings. FFM and MRO are wholly-owned subsidiaries of Hardee's, but are not included in the businesses of Hardee's to be acquired by CKE. FFM supplies and distributes food and other products for the Hardee's system and other restaurant operators. MRO franchises and operates the Roy Rogers quick-service restaurant chain. See "Supply and Distribution Agreements" and "Roy Rogers Operations." Imasco Holdings has also agreed to reimburse the Company for a portion of certain severance benefits which the Company anticipates Hardee's will be required to pay following the Closing and to indemnify the Company against certain losses which may be incurred by the Company. Provided all other conditions to Closing have been satisfied, the Closing of the Acquisition will occur concurrently with the consummation of this offering.

SUPPLY AND DISTRIBUTION AGREEMENTS

     Hardee's currently purchases substantially all of the food products and cleaning products sold or used in its restaurants from FFM, certain of which are manufactured by FFM for Hardee's according to Hardee's food product formulations. FFM currently distributes such products, together with most food and other products sold or used by Hardee's in its restaurants, to restaurants operated by Hardee's and to many of the Hardee's restaurants operated by its franchisees. Pursuant to the terms of product supply and distribution agreements to be entered into with FFM at the Closing (the "FFM Agreements"), Hardee's will be obligated to purchase substantially all of its requirements for certain specified products from FFM for a five-year term, and FFM will continue to provide exclusive distribution services to Hardee's for its company-operated restaurants with respect to such products, as well as products purchased from other vendors, for a seven-year term. The prices to be paid by Hardee's for FFM products, and delivery fees to be paid by Hardee's to FFM for distribution services, will be subject to adjustment in certain circumstances, which may include increases resulting from changes in FFM's cost structure. The Closing of the Acquisition is conditioned on the execution and delivery of the FFM Agreements. Although the Company believes the prices anticipated to be paid to FFM pursuant to the FFM Agreements are consistent with FFM's prior practices with Hardee's and will remain competitive, there can be no assurance that the prices and fees paid by Hardee's to FFM will not increase, perhaps substantially, which could have a material adverse effect on the Company.

ROY ROGERS OPERATIONS

     MRO was acquired by Hardee's in April 1990, at which time MRO franchised or operated approximately 648 Roy Rogers quick-service restaurants. In December 1995, Imasco Holdings publicly disclosed its intention to sell or dispose of MRO's Roy Rogers restaurant operations. Hardee's has sold or closed all but six of its company-operated Roy Rogers restaurants, and ownership of such restaurants and the Roy Rogers franchise system will be retained by Imasco Holdings. The Stock Purchase Agreement provides that Hardee's and MRO will enter into a management agreement, pursuant to which the Company will operate, for its own account, the six Roy Rogers restaurants currently operated by Hardee's, and a property management agreement, pursuant to which the Company will continue to provide certain real property management services with respect to approximately 140 properties on which Hardee's previously operated Roy Rogers restaurants which have been sold or closed. The Company has also agreed to perform certain services relating to the continued franchise operations of the Roy Rogers restaurant chain. As consideration for the services to be performed by the Company pursuant to these agreements, Imasco Holdings has agreed to pay to the Company aggregate cash consideration of $1.5 million over three years.

FINANCING


     The Company will require approximately $331.0 million in cash in order to complete the Acquisition and to pay related fees and expenses. The Company expects to raise $142.5 million from borrowings under the New Credit Facility and $184.5 million from the net proceeds of this offering, and that the balance of the cash required to complete the Acquisition will be provided from cash on hand at the date of Closing. As provided in the Stock Purchase Agreement, Imasco Holdings has agreed to accept, at the Company's option, the Subordinated Note in an amount not to exceed $50.0 million as a portion of the Purchase Price in certain circumstances. The Company does not anticipate that the Subordinated Note will be issued in connection with the Acquisition. See "Use of Proceeds" and "Description of Certain Indebtedness."

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the shares of Common Stock offered hereby are estimated to be $184.5 million ($212.2 million if the Underwriters' over-allotment options are exercised in full), at an assumed public offering price of $26.75 per share and after deducting underwriting discounts and estimated offering expenses.

     The Company expects to use all of the net proceeds of this offering, together with cash on hand and approximately $142.5 million of borrowings under the New Credit Facility, to pay the $327.0 million Purchase Price for Hardee's in connection with the Acquisition and to pay an estimated $4.0 million in related fees and expenses. See "The Acquisition -- Financing."

                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

     The Company's Common Stock is listed on the New York Stock Exchange under the symbol "CKR." The following table sets forth, for the periods indicated, the high and low closing sales prices of the Company's Common Stock, as reported on the New York Stock Exchange Composite Tape:

                                                                  HIGH       LOW
                                                                 ------     ------
            FISCAL 1996
              First Quarter..................................    $ 5.42     $ 4.25
              Second Quarter.................................      7.50       4.92
              Third Quarter..................................     10.58       7.83
              Fourth Quarter.................................     11.92       9.58

            FISCAL 1997
              First Quarter..................................    $16.08     $ 9.92
              Second Quarter.................................     18.67      13.67
              Third Quarter..................................     22.83      15.42
              Fourth Quarter.................................     24.00      19.08

            FISCAL 1998
              First Quarter..................................    $25.50     $18.38
              Second Quarter (through June 12, 1997).........     27.00      22.38

     As of May 19, 1997, there were approximately 1,800 holders of record of the Common Stock.


     The Company has followed a policy of paying semi-annual cash dividends at the semi-annual rate of $0.025 per share on its Common Stock in each of the last three fiscal years. On March 27, 1997, the Company's Board of Directors increased the semi-annual dividend rate to $0.04 per share and declared a $0.04 cash dividend, which was paid on April 25, 1997 to holders of record of Common Stock as of April 4, 1997. The continued payment of dividends on the Common Stock will depend upon certain factors including the Company's operating results, business requirements and financial condition and such other factors that the Company's Board of Directors considers relevant. Under certain circumstances, the New Credit Facility will restrict the ability of the Company to pay cash dividends on its Common Stock. See "Risk Factors -- Ability to Pay Dividends" and "Description of Certain Indebtedness."

                                 CAPITALIZATION

     The following table sets forth (i) the capitalization of CKE as of May 19, 1997, and (ii) the capitalization of the Company as of May 19, 1997, as adjusted to give pro forma effect to the Acquisition and borrowings expected to be made under the New Credit Facility and to the receipt and application of the net proceeds of this offering at an assumed public offering price of $26.75 per share. The following pro forma data does not purport to be indicative of the actual capitalization that would have existed had the transactions and events reflected therein in fact occurred on the dates specified. The information set forth in the following table should be read in conjunction with the unaudited pro forma financial statements of the Company and the consolidated financial statements of CKE and the combined financial statements of Hardee's, and related notes, which are included elsewhere in this Prospectus.


                                                                   AS OF MAY 19, 1997
                                                                 ----------------------
                                                                  ACTUAL      PRO FORMA
                                                                 --------     ---------
                                                                 (DOLLARS IN THOUSANDS)
        Cash and cash equivalents..............................  $ 28,201     $  31,068
                                                                 ========      ========

        Current portion of long-term debt and capital lease
          obligations..........................................  $  5,718     $  21,345(1)
                                                                 ========      ========
        Long-term debt:
          New Credit Facility..................................  $     --     $ 127,540(2)
          Other debt...........................................    34,055        35,739
          Capital lease obligations............................    46,323        52,331
                                                                 --------      --------
             Total long-term debt..............................  $ 80,378     $ 215,610

        Stockholders' equity:
          Preferred Stock: $0.01 par value, 5,000,000 shares
             authorized; no shares issued or outstanding.......        --            --
          Common Stock: $0.01 par value, 50,000,000 shares
             authorized; 33,444,420 shares issued and
             outstanding: 40,694,420 shares issued and
             outstanding pro forma(3)..........................       334           407
          Additional paid-in capital...........................   127,637       312,024
          Retained earnings....................................    97,445        97,445
                                                                 --------      --------
             Total stockholders' equity........................  $225,416     $ 409,876
                                                                 --------      --------
             Total capitalization..............................  $305,794     $ 625,486
                                                                 ========      ========


---------------


(1) Includes $15.0 million principal amount of borrowings under the New Credit Facility which are required to be repaid within one year.



(2) On a pro forma basis, the Company would have had $157.5 million of borrowings available under the Revolving Credit Facility, excluding amounts allocable to letters of credit. See "Description of Certain
    Indebtedness -- New Credit Facility."


(3) Excludes 5,808,018 shares of Common Stock reserved for issuance under the Company's stock option plans, of which 3,055,053 shares were issuable upon the exercise of stock options outstanding as of May 19, 1997 at a weighted average exercise price of $11.94 per share.

---------------

See Note 5 of Notes to CKE's Consolidated Financial Statements and Note 12 of Notes to Hardee's Combined Annual Financial Statements for information concerning obligations under operating leases.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed financial information is based upon the historical consolidated financial statements of CKE and has been prepared to illustrate the effects of the Acquisition.

     The unaudited pro forma combined condensed balance sheet as of May 19, 1997 gives effect to the Acquisition and certain related transactions, the application of the estimated net proceeds from this offering and borrowings under the New Credit Facility to finance the Acquisition, as if all such transactions had been completed on May 19, 1997 and was prepared based upon the consolidated balance sheet of CKE as of May 19, 1997 and the combined balance sheet of Hardee's as of March 31, 1997. The unaudited pro forma combined condensed statements of operations for the fiscal year ended January 31, 1997 and for the 16 weeks ended May 19, 1997 give effect to the transactions described above as if all such transactions had been completed on February 1, 1996. The unaudited pro forma combined condensed statement of operations for the fiscal year ended January 31, 1997 was prepared based upon the consolidated statement of income of CKE for the fiscal year ended January 31, 1997 and the combined statement of operations of Hardee's for the year ended December 31, 1996. The unaudited pro forma combined condensed statement of operations for the 16 weeks ended May 19, 1997 was prepared based upon the consolidated statement of income of CKE for the 16 weeks ended May 19, 1997 and the combined statement of operations of Hardee's for the three months ended March 31, 1997.

     The unaudited pro forma combined condensed financial information is provided for comparative purposes only and is not indicative of the results of operations or financial position of the combined companies that would have occurred had the Acquisition occurred at the beginning of the periods presented or on the date indicated, nor is it indicative of future operating results or financial position. The unaudited pro forma adjustments are based upon currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The unaudited pro forma combined condensed financial information and the related notes thereto should be read in conjunction with CKE's consolidated financial statements and the combined financial statements of Hardee's, and the related notes, included elsewhere herein. In addition, the unaudited pro forma combined condensed financial information does not reflect certain cost savings that management believes may be realized following the Acquisition. These savings are expected to be realized primarily through the rationalization of Hardee's operations and implementation of CKE's management practices. See "Business -- The Hardee's Acquisition." Additionally, the Company believes the Acquisition will enable it to continue to achieve economies of scale, such as enhanced purchasing power.


     The historical combined statement of operations of Hardee's for the year ended December 31, 1996 has been adjusted to reflect the continuing operations of the 808 company-operated Hardee's restaurants open and operating as of December 31, 1996. The historical combined statement of operations of Hardee's for the three months ended March 31, 1997 has been adjusted to reflect the continuing operations of the 788 company-operated Hardee's restaurants open and operating as of March 31, 1997. The historical combined financial statements of Hardee's also include (i) promotional costs in the amount of $5.6 million in 1996, which the Company believes will be non-recurring in future periods and
(ii) up to 114 under-performing company-operated restaurants which the Company intends to sell or franchise to an independent third party subsequent to the Closing. These 114 restaurants generated revenues of $74.2 million and operating losses of $13.0 million in 1996 and revenues of $18.0 million and operating losses of $2.8 million for the three months ended March 31, 1997.


     The Acquisition will be accounted for using the purchase method of accounting. Accordingly, the Company's cost to acquire Hardee's will be allocated to the assets acquired and liabilities assumed according to their estimated fair values as of the date of acquisition after giving effect to the purchase price adjustments required by the Stock Purchase Agreement. The allocation is dependent upon certain valuations and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the purchase allocation adjustments made in connection with the preparation of the unaudited pro forma combined condensed financial information are preliminary, and have been made solely for the purpose of preparing such unaudited pro forma combined condensed financial information; however, no material effect on the statements of operations is anticipated.

                             CKE RESTAURANTS, INC.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               AS OF MAY 19, 1997
                             (DOLLARS IN THOUSANDS)


                                                                HISTORICAL
                                                     --------------------------------
                                                       CKE      HARDEE'S
                                                     MAY 19,    MARCH 31,                PRO FORMA         PRO FORMA
                                                       1997       1997      COMBINED    ADJUSTMENTS        COMBINED
                                                     --------   ---------   ---------   -----------        ---------
Current assets:
  Cash and cash equivalents........................  $ 28,201   $  2,867    $ 31,068     $                 $ 31,068
  Marketable securities............................       573          0         573                            573
  Accounts receivable..............................     6,752     18,406      25,158        (7,300)C         17,858
  Related party receivables........................     2,056         --       2,056                          2,056
  Income tax receivables...........................        --     12,472      12,472       (12,472)D             --
  Inventories......................................     9,058     12,101      21,159                         21,159
  Deferred income taxes, net.......................     7,214         --       7,214                          7,214
  Other current assets and prepaid expenses........    11,279      3,058      14,337           125E          14,462
                                                     --------   --------    --------     ---------         --------
    Total current assets...........................    65,133     48,904     114,037       (19,647)          94,390
Property and equipment, net........................   211,256    395,787     607,043                        607,043
Property under capital leases, net.................    35,951      4,091      40,042                         40,042
Long-term investments..............................    47,119         --      47,119                         47,119
Notes receivable...................................     6,036      8,733      14,769                         14,769
Related party receivables..........................     6,078         --       6,078                          6,078
Costs in excess of net assets of businesses
  acquired, net....................................    24,331         --      24,331        51,436F          75,767
Other assets.......................................    14,077     35,688      49,765       (32,306)E,G       17,459
                                                     --------   --------    --------     ---------         --------
         Total assets..............................  $409,981   $493,203    $903,184     $    (517)        $902,667
                                                     ========   ========    ========     =========         ========

Current liabilities:
  Current portion of long-term debt................  $    758   $  9,066    $  9,824     $   6,000A,I      $ 15,824
  Current portion of capital lease obligations.....     4,960        561       5,521                          5,521
  Accounts payable.................................    25,165     16,599      41,764                         41,764
  Other current liabilities........................    51,694     74,511     126,205        12,648E,H,I     138,853
                                                     --------   --------    --------     ---------         --------
    Total current liabilities......................    82,577    100,737     183,314        18,648          201,962
Long-term debt.....................................    34,055     21,405      55,460       107,819A,I       163,279
Capital lease obligations..........................    46,323      6,008      52,331                         52,331
Other long-term liabilities........................    21,610     27,378      48,988        21,225J,K,L      70,213
Post retirement benefits...........................        --     22,641      22,641       (17,635)M          5,006
                                                     --------   --------    --------     ---------         --------
         Total liabilities.........................   184,565    178,169     362,734       130,057          492,791
Stockholders' equity...............................   225,416    315,034     540,450      (130,574)A,B      409,876
                                                     --------   --------    --------     ---------         --------
         Total liabilities and stockholders'
           equity..................................  $409,981   $493,203    $903,184     $    (517)        $902,667
                                                     ========   ========    ========     =========         ========


   See accompanying notes to unaudited pro forma combined condensed financial information.

                             CKE RESTAURANTS, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE FISCAL YEAR ENDED JANUARY 31, 1997
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                    HISTORICAL                   HARDEE'S
                                       CKE        --------------------------------------
                                   FISCAL YEAR                                               CKE &
                                      ENDED            YEAR ENDED DECEMBER 31, 1996         ADJUSTED
                                   JANUARY 31,    --------------------------------------    HARDEE'S    PRO FORMA      PRO FORMA
                                       1997       HISTORICAL   ADJUSTMENTS(Q)   ADJUSTED    COMBINED   ADJUSTMENTS      COMBINED
                                   ------------   ----------   --------------   --------   ----------  -----------     ----------
Total revenues....................   $614,080      $806,044       $(60,982)     $745,062   $1,359,142   $              $1,359,142

Operating costs and expenses:
  Restaurant operations:
    Food and packaging............    167,625       238,359        (18,800)      219,559      387,184                     387,184
    Payroll and other employee
      benefits....................    149,846       264,195        (26,591)      237,604      387,450                     387,450
    Occupancy and other
      expenses....................    112,689       175,892        (21,477)      154,415      267,104                     267,104
  Franchised and licensed
    restaurants...................     71,986        34,174          1,001        35,175      107,161                     107,161
  Advertising expenses............     28,291        44,075         (7,679)       36,396       64,687                      64,687
  General and administrative
    expenses......................     41,643        79,735             --        79,735      121,378       1,285  F      122,663
                                     --------      --------       --------      --------   ----------   ---------      ----------
                                      572,080       836,430        (73,546)      762,884    1,334,964       1,285       1,336,249
Operating income (loss)...........     42,000       (30,386)        12,564       (17,822)      24,178      (1,285)         22,893
Interest expense..................     (9,877)       (6,981)            --        (6,981)     (16,858)    (11,216) E,N    (28,074)
Other income, net.................      4,587         9,508             --         9,508       14,095      (9,508) O        4,587
                                     --------      --------       --------      --------   ----------   ---------      ----------
Income (loss) before income
  taxes...........................     36,710       (27,859)        12,564       (15,295)      21,415     (22,009)           (594)
Income tax expense (benefit)......     14,408            --             --            --       14,408     (14,646) P         (238)
                                     --------      --------       --------      --------   ----------   ---------      ----------
Net income (loss).................   $ 22,302      $(27,859)      $ 12,564      $(15,295)  $    7,007   $  (7,363)     $     (356)
                                     ========      ========       ========      ========   ==========   =========      ==========
Net income (loss) per common and
  common equivalent share.........   $   0.73                                                                          $    (0.01)
                                     ========                                                                          ==========
Common and common equivalent
  shares used in computing per
  share amounts (000's)...........     30,414                                                                              36,704
                                     ========                                                                          ==========

   See accompanying notes to unaudited pro forma combined condensed financial information.

                             CKE RESTAURANTS, INC.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE 16 WEEKS ENDED MAY 19, 1997
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                       HISTORICAL                  HARDEE'S
                                          CKE       --------------------------------------
                                        SIXTEEN
                                         WEEKS                THREE MONTHS ENDED              CKE &
                                         ENDED                  MARCH 31, 1997               ADJUSTED
                                        MAY 19,     --------------------------------------   HARDEE'S   PRO FORMA      PRO FORMA
                                          1997      HISTORICAL   ADJUSTMENTS(Q)   ADJUSTED   COMBINED  ADJUSTMENTS     COMBINED
                                       ----------   ----------   --------------   --------   --------  -----------     ---------
Total revenues........................  $235,470     $173,089       $   (944)     $172,145   $407,615    $             $407,615

Operating costs and expenses:
  Restaurant operations:
    Food and packaging................    65,302       50,308            132        50,440    115,742                   115,742
    Payroll and other employee
      benefits........................    59,606       59,657           (847)       58,810    118,416                   118,416
    Occupancy and other expenses......    43,178       38,700         (1,333)       37,367     80,545                    80,545
  Franchised and licensed
    restaurants.......................    22,496        6,218             --         6,218     28,714                    28,714
  Advertising expenses................    10,545        9,095           (953)        8,142     18,687                    18,687
  General and administrative
    expenses..........................    16,112       19,450             --        19,450     35,562        396  F      35,958
                                        --------     --------       --------      --------   --------    -------       --------
                                         217,239      183,428         (3,001)      180,427    397,666        396        398,062
Operating income (loss)...............    18,231      (10,339)         2,057        (8,282)     9,949       (396)         9,553
Interest expense......................    (2,871)        (823)            --          (823)    (3,694)    (3,451) E,N    (7,145)
Other income, net.....................     2,305        2,140             --         2,140      4,445     (2,140) O       2,305
                                        --------     --------       --------      --------   --------    -------       --------
Income (loss) before income taxes.....    17,665       (9,022)         2,057        (6,965)    10,700     (5,987)         4,713
Income tax expense (benefit)..........     7,079           --             --            --      7,079     (5,194) P       1,885
                                        --------     --------       --------      --------   --------    -------       --------
Net income (loss).....................  $ 10,586     $ (9,022)      $  2,057      $ (6,965)  $  3,621    $  (793)      $  2,828
                                        ========     ========       ========      ========   ========    =======       ========
Net income per common and common
  equivalent share....................  $   0.31                                                                       $   0.07
                                        ========                                                                       ========
Common and common equivalent shares
  used in computing per share amounts
  (000's).............................    34,300                                                                         41,550
                                        ========                                                                       ========

   See accompanying notes to unaudited pro forma combined condensed financial information.

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

                             (DOLLARS IN THOUSANDS)

A The unaudited pro forma combined condensed balance sheet has been prepared to reflect the acquisition of Hardee's by CKE for an aggregate estimated purchase price of $327,000, which is subject to adjustment and expected to be financed as follows:

        New Credit Facility...............................................  $142,540
        Common Stock offered hereby.......................................   184,460
                                                                            --------
                  Total...................................................  $327,000
                                                                            ========


     The current portion of the New Credit Facility is $15,000.


B The unaudited pro forma combined condensed balance sheet has been adjusted to eliminate the shareholder's equity of Hardee's.

C    To eliminate $7,300 of receivables not acquired by the Company.

D To eliminate $12,472 of federal and state income taxes receivable not acquired by the Company.

E To record estimated acquisition costs of $1,875 and $2,000 of debt issuance costs and $125 annual debt administration fee. The $2,000 debt issuance costs are capitalized as other assets and amortized over 5 years. Amortization of debt issuance costs is $400 for the fiscal year ended January 31, 1997. Amortization for the 16 weeks ended May 19, 1997 for the annual debt administration fee and for debt issuance costs is $162. Acquisition costs are included as part of the costs in excess of net assets of business acquired, net.

F To record $51,436 for the excess of consideration paid over the preliminary estimate of the fair value of net assets acquired, to be amortized over 40 years, and to record goodwill amortization of $1,285 and $396 for the fiscal year ended January 31, 1997 and the 16 weeks ended May 19, 1997, respectively.

G To eliminate deferred income tax assets of $34,306 not available to the Company.

H   To record estimated severance liability of $11,400.

I To eliminate deferred income tax liabilities of $1,166, a deferred gain of $1,586, short-term borrowings of $9,000 and long-term debt of $19,721 not assumed by the Company.

J To record estimated store closure reserves, at the net present value of the anticipated lease subsidy (excess of current rent over estimated sublease income, discounted at 10%), of $22,200.

K    To record a lease subsidy reserve for area offices of $5,000.

L To eliminate other long-term liabilities of $5,975 not assumed by the Company.

M   To eliminate post retirement benefits of $17,635 not assumed by the Company.

N To record interest expense on borrowings under the New Credit Facility of $10,691 and $3,289 for the fiscal year ended January 31, 1997 and the 16 weeks ended May 19, 1997, respectively using an estimated 7.5% interest rate. A 0.125% increase/decrease in the estimated interest rate incrementally increases/decreases income before income taxes by $178 and $55 for the fiscal year ended January 31, 1997 and the 16 weeks ended May 19, 1997, respectively.

O To eliminate net management fee income of $9,508 and $2,140 received by Hardee's from FFM (a related party) during the year ended December 31, 1996 and the three months ended March 31, 1997, respectively, which will not be recurring.

P To record the income tax effects of the pro forma adjustments and consolidation of the entities at a pro forma tax rate of 40.0%.

Q During the year ended December 31, 1996 and the three months ended March 31, 1997, Hardee's sold or closed 155 and 31 restaurants, respectively, the revenues and expenses of which are included in the historical statement of operations of Hardee's. Adjustments in this column remove the operating results of these restaurants, as disclosed in Note 21 of Notes to Hardee's Combined Annual Financial Statements, and Note 4 of Notes to Hardee's Combined Interim Financial Statements, respectively. In addition, Hardee's operating results for the year ended December 31, 1996 included a write down of assets pursuant to Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" and the reversal of a 1995 overaccrual relating to the disposition of restaurants in certain non-core Hardee's markets.

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                             CKE RESTAURANTS, INC.

     The following table sets forth selected historical consolidated financial data of CKE as of and for each of the years in the three-year period ended January 31, 1997 and for the 16 weeks ended May 20, 1996 and May 19, 1997. The data for the three fiscal years have been derived from consolidated financial statements of CKE which have been audited by KPMG Peat Marwick LLP, independent certified public accountants, whose report with respect thereto is included elsewhere in this Prospectus. The consolidated financial data of CKE as of and for the 16 weeks ended May 20, 1996 and May 19, 1997 are derived from unaudited consolidated financial statements of CKE which include all adjustments, consisting only of normal recurring adjustments and accruals, that CKE considers necessary for a fair presentation of its financial position and results of operations for the relevant period. Operating results for the 16 weeks ended May 19, 1997 are not necessarily indicative of the results that may be expected for the full fiscal year ending January 31, 1998 or any future period. The selected consolidated financial data of CKE should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and CKE's consolidated financial statements and the notes thereto included in this Prospectus.

                                                                               SIXTEEN WEEKS ENDED
                                              FISCAL YEAR ENDED JANUARY 31,    -------------------
                                              ------------------------------   MAY 20,    MAY 19,
                                                1995       1996       1997       1996       1997
                                              --------   --------   --------   --------   --------
CONSOLIDATED STATEMENTS OF INCOME DATA:
Revenues:
  Company-operated restaurants..............  $370,045   $393,486   $536,808   $129,510   $210,903
  Franchised and licensed restaurants.......    73,702     71,951     77,272     23,424     24,567
                                              --------   --------   --------   --------   --------
          Total revenues....................   443,747    465,437    614,080    152,934    235,470
                                              --------   --------   --------   --------   --------
Operating costs and expenses:
  Restaurant operations:
     Food and packaging.....................   111,985    121,029    167,625     39,755     65,302
     Payroll and other employee benefits....   112,177    109,942    149,846     35,631     59,606
     Occupancy and other operating
       expenses.............................    82,172     82,095    112,689     26,539     43,178
                                              --------   --------   --------   --------   --------
                                               306,334    313,066    430,160    101,925    168,086
  Franchised and licensed restaurants.......    69,871     68,839     71,986     22,176     22,496
  Advertising expenses......................    20,148     19,940     28,291      7,571     10,545
  General and administrative expenses.......    38,792     37,857     41,643     11,186     16,112
                                              --------   --------   --------   --------   --------
          Total operating costs and
            expenses........................   435,145    439,702    572,080    142,858    217,239
                                              --------   --------   --------   --------   --------
Operating income............................     8,602     25,735     42,000     10,076     18,231
Interest expense............................    (9,202)   (10,004)    (9,877)    (2,595)    (2,871)
Other income, net...........................     2,998      2,222      4,587      1,274      2,305
                                              --------   --------   --------   --------   --------
Income before income taxes..................     2,398     17,953     36,710      8,755     17,665
Income tax expense..........................     1,134      7,001     14,408      3,422      7,079
                                              --------   --------   --------   --------   --------
Net income..................................  $  1,264   $ 10,952   $ 22,302   $  5,333   $ 10,586
                                              ========   ========   ========   ========   ========
Net income per common and common equivalent
  share.....................................  $   0.05   $   0.39   $   0.73   $   0.19   $   0.31
                                              ========   ========   ========   ========   ========
Common and common equivalent shares used in
  computing per share amounts...............    28,076     28,019     30,414     28,664     34,300
                                              ========   ========   ========   ========   ========
CONSOLIDATED BALANCE SHEET DATA (AT PERIOD
  END):
Total assets................................  $244,361   $246,759   $401,217   $246,335   $409,981
Long-term debt and capital lease obligations
  (including current portion)...............    81,618     82,874     87,412     73,628     86,096
Stockholders' equity........................    88,474    101,189    214,804    106,555    225,416

                          HARDEE'S FOOD SYSTEMS, INC.

     The following table sets forth selected historical combined financial data of Hardee's as of and for each of the years in the three-year period ended December 31, 1996 and for the three months ended March 31, 1996 and March 31, 1997. The data for the three fiscal years have been derived from combined financial statements of Hardee's which have been audited by Deloitte & Touche LLP, independent certified public accountants, whose report thereon appears elsewhere in this Prospectus. The combined financial data of Hardee's as of and for the three months ended March 31, 1996 and March 31, 1997 are derived from unaudited combined financial statements of Hardee's which include all adjustments, consisting only of normal recurring adjustments and accruals, that Hardee's considers necessary for a fair presentation of its financial position and results of operations for the relevant period. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results that may be expected for any future period. The following information for the three fiscal years and for the three month periods include results of operations with respect to restaurants which have been sold, closed or otherwise disposed of by Hardee's prior to December 31, 1996 and March 31, 1997 respectively, which are not to be acquired by the Company in connection with the Acquisition. Accordingly, restaurant revenues, operating results and net income (loss) may not be comparable to or indicative of post-Acquisition results. The selected combined financial data of Hardee's should be read in conjunction with "Management's Discussion and Analysis of Results of Operation and Financial Condition" and Hardee's combined financial statements and notes thereto included in this Prospectus.

                                                                                         THREE MONTHS ENDED
                                                    FISCAL YEAR ENDED DECEMBER 31,           MARCH 31,
                                                   --------------------------------     --------------------
                                                     1994        1995        1996         1996        1997
                                                   --------    --------    --------     --------    --------
COMBINED STATEMENTS OF OPERATIONS DATA:
Revenues:
  Company-operated restaurants...................  $711,979    $702,693    $706,391     $168,976    $151,019
  Franchised and licensed restaurants and
     other.......................................   126,662     118,137      99,653       23,712      22,070
                                                   --------    --------    --------     --------    --------
          Total revenues.........................   838,641     820,830     806,044      192,688     173,089
                                                   --------    --------    --------     --------    --------
Operating costs and expenses:
  Restaurant operations:
     Food and packaging..........................   234,251     240,074     238,359       58,779      50,308
     Payroll and other employee benefits.........   234,596     255,942     264,195       66,081      59,657
     Occupancy and other operating expenses......   174,982     185,829     175,892       43,739      38,700
                                                   --------    --------    --------     --------    --------
                                                    643,829     681,845     678,446      168,599     148,665
  Franchised and licensed restaurants and
     other.......................................    34,010      35,451      34,174        7,495       6,218
  Advertising expenses...........................    35,744      43,734      44,075       10,215       9,095
  General and administrative expenses............    56,766      74,912      79,735       17,923      19,450
                                                   --------    --------    --------     --------    --------
          Total operating costs and expenses.....   770,349     835,942     836,430      204,232     183,428
                                                   --------    --------    --------     --------    --------
Operating income (loss)..........................    68,292     (15,112)    (30,386)     (11,544)    (10,339)
Interest expense.................................   (12,155)    (13,985)     (6,981)      (2,932)       (823)
Other income (expense), net......................      (500)       (500)      9,508         (215)      2,140
                                                   --------    --------    --------     --------    --------
Income (loss) before income taxes and
  extraordinary item.............................    55,637     (29,597)    (27,859)     (14,691)     (9,022)
Income tax expense (benefit).....................    22,255     (11,839)         --           --          --
                                                   --------    --------    --------     --------    --------
Income (loss) before extraordinary item..........    33,382     (17,758)    (27,859)     (14,691)     (9,022)
Extraordinary loss on early extinguishment of
  debt, net of income tax benefit of $4,097......    (6,146)         --          --           --          --
                                                   --------    --------    --------     --------    --------
Net income (loss)................................  $ 27,236    $(17,758)   $(27,859)    $(14,691)   $ (9,022)
                                                   ========    ========    ========     ========    ========

COMBINED BALANCE SHEET DATA (AT PERIOD END):
Total assets.....................................  $541,273    $576,669    $490,620     $595,709    $493,203
Long-term debt and capital lease obligations
  (including current portion)....................   168,691     141,317       8,485      159,038      28,040
Shareholder's equity.............................   216,660     288,902     324,056      274,211     315,034

                  SUMMARY RESTAURANT AND OTHER OPERATING DATA
                             (DOLLARS IN THOUSANDS)

     The following tables present certain summary restaurant and other operating data with respect to the Carl's Jr. restaurants operated by CKE and the Hardee's restaurants operated by Hardee's.

                                                           FISCAL YEAR ENDED JANUARY 31,           SIXTEEN WEEKS ENDED
                                                        ------------------------------------   ---------------------------
                                                           1995         1996         1997      MAY 20, 1996   MAY 19, 1997
                                                        ----------   ----------   ----------   ------------   ------------
CARL'S JR. RESTAURANTS:

System-wide restaurant revenues:
  Company-operated restaurants........................  $  364,278   $  389,214   $  443,304     $129,510       $144,827
  Franchised and licensed restaurants.................     201,170      193,984      204,700       61,930         63,432
                                                        ----------   ----------   ----------     --------       --------
        Total system-wide revenues....................  $  565,448   $  583,198   $  648,004     $191,440       $208,259
                                                        ==========   ==========   ==========     ========       ========
Restaurants open (at end of period):
  Company-operated restaurants........................         383          394          415          395            421
  Franchised and licensed restaurants.................         277          273          258          266            257
                                                        ----------   ----------   ----------     --------       --------
        Total.........................................         660          667          673          661            678
                                                        ==========   ==========   ==========     ========       ========
Average annual sales per company-operated
  restaurant(1).......................................  $      966   $    1,006   $    1,114     $  1,043       $  1,132
Percentage increase (decrease) in comparable
  company-operated restaurant sales(2)................        (3.8)%        4.4%        10.7%        12.7%           6.1%
Restaurant-level operating margins....................        17.6%        20.6%        21.9%        21.3%          23.0%
General and administrative expenses as a percentage of
  total revenues......................................         8.7%         8.1%         6.8%         7.3%           6.8%

                                                                                                   THREE MONTHS ENDED
                                                           FISCAL YEAR ENDED DECEMBER 31,               MARCH 31,
                                                        ------------------------------------   ---------------------------
                                                           1994         1995         1996          1996           1997
                                                        ----------   ----------   ----------   ------------   ------------
HARDEE'S RESTAURANTS(3):

Revenues from company-operated restaurants............  $  593,391   $  596,593   $  645,409     $141,208       $150,075
Operating income (loss)...............................      91,575       19,578      (17,822)      (5,634)        (8,282)
System-wide restaurant revenues:
  Company-operated restaurants(4).....................  $  711,979   $  702,693   $  706,391     $168,976       $151,019
  Franchised and licensed restaurants.................   2,760,588    2,582,514    2,350,733      550,350        504,259
                                                        ----------   ----------   ----------     --------       --------
        Total system-wide revenues....................  $3,472,567   $3,285,207   $3,057,124     $719,326       $655,278
                                                        ==========   ==========   ==========     ========       ========
Restaurants open (at end of period):
  Company-operated restaurants(5).....................         692          733          808          730            788
  Franchised and licensed restaurants.................       2,711        2,600        2,417        2,535          2,364
                                                        ----------   ----------   ----------     --------       --------
        Total.........................................       3,403        3,333        3,225        3,265          3,152
                                                        ==========   ==========   ==========     ========       ========
Average annual sales per company-operated
  restaurant(6).......................................  $      968   $      888   $      848     $    879       $    841
Percentage increase (decrease) in comparable company-
  operated restaurant sales(7)........................        (3.5)%       (6.8)%       (4.4)%       (4.5)%         (1.6)%
Restaurant-level operating margins....................        14.3%         7.5%         5.2%         2.9%           2.3%
General and administrative expenses as a percentage of
  total revenues......................................         7.9%        10.5%        10.7%        10.9%          11.3%

---------------

(1) Calculated on a 52-week trailing basis for all periods presented.

(2) Includes only Carl's Jr. restaurants open throughout the full periods being compared.

(3) Except as otherwise noted, Hardee's restaurant data for the three fiscal years ending December 31, 1996 and for the three months ended March 31, 1996 and March 31, 1997 excludes the results of Closed Restaurants. See Note 21 of Notes to Hardee's Combined Annual Financial Statements and Note 4 of Notes to Hardee's Combined Interim Financial Statements.

(4) Restaurant revenues from company-operated restaurants include revenues of $118.6 million, $106.1 million, $61.0 million, $27.8 million and $944,000 in fiscal 1994, 1995, 1996, the three months ended March 31, 1996 and the three months ended March 31, 1997, respectively, from Closed Restaurants.

(5) The number of company-operated restaurants open at December 31, 1994 and 1995 excludes 113 restaurants and 131 restaurants, respectively, that were closed on or prior to December 31, 1996. The number of company-operated restaurants open at March 31, 1996 excludes 162 restaurants that were closed on or prior to March 31, 1997.

(6) Calculated on a 12-month trailing basis for all periods presented.

(7) Includes only Hardee's restaurants open throughout the periods being compared.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     Set forth below is a discussion of (i) the financial condition and results of operations of CKE for the three fiscal years ended January 31, 1997 and for the 16 weeks ended May 20, 1996 and May 19, 1997 and (ii) results of operations of Hardee's for the three fiscal years ended December 31, 1996 and for the three months ended March 31, 1996 and 1997. Because of the significant effect of the Acquisition on the Company's results of operations, the Company's historical results of operations and period-to-period comparisons will not be indicative of future results and may not be meaningful.

OVERVIEW

     CKE owns, operates, franchises and licenses the Carl's Jr. quick-service restaurant concept, which is the seventh largest quick-service hamburger restaurant chain in the United States. As of May 19, 1997, the Carl's Jr. system included 678 restaurants, of which 421 were operated by CKE and 257 were operated by its franchisees and licensees. The Carl's Jr. restaurants are located in the Western United States, predominantly in California, and in Mexico and the Pacific Rim. Primarily as a result of recent acquisitions, the Company also operates a total of 252 other restaurants, including 107 Taco Bueno quick-service Mexican food restaurants located in Texas and Oklahoma.

     The first Carl's Jr. restaurant was opened in 1956 by Carl N. Karcher, CKE's founder, in Anaheim, California. After an extended period of growth, CKE made certain strategic decisions and experienced operational difficulties in the early 1990s which adversely impacted CKE's sales and profitability. In response to the introduction of value pricing by its quick-service restaurant competitors, CKE reduced prices and initiated an extensive value-priced menu advertising campaign. Beginning in October 1994, CKE hired a new management team which began implementing a variety of strategic and operational programs designed to revitalize the Carl's Jr. brand and improve financial results. These programs included, among others, a renewed focus on offering superior products, the elimination of most value-priced menu items, a new advertising campaign, a dual-branding program with The Green Burrito and the commencement of a remodeling program for Carl's Jr. restaurants. As a result of these strategies, together with CKE's successful efforts to reduce expenses at both the corporate and operating levels, CKE experienced significant improvements in sales and operating results in fiscal 1996 and fiscal 1997. CKE is continuing to implement its dual-branding and remodeling programs and to focus on reducing expenses, and believes it will continue to benefit from such activities in the future.

     Image-Enhancement and Dual-Branding Programs. During fiscal 1996, CKE commenced its image enhancement program, aimed at remodeling and revitalizing its Carl's Jr. restaurants. As of May 19, 1997, CKE had remodeled over half of its Carl's Jr. restaurants and plans to complete the remodeling of substantially all of its company-operated Carl's Jr. restaurants by early 1998. The cost of remodeling ranges from $100,000 to $140,000 for each location. CKE also initiated its Green Burrito dual-branding program during fiscal 1996. As of May 19, 1997, CKE had converted 69 company-operated Carl's Jr. restaurants to Carl's Jr./Green Burrito dual-brand locations, and CKE plans to convert 60 additional restaurants per year in each of the next four years. Post-conversion revenues in the 16 weeks ended May 19, 1997 for the 49 company-operated Carl's Jr./Green Burrito dual-brand restaurants operating less than a year were approximately 17% higher than same-store sales in the comparable prior year period. CKE incurs approximately $40,000 to $50,000 in equipment and signage costs in converting a Carl's Jr. restaurant into a dual-brand restaurant. At the time of the conversions of Carl's Jr. restaurants to Carl's Jr./Green Burrito dual-brand restaurants, CKE intends to remodel such restaurants as described above.

     Restaurant Performance. For the trailing 52-week period ended May 19, 1997, CKE's average annual sales per company-operated Carl's Jr. restaurant was $1,132,000. For the 16 weeks ended May 19, 1997, company-operated Carl's Jr. restaurants generated restaurant-level margins of 23.0%. CKE believes its company-operated Carl's Jr. restaurants generate strong restaurant-level margins and per-store average sales that are among the highest of the major quick-service hamburger restaurant chains.

     General. CKE's revenues are derived primarily from sales by company-operated restaurants and revenues from franchisees, including franchise and royalty fees, rentals under real property leases and sales of food and packaging products. Restaurant operating expenses consist primarily of food and packaging costs, payroll and other employee benefits and occupancy and other operating expenses of company-operated restaurants. Operating costs of CKE's franchised and licensed restaurants include the cost of food and packaging products sold to CKE's franchisees and licensees and lease payments on properties subleased to CKE's franchisees. Other operating expenses, including advertising expenses and general and administration expenses, relate to the company-operated restaurants, as well as franchisee and licensee operations. CKE's revenues and expenses are directly affected by the number and sales volumes of company-operated restaurants and, to a lesser extent, franchised and licensed restaurants.

     Approximately 78% of CKE's fiscal 1997 revenues from franchised and licensed restaurants were derived from sales of food and packaging products through CKE's distribution operations to its Carl's Jr. franchisees and licensees. CKE's distribution operations support both company-operated and franchised Carl's Jr. restaurants by maintaining system-wide product quality and consistency and by utilizing volume buying power, which CKE believes lowers the costs of food and packaging products.

RESULTS OF OPERATIONS -- CKE

     The following table sets forth the percentage relationship to total revenues, unless otherwise indicated, of certain items included in CKE's consolidated statements of income for the periods indicated:

                                                                                        SIXTEEN
                                                          FISCAL YEAR ENDED           WEEKS ENDED
                                                             JANUARY 31,           ------------------
                                                      -------------------------    MAY 20,    MAY 19,
                                                      1995     1996     1997(1)     1996      1997(1)
                                                      -----    -----    -------    -------    -------
Revenues:
  Company-operated restaurants......................   83.4%    84.5%     87.4%      84.7%      89.6%
  Franchised and licensed restaurants...............   16.6     15.5      12.6       15.3       10.4
                                                      -----    -----     -----      -----      -----
          Total revenues............................  100.0%   100.0%    100.0%     100.0%     100.0%
                                                      =====    =====     =====      =====      =====
Operating costs and expenses:
  Restaurant operations(2):
     Food and packaging.............................   30.3%    30.8%     31.2%      30.7%      31.0%
     Payroll and other employee benefits............   30.3     27.9      27.9       27.5       28.2
     Occupancy and other operating expenses.........   22.2     20.9      21.0       20.5       20.5
                                                      -----    -----     -----      -----      -----
                                                       82.8     79.6      80.1       78.7       79.7
  Franchised and licensed restaurants(3)............   94.8     95.7      93.2       94.7       91.6
  Advertising expenses(2)...........................    5.4      5.1       5.3        5.9        5.0
  General and administrative expenses...............    8.7      8.1       6.8        7.3        6.8
Operating income....................................    1.9      5.5       6.8        6.6        7.7
Interest expense....................................   (2.1)    (2.1)     (1.6)      (1.7)      (1.2)
Other income, net...................................    0.7      0.5       0.8        0.8        1.0
                                                      -----    -----     -----      -----      -----
Income before income taxes..........................    0.5      3.9       6.0        5.7        7.5
Income tax expense..................................    0.2      1.5       2.4        2.2        3.0
                                                      -----    -----     -----      -----      -----
Net income..........................................    0.3%     2.4%      3.6%       3.5%       4.5%
                                                      =====    =====     =====      =====      =====

---------------

(1) Fiscal 1997 and the 16-week period ended May 19, 1997 include results of operations of the Rally's restaurants operated by CKE from and after July 2, 1996, Summit from and after July 15, 1996 and Casa Bonita from and after October 1, 1996.

(2) As a percentage of revenues from company-operated restaurants.

(3) As a percentage of revenues from franchised and licensed restaurants.

  SIXTEEN WEEKS ENDED MAY 19, 1997 COMPARED TO SIXTEEN WEEKS ENDED MAY 20, 1996

     REVENUES

     Company-operated Restaurants. Revenues from company-operated restaurants, comprised mainly of sales from Carl's Jr. restaurants, increased $81.4 million or 62.8% for the 16-week period ended May 19, 1997 to $210.9 million. Carl's Jr. revenues for the 16-week period ended May 19, 1997 accounted for sales increases of $15.3 million. Also contributing to the increase were the restaurant concepts which were added in fiscal 1997, including $35.6 million and $26.0 million from Summit and Casa Bonita, respectively, and $4.5 million from Rally's. On a same-store sales basis (calculated using only restaurants in operation for the full periods being compared), revenues from company-operated Carl's Jr. restaurants increased 6.1% in the 16-week period ended May 19, 1997 as compared with 12.7% in the first quarter of fiscal 1997. Per store averages in company-operated Carl's Jr. restaurants continue to increase and reached $1,132,000 on a 13-period rolling basis. The increase in revenues from company-operated Carl's Jr. restaurants is primarily the result of the continued momentum in CKE's various sales enhancement programs which include the image enhancement of its restaurants through a chain-wide remodeling program, the continuation of its conversion of existing Carl's Jr. locations into Carl's Jr./Green Burrito dual-brand restaurants and the continued focus on promoting great tasting new and existing food products through increased innovative advertising. Higher average sales and transaction counts per restaurant and an increase in the number of company-operated restaurants operating in fiscal 1998 as compared with the prior year also contributed to the increase in revenues from company-operated Carl's Jr. restaurants.

     Franchised and Licensed Restaurants. Revenues from franchised and licensed restaurants for the 16-week period ended May 19, 1997 increased 4.9% to $24.6 million over the same prior year period. This increase is largely due to increased royalties from, and food purchases by, franchisees as a result of higher sales volume at franchised Carl's Jr. restaurants, partially offset by a decrease in the number of franchised and licensed Carl's Jr. restaurants operating as compared with the prior year.

     OPERATING COSTS AND EXPENSES

     Restaurant Operations. Restaurant-level margins of CKE's consolidated restaurant operations decreased in the 16-week period ended May 19, 1997 by 1.0% as compared with the prior year period, primarily reflecting the impact of higher operating costs at Summit's family-style restaurant concepts, which were acquired in the second quarter of fiscal 1997. The family-style segment of the restaurant industry typically has lower margins than the quick-service segment of the industry, mainly due to increased labor and food costs. While CKE's consolidated restaurant-level margins decreased in the first quarter of fiscal 1998, restaurant-level margins for CKE's Carl's Jr. restaurants chain continued to increase, reaching 23.0% for the 16-week period ended May 19, 1997. These improved results in CKE's Carl's Jr. restaurant-level operating margins reflect its continued commitment to improve the cost structure of its Carl's Jr. restaurants, particularly in the areas of improving labor productivity and reducing workers' compensation costs. As a percentage of revenues from company-operated Carl's Jr. restaurants, payroll and other employee benefits have decreased 1.5% to 26.0% for the 16-week period ended May 19, 1997 as compared with the same period a year ago, despite the October 1, 1996 increase in the federal minimum wage and the additional March 1997 increase in California state minimum wage level. Occupancy and other operating expenses as a percentage of revenues from company-operated restaurants have decreased 0.3% to 20.2% from the same period in the first quarter of the prior year mainly due to the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," in the prior year which resulted in a non-recurring charge of $1.3 million. Food and packaging costs have increased marginally as a percentage of company-operated revenues due to increased pressure from commodity prices and a change in the product mix as a result of the promotion of larger, more expensive sandwiches.

     Many of CKE's employees are paid hourly rates related to the federal and state minimum wage laws. Legislation increasing the federal minimum wage as of October 1, 1996 has resulted in higher labor costs to CKE and its franchisees. An additional increase in the federal minimum wage will become effective in September 1997. Moreover, as a result of recent legislation in California, the California state minimum wage was increased effective March 1997. CKE anticipates that increases in the minimum wage may be offset through pricing and other cost control efforts; however, there can be no assurance that CKE or its franchisees will be able to pass such additional costs on to customers in whole or in part.

     Franchised and Licensed Restaurants. Franchised and licensed restaurant costs have increased 1.4% for the 16-week period ended May 19, 1997 over the same period of the prior year. The increase is primarily due to increased food purchases by Carl's Jr. franchisees, partially offset by a decrease in the number of franchised and licensed Carl's Jr. restaurants in operation in the first quarter of fiscal 1998 as compared with the same prior year quarter.

     Advertising Expenses. Advertising expenses increased $3.0 million for the 16-week period ended May 19, 1997 over the same prior year period. Advertising expenses have become increasingly important in the current competitive environment and, as a result, have increased in terms of dollars spent in the first quarter of fiscal 1998 as compared with the first quarter of the prior year while remaining relatively consistent as a percentage of company-operated revenues. CKE has seen positive same-store sales growth in each subsequent quarter since CKE began its innovative advertising campaign in May 1995.

     General and Administrative Expenses. General and administrative expenses increased $4.9 million to $16.1 million for the 16-week period ended May 19, 1997 over the comparable prior year period. However, as a percentage of total revenues, these expenses decreased 0.5% as compared with the same prior year period, reflecting the economies of scale CKE is realizing by absorbing certain costs from acquired businesses into CKE's existing infrastructure. The increase in general and administrative expenses in the 16-week period ended May 19, 1997 is primarily the result of recording incentive compensation accruals for regional restaurant management and selected corporate employees as a result of improved restaurant operating performance, in addition to increased amortization expense and various corporate legal expenses.

     INTEREST EXPENSE

     Interest expense for the 16-week period ended May 19, 1997 increased 10.6% or $0.3 million to $2.9 million as compared with the prior year period, primarily as a result of higher levels of debt outstanding during the first quarter of fiscal 1998 as compared with the first quarter of fiscal 1997.

     OTHER INCOME, NET

     Other income, net, is primarily comprised of investment income, interest on notes and leases receivable, gains and losses on sales of restaurants, income and loss on long-term investments, and other non-recurring income. Other income, net, increased $1.0 million from the 16-week period ended May 20, 1996, primarily resulting from interest income earned on CKE's note receivable from Checkers and amortization of the related discount in addition to dividend income recorded from CKE's long-term investment in Boston West, L.L.C. ("Boston West").

  FISCAL 1997 COMPARED TO FISCAL 1996 AND FISCAL 1996 COMPARED TO FISCAL 1995

     REVENUES

     Company-operated Restaurants. CKE's revenues from company-operated restaurants, comprised mainly of sales from Carl's Jr. restaurants, increased $143.3 million or 36.4% to $536.8 million in fiscal 1997 as compared with $393.5 million in fiscal 1996. Carl's Jr. revenues for fiscal 1997 accounted for sales increases of $54.1 million, while revenues from CKE's Rally's, Summit and Casa Bonita restaurant concepts accounted for $10.1 million, $57.3 million and $26.1 million of revenues from company-operated restaurants, respectively, in fiscal 1997. Fiscal 1996 revenues included approximately $4.3 million from CKE's Boston Market operations. On a same-store sales basis, CKE's Carl's Jr. sales, which are calculated using only restaurants open for the full years being compared, increased 10.7% as compared with a 4.4% increase a year ago. This marks the second consecutive yearly increase in same-store sales and the highest same-store sales reported by CKE's Carl's Jr. chain in nearly a decade. Per store averages in company-operated Carl's Jr. restaurants continue to increase and reached $1,114,000 on a 13-period rolling basis, an increase of $108,000 over the prior year and the highest per store average attained since fiscal 1991. The increase in revenues from company-operated Carl's Jr. restaurants is primarily the result of the continued momentum in CKE's various sales enhancement programs that were implemented in fiscal 1996. These improvements include the image enhancement of its restaurants through a chainwide remodeling program, the continuation of its conversion of existing Carl's Jr. locations into Carl's Jr./Green Burrito dual-brand restaurants and the continued focus on promoting great tasting new and existing food products through increased innovative advertising. An increase in the number of company-operated restaurants operating in fiscal 1997 as compared with the prior year also contributed to the increase in revenues from company-operated Carl's Jr. restaurants.

     CKE's revenues from company-operated restaurants totaled $393.5 million in fiscal 1996, an increase of $23.4 million, or 6.3%, as compared with fiscal 1995. This increase was primarily the result of the numerous sales enhancement programs that were implemented in fiscal 1996. Also contributing to the rise in revenues were higher average sales and transaction counts per restaurant and an increase in the number of Carl's Jr. restaurants in operation in fiscal 1996 as compared with fiscal 1995. The 4.4% increase in same-store sales in fiscal 1996 over fiscal 1995 was the first yearly increase in same-store sales experienced by CKE in six years.

     Franchised and Licensed Restaurants. CKE's revenues from franchised and licensed restaurants for fiscal 1997 increased 7.4% to $77.3 million over fiscal 1996, while fiscal 1996 revenues reflected a decrease of 2.4% as compared with fiscal 1995. The fiscal 1997 increase is largely due to increased royalties from, and food purchases by, franchisees as a result of higher sales volume at franchised Carl's Jr. restaurants, partially offset by a decrease in the number of franchised and licensed Carl's Jr. restaurants operating as compared with the prior year. The decrease in 1996 was largely due to lower prices of food and other products supplied to franchisees by CKE, which were passed along to franchisees, along with a slight decrease in the number of franchised Carl's Jr. restaurants in operation in fiscal 1996 as compared with fiscal 1995.

     OPERATING COSTS AND EXPENSES

     Restaurant Operations. Restaurant-level margins of CKE's restaurant operations decreased 0.6% in fiscal 1997 to 19.9% as compared with fiscal 1996, primarily reflecting the impact of higher operating costs from Summit's family-style restaurant concepts since the date of acquisition. The family-style restaurant segment of the restaurant industry typically has lower margins than the quick-service segment of the industry, mainly due to increased labor and food costs. Excluding the $1.3 million effect of the adoption of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," during the first quarter of fiscal 1997, CKE's restaurant-level margins for the fiscal year would have been 20.1%.

     While CKE's consolidated restaurant-level margins decreased in fiscal 1997, CKE's efforts to reduce the restaurant-level cost structure of its Carl's Jr. restaurants, which began in fiscal 1994, have resulted in significant improvement in CKE's Carl's Jr. restaurant-level margins. These margins, as a percentage of revenues from company-operated Carl's Jr. restaurants were 21.9%, 20.6%, and 17.6% in fiscal 1997, 1996, and 1995, respectively. These improved results in CKE's Carl's Jr. restaurant-level operating margins in fiscal 1997 reflect CKE's continued commitment to improve the cost structure of its Carl's Jr. restaurants, particularly in the areas of improving labor productivity and reducing workers' compensation claims and losses. The 3.0% restaurant-level margin improvement in fiscal 1996 was primarily attributable to material declines in payroll and other employee benefit costs.

     CKE's Carl's Jr. food and packaging costs have remained relatively consistent at 31.0%, 30.7% and 30.1% of revenues from company-operated Carl's Jr. restaurants for fiscal 1997, 1996 and 1995, respectively. During fiscal 1997 and 1996, food costs increased marginally due to increased pressure from commodities prices and a change in the mix of products sold to higher food cost products, such as the Big Bacon Star, which was introduced in the first quarter of fiscal 1997, the Guacamole Bacon Cheeseburger, which was introduced in the fourth quarter of fiscal 1997, the Crispy Chicken Sandwiches, which were introduced during the third quarter of fiscal 1996, and the Famous Star, which is offered at participating restaurants at $0.99 and is currently CKE's only value-priced product.

     Carl's Jr. payroll and other employee benefit costs, as a percentage of revenues from company-operated Carl's Jr. restaurants, declined 1.4% in fiscal 1997 to 26.5% and decreased 2.3% in fiscal 1996 to 27.9%. These significant reductions in payroll and other employee benefit costs were achieved despite the October 1, 1996 increase in the federal minimum wage. The cost reductions came primarily as a result of labor productivity programs implemented during fiscal 1996 to further decrease costs and improve direct labor efficiencies. Moreover, CKE added new safety and other programs in fiscal 1994, which, coupled with changes in state regulations, have resulted in a decrease in work-related injuries and reduced CKE's worker's compensation claims and losses during fiscal 1997 and 1996.

     Many of CKE's employees are paid hourly rates related to the federal and state minimum wage laws. Recent legislation increasing the federal minimum wage as of October 1, 1996 has resulted in higher labor costs to CKE and its franchisees. An additional increase in the federal minimum wage will become effective in September 1997. Further, as a result of recent California state legislation, the state minimum wage in California was increased in March 1997. CKE anticipates that increases in the minimum wage may be offset through pricing and other cost control efforts; however, there can be no assurance that CKE or its franchisees will be able to pass such additional costs on to customers in whole or in part.

     Occupancy and other operating expenses for CKE's Carl's Jr. restaurant chain, as a percentage of revenues from company-operated Carl's Jr. restaurants, were 20.6%, 20.8% and 22.2% in fiscal 1997, 1996 and 1995, respectively. The decreases in fiscal 1997 and 1996 were largely due to CKE's efforts to maintain costs at the prior fiscal year levels, which included reducing utility costs through the installation of energy-efficient lighting during fiscal 1996. Further, since these items are generally fixed in nature, they decrease as a percentage of company-operated restaurant revenues as revenues increase.

     Franchised and Licensed Restaurants. Franchised and licensed restaurant costs have followed a similar trend over the past three fiscal years to the revenues from franchised and licensed restaurants. These costs have increased 4.6% in fiscal 1997 to $72.0 million while fiscal 1996 costs decreased 1.5% to $68.8 million. The overall increase in fiscal 1997 is primarily due to increased food purchases by Carl's Jr. franchisees, partially offset by a decrease in the number of franchised and licensed restaurants in operation in fiscal 1997 as compared with the prior year. The fiscal 1996 decrease was primarily attributable to the decrease in the number of franchised restaurants in operation.

     Advertising Expenses. Advertising expenses have become increasingly important in the current competitive environment and, accordingly, CKE has increased the dollars spent on advertising by $8.4 million to $28.3 million in fiscal 1997 as compared with fiscal 1996, while keeping advertising expenses as a percentage of revenues from company-operated restaurants relatively consistent with the prior fiscal years. In fiscal 1997, CKE spent more on advertising production and increased the number of weeks on electronic media as compared with the prior fiscal year. During fiscal 1996, a new advertising agency was appointed to assist CKE in redirecting its Carl's Jr. marketing programs and restoring its reputation of offering superior quality products. An innovative new advertising campaign was introduced in May 1995 and CKE has seen seven consecutive quarterly increases in same-store sales in company-operated Carl's Jr. restaurants since the start of the campaign.

     General and Administrative Expenses. General and administrative expenses in fiscal 1997 increased $3.8 million to $41.6 million, or 6.8% of total revenues. However, as a percentage of total revenues, these expenses decreased 1.3% as compared to the prior fiscal year, reflecting the economies of scale CKE is achieving by collapsing certain costs from acquired businesses into CKE's existing infrastructure. The increase in general and administrative expenses in fiscal 1997 is primarily the result of recording incentive compensation accruals for regional restaurant management and selected corporate employees as a result of improved restaurant operating performance. Also contributing to the increase were increased amortization expense and various corporate legal expenses. In fiscal 1996, general and administrative expenses amounted to $37.9 million, or 8.1% of sales, a decrease of $0.9 million, or 2.4% from fiscal 1995. During fiscal 1996, CKE benefited, through reduced payroll and employee benefit costs, from various reorganizations and headcount reductions that occurred both in fiscal 1996 and prior years. Also contributing to the decrease in general and administrative expenses in fiscal 1996 was the formation in April 1995 of Boston West, which assumed the operations of all of CKE's existing Boston Market stores and agreed to fulfill CKE's remaining obligations under its area development agreement. See Note 6 of Notes to CKE's Consolidated Financial Statements.

     INTEREST EXPENSE

     Interest expense for fiscal 1997 decreased 1.3% to $9.9 million as compared with the prior year as a result of lower levels of borrowings outstanding during fiscal 1997, the prepayment of certain indebtedness early in the year and lower interest rates. Interest expense for fiscal 1996 increased 8.7% to $10.0 million, primarily as a result of higher levels of borrowings and higher interest rates in fiscal 1996 as compared with fiscal 1995.

     OTHER INCOME, NET

     Other income, net, is primarily comprised of investment income, interest on notes and leases receivable, gains and losses on sales of restaurants and income and losses from long-term investments. Other income, net, increased $2.4 million from fiscal 1996, primarily due to an increase in investment income as a result of increased cash levels on hand during fiscal 1997 and gain on the sale of restaurants in fiscal 1997 as compared with a loss in the prior year. These fiscal 1997 increases in other income, net, were partially offset by a decrease in interest income on notes receivable due to the sale of certain of its franchise notes receivable in fiscal 1996. In addition, included in fiscal 1996 was a $1.6 million decrease in CKE's Boston Market investment which resulted from CKE recording its pro-rata share of the losses from Boston West. Other income, net, decreased 25.9% to $2.2 million in fiscal 1996, largely due to decreases in investment income resulting from lower investment levels as compared with fiscal 1995.

RESULTS OF OPERATIONS -- HARDEE'S

     The following table sets forth the percentage relationship to total revenues, unless otherwise indicated, of certain items included in Hardee's combined statements of operations for the periods indicated:

                                                       FISCAL YEAR ENDED         THREE MONTHS ENDED
                                                         DECEMBER 31,          ----------------------
                                                    -----------------------    MARCH 31,    MARCH 31,
                                                    1994     1995     1996       1996         1997
                                                    -----    -----    -----    ---------    ---------
Revenues:
  Company-operated restaurants....................   84.9%    85.6%    87.6%      87.7%        87.2%
  Franchised and licensed restaurants and other...   15.1     14.4     12.4       12.3         12.8
                                                    -----    -----    -----      -----        -----
          Total revenues..........................  100.0%   100.0%   100.0%     100.0%       100.0%
                                                    =====    =====    =====      =====        =====
Operating costs and expenses:
  Restaurant operations(1):
     Food and packaging...........................   32.9%    34.2%    33.7%      34.8%        33.3%
     Payroll and other employee benefits..........   32.9     36.4     37.4       39.1         39.5
     Occupancy and other operating expenses.......   24.6     26.4     24.9       25.9         25.6
                                                    -----    -----    -----      -----        -----
                                                     90.4     97.0     96.0       99.8         98.4
  Franchised and licensed restaurants and
     other(2).....................................   26.9     30.0     34.3       31.6         28.2
  Advertising expenses(1).........................    5.0      6.2      6.2        6.0          6.0
  General and administrative expenses.............    6.8      9.1      9.9        9.3         11.2
Operating income (loss)...........................    8.1     (1.8)    (3.8)      (6.0)        (6.0)
Interest expense..................................   (1.4)    (1.7)    (0.9)      (1.5)        (0.4)
Other income (expense), net.......................     --       --      1.2       (0.1)         1.2
                                                    -----    -----    -----      -----        -----
Income (loss) before income taxes and
  extraordinary item..............................    6.7     (3.6)    (3.5)      (7.6)        (5.2)
Income tax expense (benefit)......................    2.7     (1.4)      --         --           --
                                                    -----    -----    -----      -----        -----
Income (loss) before extraordinary item...........    4.0     (2.2)    (3.5)      (7.6)        (5.2)
Extraordinary loss on early extinguishment of
  debt............................................    0.7       --       --         --           --
                                                    -----    -----    -----      -----        -----
Net income (loss).................................    3.3%    (2.2)%   (3.5)%     (7.6)%       (5.2)%
                                                    =====    =====    =====      =====        =====

---------------

(1) As a percentage of revenues from company-operated restaurants.

(2) As a percentage of revenues from franchised and licensed restaurants and other.

  THREE MONTHS ENDED MARCH 31, 1997 COMPARED TO THREE MONTHS ENDED MARCH 31,
1996

     REVENUES

     Company-operated Restaurants. Hardee's revenues from company-operated restaurants, comprised of sales from restaurants operating under the Hardee's trademark, decreased $18.0 million or 10.6% to $151.0 million in the first quarter of 1997 as compared with $169.0 million in the first quarter of 1996. The decrease in revenues from company-operated restaurants is the result of operating a monthly average of 111 fewer restaurants during the first quarter of 1997 as compared with the same period in 1996. On a comparable restaurant basis, which excludes the effects of restaurants opened, acquired, closed or divested during the period, average unit volume ("AUV") for Hardee's company-operated restaurants declined 1.6%. The disappointing AUV performance is attributable to a very difficult industry environment, characterized by competitive pricing activities and continued expansion by competing chains, as well as to weaknesses in Hardee's operations.

     Franchised and Licensed Restaurants. Hardee's revenues from franchised and licensed restaurants consist of sales of supplies and equipment by Hardee's Equipment Division to franchisees and other third parties, and service and license fees. Hardee's revenues from franchised and licensed restaurants for the first quarter of 1997 declined 6.9% to $22.1 million from the first quarter of 1996. Lower gross service fee revenues resulted from the reduction in the number of licensed restaurants and the decline in AUVs from these restaurants. Furthermore, the difficult industry environment resulted in an increase in the amount of service fees earned but not recognized as revenues because their ultimate collection is in doubt.

     OPERATING COSTS AND EXPENSES

     Restaurant Operations. Hardee's restaurant-level margins, as a percentage of company-operated restaurant revenues, increased 1.4% in the first quarter of 1997 to 1.6% primarily due to price increases on certain menu items in late 1996 and lower food and packaging costs.

     Hardee's food and packaging costs were 33.3% of revenues from company-operated restaurants in the first quarter of 1997, as compared with 34.8% in the first quarter of 1996, an improvement of 1.5%. The changes in food costs were primarily due to the mix of products sold. Fried chicken was removed from the menu in certain markets in the Midwest and offered only during dinner hours in other Midwest markets beginning in the second quarter of 1996. A change in the burger patty size in May 1996 also contributed to the improvement in food costs in the first quarter of 1997. In addition, 0.5% of the change in food and packaging costs was the result of lower product waste and improvements in inventory controls in the restaurants.

     Hardee's payroll and other employee benefit costs, as a percentage of revenues from company-operated restaurants, increased 0.4% in the first quarter of 1997 to 39.5%. Labor efficiencies achieved in the restaurants in the first quarter of 1997 were not enough to offset the impact of the October 1, 1996 increase in the federal minimum wage and an increase in restaurant management salaries to bring them to parity with Hardee's competitors.

     Many of Hardee's employees are paid hourly rates related to the federal and state minimum wage laws. Recent legislation increasing the federal minimum wage as of October 1, 1996 has resulted in higher labor costs to Hardee's and its franchisees. An additional increase in the federal minimum wage will become effective in September 1997. Hardee's anticipates that increases in the minimum wage may be offset through pricing and other cost control efforts; however, there can be no assurance that Hardee's or its franchisees will be able to pass such additional costs on to customers in whole or in part.

     Occupancy and other operating expenses for Hardee's, as a percentage of revenues from company-operated restaurants, were 25.6% in the first quarter of 1997 as compared with 25.9% in the same period of 1996. The improvement was primarily the result of a lower provision for excess properties in the first quarter of 1997 as compared with the first quarter of 1996.

     Franchised and Licensed Restaurants and Other. Franchised and licensed restaurant costs, as a percentage of revenue from franchised and licensed restaurants, decreased 3.4% in the first quarter of 1997 as compared with the first quarter of 1996. The improvement is primarily the result of a change in the mix in equipment sales to franchisees and other third parties. The improvement from lower cost of sales on equipment was offset somewhat by an increase in franchise support expenses as a percentage of revenue from franchised and licensed restaurants. While the level of administrative support provided to franchisees has remained fairly level, the costs have increased as a percentage of franchised and licensed revenue due to the decline in gross service fee income from declining AUVs and service fees earned but not recognized because their ultimate collectibility is in doubt.

     Advertising Expenses. Hardee's advertising expenses, as a percentage of company-operated restaurants, were 6.0% in the first quarters of 1997 and 1996. In 1996, Hardee's launched a new creative approach to advertising that draws on the talents of a number of advertising groups and consolidated media buying in one service to increase the efficiency of dollars invested.

     General and Administrative Expenses. General and administrative expenses in the first quarter of 1997 increased $1.5 million to $19.5 million, or 11.2% of revenues. The increase in general and administrative expenses in the first quarter of 1997 is primarily due to initiatives to improve training programs for restaurant management and to improve Hardee's information systems.

     INTEREST EXPENSE

     Interest expense decreased 71.9% in the first quarter of 1997, as compared with the first quarter of 1996, to $0.8 million primarily as the result of lower levels of borrowings outstanding with its parent, Imasco Holdings, and subsidiaries of Imasco Holdings' parent, Imasco Limited.

     OTHER EXPENSES (INCOME), NET

     Other expenses (income), net is comprised of management fees paid to is parent, Imasco Holdings in the first quarters of 1997 and 1996, and a management fee received from FFM in the first quarter of 1997.

  1996 COMPARED TO 1995 AND 1995 COMPARED TO 1994

     REVENUES

     Company-operated Restaurants. Hardee's revenues from company-operated restaurants, comprised of sales from restaurants operating under the Hardee's trademark, increased $3.7 million or 0.5% to $706.4 million in 1996 as compared with $702.7 million in 1995. The increase in revenues from company-operated restaurants is the result of operating a monthly average of 51 more restaurants during 1996 as compared with 1995. The AUV for all company-operated Hardee's restaurants was $845,000 in 1996, compared with $857,000 in 1995, a decrease of 1.4%. On a comparable restaurant basis, which excludes the effects of restaurants opened, acquired, closed or divested during the period, AUVs for Hardee's company-operated restaurants declined 4.4%. The decline in AUV is attributable to a difficult industry environment, characterized by competitive pricing activities and continued expansion by competing chains, as well as to weaknesses in Hardee's operations.

     Hardee's revenues from company-operated restaurants decreased $9.3 million or 1.3% to $702.7 million in 1995 from $712.0 million in 1994. The decrease in revenues from company-operated restaurants is primarily the result of lower AUVs. The AUV for all company-operated restaurants was $857,000 in 1995, compared with $968,000 in 1994, a decrease of 11.5%. On a comparable restaurant basis, AUVs for Hardee's company-operated restaurants declined 6.7%.

     Franchised and Licensed Restaurants and Other. Hardee's revenues from franchised and licensed restaurants consist of sales of supplies and equipment by Hardee's Equipment Division to franchisees and other third parties, and service and license fees. Hardee's revenues from franchised and licensed restaurants for 1996 declined 15.6% to $99.7 million from 1995, while 1995 revenues reflected a decrease of 6.7% as compared with 1994. Lower gross service fee revenues resulted from the reduction in the number of licensed restaurants and the decline in AUVs from these restaurants. Furthermore, the difficult industry environment resulted in an increase in the amount of service fees earned but not recognized as revenues because their ultimate collection is in doubt.

     OPERATING COSTS AND EXPENSES

     Restaurant Operations. Hardee's restaurant-level margins, as a percentage of company-operated restaurant revenues, increased 1.0% in 1996 to 4.0% primarily due to lower occupancy and other operating expenses. The improvement in 1996 follows a 6.6% decline in restaurant-level margins in 1995 as the result of higher costs for food and packaging, payroll and other employee benefits and occupancy and other expenses.

     Hardee's food and packaging costs were 33.7% of revenues from company-operated restaurants in 1996, as compared with 34.2% in 1995, an improvement of 0.5% following a 1.3% increase in food and packaging costs in 1995 as compared with 1994. The changes in food and packaging costs were primarily due to the mix of products sold. Along with the introduction of the "Big Hardee" in 1995, Hardee's changed to a larger patty for all hamburgers on the menu. The larger burger patty and a marketing emphasis on fried chicken early in 1995 resulted in higher food and packaging costs for the year. The return to the smaller patty size and a marketing emphasis on hamburgers in 1996 contributed to the improvement in food and packaging costs in 1996.

     Hardee's payroll and other employee benefit costs, as a percentage of revenues from company-operated restaurants, increased 1.0% in 1996 to 37.4% and increased 3.5% in 1995 to 36.4%. Labor efficiencies achieved in the restaurants in 1996 were not enough to offset the impact of the October 1, 1996 increase in the federal minimum wage and an increase in restaurant management salaries to bring them to parity with Hardee's competitors. The increase in payroll costs in 1995 was due to the addition of labor in Hardee's restaurants to improve quality and service along with wage increases in response to market pressures. Many of Hardee's employee's are paid hourly rates related to the federal and state minimum wage laws. Legislation increasing the federal minimum wage on October 1, 1996 resulted in higher labor costs to Hardee's and its franchisees. An additional increase in the federal minimum wage will become effective in September 1997.

     Occupancy and other operating expenses for Hardee's, as a percentage of revenues from company-operated restaurants, were 24.9%, 26.4% and 24.6% in 1996, 1995 and 1994, respectively. In 1995, Hardee's recorded a provision of $23.0 million related to the divestiture of certain restaurants in non-core Hardee's markets. Due to higher than expected proceeds from the sale of these restaurants, the provision was reduced by $10.6 million in 1996.

     Hardee's adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" in 1996 and recorded an impairment loss of $12.2 million.

     Franchised and Licensed Restaurants and Other. Franchised and licensed restaurant costs, as a percentage of revenue from franchised and licensed restaurants, increased 4.3% in 1996 as compared to 1995 and increased 3.1% in 1995 as compared with 1994. While the level of administrative support provided to franchisees has remained relatively constant, the costs have increased as a percentage of franchised and licensed restaurant revenue due to the decline in gross service fee income from declining AUVs and service fees earned but not recognized because their ultimate collectibility is in doubt.

     Advertising Expenses. Hardee's advertising expenses, as a percentage of revenue from company-operated restaurants, were 6.2%, 6.2% and 5.0% in 1996, 1995 and 1994, respectively. Advertising expenses were increased in 1995 as a percentage of revenue from company-operated restaurants to achieve more frequent communication with customers to support Hardee's "cravable taste" positioning. In 1996, Hardee's launched a new creative approach to advertising that draws on the talents of a number of advertising groups and consolidated media buying in one service to increase the efficiency of dollars expended.

     General and Administrative Expenses. General and administrative expenses in 1996 increased $4.8 million to $79.7 million, or 9.9% of total revenues. The increase in general and administrative expenses in 1996 is primarily due to an increase of $6.7 million in the provision for doubtful accounts over the amount provided in 1995. General and administrative expenses in 1995 increased $18.1 million to $74.9 million, or 9.1% of total revenues. In the fourth quarter of 1995, Hardee's announced its intention to reduce the work force at Hardee's corporate offices by 10% and recorded a $3.0 million provision for severance and other related costs. In 1994, Hardee's recognized a gain of $7.0 million on the curtailment of its qualified defined benefit pension plan, and changes in other employee benefits programs reduced expenses by $3.8 million.

     INTEREST EXPENSE

     Interest expense decreased to $7.0 million in 1996 as compared to approximately $14.0 million in 1995 primarily as the result of levels of borrowings outstanding with its parent, Imasco Holdings and subsidiaries of Imasco Holdings' parent, Imasco Limited.

     OTHER EXPENSES (INCOME), NET

     Other expenses (income), net is comprised of management fees paid by Hardee's to its parent, Imasco Holdings, in 1996, 1995 and 1994 and a management fee received from FFM in 1996.

     IMPACT OF INFLATION

     Management recognizes that inflation has an impact on food, construction, occupancy, labor and benefit costs, all of which can significantly affect CKE's operations. Historically, CKE has been able to pass any higher costs due to these inflationary factors along to its customers because those factors have impacted nearly all restaurant companies. During fiscal 1997 and fiscal 1996, however, management has emphasized cost controls rather than price increases, given the competitive pressure within the quick-service restaurant industry.

LIQUIDITY AND CAPITAL RESOURCES

     For the 16-week period ended May 19, 1997, CKE generated cash flows from operating activities of $19.1 million, compared with $15.8 million for the same period of the prior year. This increase was primarily due to increased sales levels and increased operating margins in CKE's Carl's Jr. restaurants. Cash and cash equivalents in the current period decreased $11.6 million from January 27, 1997, as CKE used cash flows from operations to fund capital additions of approximately $14.4 million, to fund CKE's long-term investment in Checkers, to reduce CKE's capital lease obligations by $1.2 million, to pay dividends to its stockholders of approximately $1.3 million, and to reduce CKE's bank overdraft by $3.0 million. The decrease in cash and cash equivalents was partially offset by cash generated from collections on notes receivable and related party receivables of approximately $4.2 million and the exercise of stock options which generated approximately $1.4 million. Total cash and cash equivalents available to CKE as of May 19, 1997 was $28.8 million, which included $0.6 million invested in marketable securities.

     CKE's existing credit facility (the "Current Credit Facility") consists of
(i) a revolving credit facility for working capital and other general corporate purposes, under the terms of which CKE may borrow from time to time up to $30.0 million (including a letter of credit subfacility of up to $20.0 million), and
(ii) a revolving credit facility for the purpose of financing investments in and acquisitions of other companies, under the terms of which CKE may borrow from time to time up to $25.0 million. As of May 19, 1997, no borrowings remained outstanding under the Current Credit Facility, and CKE was in compliance with all financial covenants contained therein. The Current Credit Facility will be replaced by the New Credit Facility prior to or concurrently with the Closing of this offering and the Acquisition.

     During the fourth quarter of fiscal 1997, CKE issued 4.3 million shares of its Common Stock at a public offering price of $19.08 per share. Proceeds from the offering, net of underwriting discounts and commissions and other related expenses, were $77.6 million and were used primarily to repay indebtedness.

     The Company's primary source of liquidity is its revenues from company-operated restaurants, which are generated in cash. Future capital needs will arise primarily for the construction of new restaurants, the remodeling of existing restaurants, the conversion of certain restaurants to the Carl's Jr./Green Burrito dual-brand concept and capital expenditures expected to be incurred in connection with the Company's integration of Hardee's. The Company plans to open 30 new Carl's Jr. restaurants in fiscal 1998 and is evaluating opening additional Taco Bueno restaurants in its existing markets in fiscal 1998. During fiscal 1998, the Company also expects to continue to remodel the remaining company-operated Carl's Jr. restaurants and to convert up to 60 Carl's Jr. locations into Carl's Jr./Green Burrito units.


     The Company believes that cash generated from its various restaurant concept operations and cash and cash equivalents and marketable securities on hand as of May 19, 1997 and borrowings to be available under the New Credit Facility will be sufficient to satisfy the Company's capital spending requirements for at least the next 12 months. If those sources of capital are insufficient to satisfy the Company's capital spending and working capital requirements, or if the Company determines to make any other significant acquisitions of or investments in other businesses, the Company may be required to sell additional equity or debt securities or obtain additional credit facilities, although there can be no assurance that the Company would be able to do so. The sales, if any, of additional equity or convertible debt securities could result in additional dilution to the Company's stockholders.

                                    BUSINESS

OVERVIEW

     Upon the consummation of the Acquisition, the Company will own, operate, franchise and license 4,082 branded restaurant units in the United States and abroad. The Company is principally engaged in the quick-service restaurant segment, in which the Company's branded units will include 3,856 hamburger restaurants and 107 Mexican restaurants. Upon the consummation of the Acquisition, the Company will own the following quick-service restaurant brands:

     - CARL'S JR. -- Carl's Jr., was founded in 1956 and is the nation's seventh largest quick-service hamburger restaurant chain, based on system-wide sales, with a leading market presence in California. The Carl's Jr. menu features several charbroiled hamburgers and chicken sandwiches, including the Famous Star, Western Bacon Cheeseburger, Super Star, Charbroiler Chicken Sandwiches, and Crispy Chicken Sandwiches. Carl's Jr. charbroiled hamburgers, chicken sandwiches and other signature items are generally made-to-order, meet exacting quality standards, are offered in generous portions and have a strong reputation for quality and taste. CKE believes that its focus on customer service, superior food quality and taste and generous portions enables Carl's Jr. restaurants to maintain a strong price-value image with its customers. As of May 19, 1997, the Carl's Jr. system included 678 restaurants, of which 421 were operated by CKE and 257 were operated by CKE's franchisees and licensees.


     - HARDEE'S -- Hardee's was founded in 1961 and is the nation's fourth largest quick-service hamburger restaurant chain, based on system-wide sales, with a leading market presence in the Southeastern and Midwestern United States. Hardee's strength is in its breakfast menu, which generates approximately 30% of its overall revenues, one of the highest percentages in the quick-service hamburger industry. Hardee's breakfast menu features made from scratch biscuits, biscuit breakfast sandwiches and items such as hash rounds and breakfast platters. The current Hardee's lunch and dinner menu includes hamburgers, fried chicken and other products. Management intends to improve Hardee's menu by streamlining its product offerings and adding certain Carl's Jr. lunch and dinner menu items to its strong breakfast menu. As of March 31, 1997, the Hardee's system included 3,152 restaurants, of which 788 were operated by Hardee's and 2,364 were operated by Hardee's franchisees and licensees.


     - TACO BUENO -- The Company owns and operates 107 Taco Bueno quick-service Mexican restaurants located in Texas and Oklahoma. Taco Bueno seeks to differentiate itself from its principal competitors by offering a diverse menu featuring generous portions of freshly prepared, high quality food items. In addition to typical quick-service Mexican offerings, such as burritos, tacos, tostadas and combination meals, Taco Bueno features a number of signature menu items such as its Chicken Taco Salad and Mucho Burrito platter.

BUSINESS STRATEGY

     After an extended period of growth, CKE made certain strategic decisions in the early 1990s which adversely impacted sales and profitability. Beginning in October 1994, CKE hired a new management team which implemented a variety of strategic and operational programs designed to revitalize the Carl's Jr. brand operations and improve its financial results. Since then, CKE has experienced significant increases in revenues, restaurant-level margins and net income. For the past two fiscal years, Carl's Jr. has reported quarter-over-quarter increases in company-operated restaurant revenues and restaurant-level margins and CKE has reported quarter-over-quarter growth in net income and earnings per share. CKE believes these results are directly related to its renewed customer focus and the implementation of its management practices.

     Customer Focus. CKE believes its ability to deliver high quality food to customers with superior service in clean and friendly restaurant environments has been central to its operating success. The Company's Carl's Jr. restaurants are leaders in the quick-service hamburger restaurant industry in the critical categories of quality, service and cleanliness.

     - High Quality Food. CKE seeks to differentiate itself by providing higher quality and better tasting food than its competitors. Within each restaurant concept, the menus feature generous portions of freshly prepared food items that appeal to a broad audience. CKE emphasizes its signature menu items and manages the total number of menu items offered at its restaurants in order to establish clear brand identities and maintain operational efficiencies.

     - Superior Service. CKE provides a level of customer service which it believes has helped it establish a higher level of customer satisfaction than its competitors. In its Carl's Jr. restaurants, the Company provides partial table service as a means of both minimizing the customer wait time at its counters and of ensuring that customers are satisfied with their made-to-order sandwiches. By taking orders at the counter and then having a waitperson deliver the prepared foods to the customers at their tables, Carl's Jr. provides a final customer service contact point to assure that customers have what they need to enjoy their dining experience. In addition, the Company has installed timers in its Carl's Jr. restaurants and drive-thru windows in order to manage the speed of delivery and maintain Carl's Jr.'s reputation for being able to deliver quality products in a timely, efficient and customer-friendly manner.

     - Clean and Friendly Environment. CKE strives to offer a pleasant, customer-friendly environment at its restaurants by providing attractive, updated restaurant decors and by emphasizing cleanliness in all areas of its operations. CKE believes that its restaurants' designs increase the consumer awareness of its restaurant brands by providing distinct atmospheres at its various restaurant concepts. Further, through regular maintenance and periodic remodeling CKE continually seeks to enhance the customer dining experience by keeping its restaurants clean and pleasant. Within the past two years, CKE has remodeled over half of its company-operated Carl's Jr. restaurants, and currently plans to complete the remodeling of substantially all of its company-operated Carl's Jr. restaurants by early 1998.

     Management Practices. CKE's management team has developed and implemented a series of management practices which have revitalized the Carl's Jr. brand and increased its sales and profitability. Management believes that many of the practices and policies that contributed to achieving the sales increase, operational efficiencies and margin improvements at Carl's Jr., can be applied to other quick-service restaurant concepts. The key elements of these management practices are:

     - Restaurant Management. CKE has developed food, labor and customer service management practices and reporting mechanisms that allow management to effectively monitor restaurant-level operations, benchmark restaurant performance statistics, and communicate best-practices across its restaurant concepts. Management supports these practices through the use of restaurant-level incentive and bonus programs oriented towards motivating restaurant-level employees. Through these incentive and bonus programs as well as through traditional recognition programs, CKE believes this fosters an environment where employees are encouraged to share their ideas and cost saving suggestions with management.

     - Brand Management. CKE aggressively promotes and enhances its brand awareness through innovative advertising. In early 1995, CKE discontinued its value pricing strategy for Carl's Jr. and focused its advertising programs on building the Carl's Jr. brand by emphasizing the key differentiating attributes of its concept. Further, CKE's advertising typically highlights the core product offerings of its various restaurant concepts, with an emphasis on the premium quality and generous portions offered. This high-quality brand image is further reinforced through CKE's active image enhancement program including the regular maintenance and periodic remodeling of its restaurant facilities. CKE believes that the combination of these practices produces a high quality brand image which builds brand value over time.

     - Cost Management. CKE is committed to controlling costs at each level of its operations. CKE believes it can continue to leverage its corporate infrastructure and achieve additional synergies in purchasing, information systems, finance and accounting, benefits and human resource management across its restaurant concepts.

     The success of the implementation of these management practices is best exemplified by the recent increases in Carl's Jr.'s same-store sales, operating margins and profitability. Carl's Jr.'s company-operated same-store sales increased by 10.7% in fiscal 1997 and have increased for each of the last eight consecutive quarters. In addition, Carl's Jr. company-operated restaurant-level margins have increased from 17.6% of revenues in fiscal 1995 to 21.9% of revenues in fiscal 1997 and to 23.0% in the first quarter of fiscal 1998. The Company has also implemented many of these practices at the 26 Rally's locations that it is operating. In the first seven months of its operating agreement with Rally's, the Company has improved restaurant-level margins at these locations from 4.9% of revenues to 11.4% of revenues. These management practices have also contributed to the operating improvements that have occurred at Taco Bueno. In the past year, Taco Bueno's same-store sales increased by 7.9% and the Company significantly reduced Taco Bueno's corporate overhead. In the first quarter of fiscal 1998, Taco Bueno's same-store sales increased by 8.0%, contributing to restaurant-level margins of 23.1%.

     The Company believes that these management practices can be implemented to successfully improve the financial performance of Hardee's. However, there can be no assurance that these management practices can be successfully applied to Hardee's or that the implementation of such practices will improve the financial performance of Hardee's.

THE HARDEE'S ACQUISITION

     Hardee's was founded in 1961 and has grown over the past 36 years to become the nation's fourth largest quick-service hamburger restaurant chain based on system-wide sales, with a leading market presence in the Southeastern and Midwestern United States. As of March 31 1997, the Hardee's system included 3,152 restaurants, of which 788 were operated by Hardee's and 2,364 were operated by Hardee's franchisees and licensees. For the year ended December 31, 1996, Hardee's had system-wide sales of approximately $3.1 billion and revenues of $645.4 million from company-operated restaurants open and operating as of December 31, 1996. On April 27, 1997, CKE entered into the Stock Purchase Agreement to acquire Hardee's for a purchase price of $327.0 million, subject to certain adjustments. See "The Acquisition."

     CKE believes that the Acquisition of Hardee's provides it with a unique opportunity to significantly expand the scope of its operations and to become one of the leading nationwide operators of quick-service hamburger restaurants. However, in recent years Hardee's has experienced operating difficulties, the effect of which was compounded by increased competition in the industry. These difficulties have resulted in declining system-wide revenues and same-store sales over the past three years. Further, and partly as a result of declining unit revenues, restaurant-level margins at Hardee's have declined from 14.3% of revenues from company-operated restaurants for the year ended December 31, 1994 to 5.2% of revenues from company-operated restaurants for the year ended December 31, 1996. As a consequence, operating income declined from a reported $91.6 million profit for the year ended December 31, 1994 to a $17.8 million loss for the year ended December 31, 1996. See Note 21 of Notes to Hardee's Combined Annual Financial Statements.

     Despite Hardee's poor recent performance, the Company believes that there is significant value in Hardee's and CKE's complementary geographic markets and relative menu strengths, Hardee's significant market presence in many of its existing markets and Hardee's established brand name. CKE believes that it can meaningfully improve the same-store sales trends and profitability levels at Hardee's and has developed a plan to integrate Hardee's into the Company and improve its operations by implementing the strategies which it has used to improve the operations of its Carl's Jr. restaurants. The key elements of these strategies are as follows:

     Improve Food Quality. While Hardee's has been successful at promoting its breakfast menu, which generates approximately 30% of its overall revenues, its lunch and dinner business has suffered from the lack of core products and poorly received new product offerings. The Company intends to remedy this through the introduction of its higher quality Carl's Jr. products, including the use of its charbroiling cooking method, into the Hardee's brand restaurants. In addition, the Company intends to simplify and complement Hardee's menu offerings and better define its core products.

     Enhance Service Quality. Research indicates that Hardee's fares poorly in customer ratings of service. To address this situation, the Company will selectively utilize certain policies it has successfully implemented at its Carl's Jr. restaurants to improve the quality of service.

     Update Restaurant Facilities. The Company intends to accelerate a program initiated by Hardee's to remodel all of its company-operated restaurants over the next three years. The remodeling will include new signage and menu boards and new exterior and interior improvements.

     Implement CKE Management Practices. The Company intends to restructure the field management organization of Hardee's, including the selective introduction of CKE management personnel. The Company believes there is a significant opportunity to improve restaurant-level margins, which are lower than restaurant-level margins at Carl's Jr. company-operated restaurants, by implementing labor scheduling management practices and incentive and bonus programs similar those in place at Carl's Jr. Further, the Company is currently developing a means of integrating Hardee's point of sales systems into its Carl's Jr. reporting system so that restaurants can be managed in the same manner that has proven successful at Carl's Jr.

     Leverage Brand Recognition. With over 36 years of operations, Hardee's has a well-known brand name in its principal markets and is recognized for its consistent, high-quality breakfast offerings. The Company has identified two test markets where it intends to test the format of a combined Hardee's breakfast menu and Carl's Jr. lunch and dinner menu, which includes the introduction of the Carl's Jr. brand name. As part of its introduction of Carl's Jr. higher quality lunch and dinner menu items, the Company intends to launch a concurrent image oriented advertising campaign.

     Manage Costs. The Company has prepared a comprehensive plan for the reorganization of Hardee's management which includes a significant reduction in headcount and rationalization of corporate services. However, there can be no assurance that the Company's plan will result in any cost savings.


     In addition, the Company has identified up to 114 underperforming restaurants that it intends to sell or franchise subsequent to the Closing to an independent third party for a purchase price of approximately the net book value of those restaurants, and to provide to such purchaser up to $25.0 million in credit facilities for working capital, subsequent to the Closing. These restaurants generated revenues of $74.2 million and operating losses of approximately $13.0 million in 1996 and revenues of $18.0 million and operating losses of $2.8 million for the three months ended March 31, 1997. See "Risk Factors -- Uncertainties Related to the Acquisition."


GROWTH STRATEGY

     The Company is currently pursuing a strategy of growth and expansion through: (i) increasing sales and profitability at its existing and newly-acquired restaurants, (ii) opening both company-operated and franchised restaurants in existing and new markets, and (iii) acquisitions and investments in similar concepts to create new avenues for growth.

     Increasing Restaurant Sales and Profitability. The Company believes it can increase customer traffic, restaurant sales and profitability by continuing to dual-brand its restaurant concepts and completing its planned remodeling and image enhancement programs. The Company also seeks to aggressively enhance customer awareness and drive incremental restaurant sales by continuing its advertising campaign with innovative television commercials emphasizing its brands and quality products.

          - Dual Branding. Dual-branding remains an important vehicle for driving sales growth through the Company's established restaurant sites. By offering customers an additional, distinct concept and a separate menu at a single restaurant location, the Company believes it both attracts new customers to its restaurants and increases the frequency of its existing customers' visits to the converted sites. Post-conversion revenues in the 16 weeks ended May 19, 1997 for the 49 company-operated Carl's Jr./Green Burrito dual-brand restaurants operating less than a year were approximately 17% higher than same-store sales in the comparable prior year period. The Company plans to aggressively continue the dual-branding of its Carl's Jr. restaurants with Green Burrito and plans to convert approximately 60 additional restaurants per year to that format over the next four years. In addition, the Company is evaluating other avenues for dual-branding among its other restaurant brands, such as introducing the Carl's Jr. brand into the Company's Taco Bueno restaurants.

          - Remodeling. The Company plans to complete its Carl's Jr. remodeling programs in early 1998. In accordance with the Company's franchise agreements, the Company's Carl's Jr. franchisees have until August 1999 to remodel their restaurants. Company-operated Carl's Jr. restaurants remodeled as of January 27, 1997 have experienced same-store sales increases of approximately 12%. The Company is also in the process of enhancing the Taco Bueno brand image with new signage and menu boards and is considering a more extensive remodeling program.

          - Advertising. The Company has developed image oriented marketing campaigns to enhance customer awareness and drive incremental restaurant sales. Based upon the success of its Carl's Jr. advertising campaign, most of the Company's Carl's Jr. franchisees have agreed to increase their contributions for marketing and advertising, and the Company plans to partially match such contributions. Since the start of this innovative advertising campaign, Carl's Jr. has experienced seven consecutive quarterly increases in company-operated same-store sales. The Company plans to continue its advertising through innovative television commercials that emphasize its brands and its quality products.

     Opening New Restaurants. The Company intends to continue its Carl's Jr. expansion program by opening new restaurants in both traditional, freestanding structures and alternative formats. Although a significant portion of management's time and capital is expected to be devoted to integrating Hardee's into the Company's existing operations, the Company anticipates that it will open up to 30 new Carl's Jr. restaurants in fiscal 1998. In addition, the Company will be actively pursuing franchise and licensing opportunities for all of its brands. The Company presently anticipates that its franchisees and licensees will open up to 15 new Carl's Jr. restaurants during fiscal 1998.

     Acquisitions and Investments. The Company has completed or announced several acquisitions and investments in other restaurant companies over the past year. While the Company is not currently contemplating any significant additional acquisitions or investments, it will continue to evaluate opportunities to expand its operations.

CARL'S JR.

     Concept. The Company believes that its Carl's Jr. restaurants' superior food quality, diverse menu and attentive customer service differentiate the Company from its competitors and are critical to its success. Unlike many quick-service restaurants which emphasize lower prices, Carl's Jr. restaurants focus on offering customers a higher quality dining experience at a reasonable price. Carl's Jr. charbroiled hamburgers, chicken sandwiches and signature items are generally made-to-order, meet exacting quality standards and are offered in generous portions. Carl's Jr.'s menu features freshly prepared food items that appeal to a broad audience. By providing partial table service, unlimited drink refills and an attractive restaurant decor, Carl's Jr. restaurants offer a pleasant, customer-friendly environment. The Company believes that its focus on customers and customer service, superior food quality and generous portions enables the Carl's Jr. restaurants to maintain a strong price-value image with its customers.

     Menu and Restaurant Design. Carl's Jr. restaurants offer a variety of products that have a strong reputation for quality and taste. The Carl's Jr. menu is relatively uniform throughout the chain and features several charbroiled hamburgers and chicken sandwiches, including the Famous Star, Western Bacon Cheeseburger, Super Star, Charbroiler Chicken Sandwiches and Crispy Chicken Sandwiches. Other entrees include a fish sandwich, baked potatoes and prepackaged salads. Side orders, such as french fries, onion rings and fried zucchini, are also offered. Most restaurants also have a breakfast menu including eggs, bacon, sausage, French Toast Dips(R), the Sunrise Sandwich(R) and a breakfast burrito. In addition, the restaurants sell a variety of promotional products on a limited basis. The Company was also among the first to offer self-service salad bars and all-you-can-drink beverage bars.

     Most Carl's Jr. restaurants are freestanding, ranging in size from 2,500 to 4,000 square feet, with a seating capacity of 65 to 115 persons and drive-thru facilities. Some restaurants are located in shopping malls and other in-line facilities. Currently, several building designs and floor plans are in use system-wide, depending upon operational needs, local zoning requirements and real estate availability.

     The Company is currently remodeling its Carl's Jr. restaurants to provide them with a fresh, contemporary look. Exterior improvements include brighter colors, red awnings and a large, tilted Happy Star logo. The new interiors feature the same bright colors, food murals, display cases for salads and desserts and accent lighting throughout the dining area. The Company believes that its new restaurant design will further increase the consumer's awareness of the Carl's Jr. brand.

     Operations. The Company strives to maintain high standards in all materials used by its restaurants, as well as the operations related to food preparation, service and cleanliness. Hamburgers and chicken sandwiches at Carl's Jr. restaurants are generally prepared or assembled after the customer has placed an order and are served promptly. Hamburger patties and chicken breasts are charbroiled in a gas-fired double broiler that sears the meat on both sides. The meat is conveyed through the broiler automatically to maintain uniform heating and cooking time.

     Each company-operated Carl's Jr. restaurant is operated by a manager who has received nine to 13 weeks of management training. This training program involves a combination of classroom instruction and on-the-job training in specially designated training restaurants. Other restaurant employees are trained by the restaurant manager in accordance with Company guidelines. Restaurant managers are supervised by district managers, each of whom is responsible for 11 to 14 restaurants. Approximately 35 district managers are under the supervision of four regional vice presidents, all of whom regularly inspect the operations in their respective districts and regions.

     Green Burrito Development Agreement. Dual-branding is an emerging concept in the quick-service restaurant industry that allows a single restaurant to offer consumers two distinct brand menus. In May 1995, the Company entered into a five-year agreement with GB Foods Corporation, the operator and franchisor of The Green Burrito quick-service Mexican food concept ("GB Foods"), to offer the Green Burrito as a second brand menu at selected Carl's Jr. locations. The Company believes that Green Burrito's position in the popular Mexican food segment and its dinner menu orientation complement the Carl's Jr. menu. Customers of the Carl's Jr./Green Burrito dual-brand restaurants are able to order items from both the Carl's Jr. menu board and the Green Burrito menu board from the same counter and both menus are available to customers utilizing the drive-thru. The Green Burrito menu offered at the dual-brand restaurants features a broad range of traditional Mexican food items, including burritos, tostadas, enchiladas, tacquitos and nachos. A variety of condiments such as jalapeno peppers, hot sauce and mild and hot salsa are available at self-serve salsa bars so that customers can spice and garnish their meals according to individual taste. The Company believes that this dual-branding program has attracted new customers while increasing the frequency of customer visits at converted restaurants.

     In order to convert an existing Carl's Jr. restaurant to a Carl's Jr./Green Burrito restaurant, the additional equipment necessary to offer the Green Burrito menu is added to the Carl's Jr. restaurant, as well as new menu boards and new signage, both inside and outside, indicating the offering of both brands. In most cases, changes to the seating area or other parts of the physical structure of the restaurant are unnecessary.

     The Company's agreement with GB Foods initially provided for the conversion of 140 Carl's Jr. restaurants to Carl's Jr./Green Burrito dual-brand restaurants by July 2000. The original agreement was modified in February 1997 to provide for the conversion of a minimum of 60 restaurants per year to dual-brand locations for each of the next four years. The Company is required to pay an initial franchise fee for each store opened and remit royalties on Green Burrito food sales to GB Foods. At the end of fiscal 1996, the Company elected to sub-franchise, and recently began offering, the Carl's Jr./Green Burrito dual-brand to its franchise community. There are currently five franchised Carl's Jr. restaurants which have been converted to the Carl's Jr./Green Burrito concept. The Company will receive a portion of the fee for each franchise conversion and royalties from its franchisees' Green Burrito food sales.

     Franchised and Licensed Operations. The Company's franchise strategy is designed to further the development of the Carl's Jr. chain and reduce the total capital required of the Company for development of new Carl's Jr. restaurants. Franchise arrangements with Carl's Jr. franchisees, who operate in Arizona, California, Hawaii, Nevada, Oregon and Utah, generally provide for initial fees and continuing royalty payments to the Company based upon a percentage of sales. Additionally, most franchisees purchase food, paper and other supplies from the Company. Franchisees may also be obligated to remit lease payments for the use of company-owned or leased restaurant facilities and to pay related occupancy costs, which include maintenance, insurance and property taxes. The Company also plans to continue to pursue non-traditional franchise development opportunities through innovative formats, including gasoline stations, convenience stores and institutional food service outlets.

     The Company's franchising philosophy is such that only candidates with appropriate experience are considered for the program. Specific net worth and liquidity requirements must also be satisfied. Area development agreements generally require franchisees to open a specified number of Carl's Jr. restaurants in a designated geographic area within a specified time period.

     As of May 19, 1997, 257 Carl's Jr. restaurants were operated by the Company's franchisees and licensees. The majority of the Company's franchisees own more than one restaurant, with 13 franchisees owning seven or more restaurants. The Company presently anticipates that its franchisees and licensees will open up to 15 new Carl's Jr. restaurants during fiscal 1998.

     To expand the Carl's Jr. presence internationally, the Company entered into nine exclusive licensing agreements that allow the Carl's Jr. licensees to use the Carl's Jr. name and trademarks and provide for initial fees and continuing royalties based upon a percent of sales. As of May 19, 1997, there were 29 licensed restaurants in operation, most of which are located in Mexico and the Pacific Rim. Royalties from the Company's licensing agreements were not material in fiscal 1997, 1996 or 1995.

TACO BUENO

     The Company currently owns and operates 107 Taco Bueno quick-service Mexican restaurants located in Texas and Oklahoma. The Taco Bueno restaurants are operated by Casa Bonita, which was acquired by the Company in October 1996. Taco Bueno seeks to differentiate itself from its principal competitors by offering a diverse menu featuring generous portions of freshly prepared, high quality food items. In addition to typical quick-service Mexican offerings, such as burritos, tacos, tostadas and combination meals, Taco Bueno features a number of signature menu items such as its Chicken Taco Salad and Mucho Burrito Platter. Taco Bueno's Mexican platters include taco and burrito platters, beef and chicken taco salads and nacho platters, each of which are accompanied by rice, beans, freshly prepared guacamole and chips. The restaurants also feature a salsa bar which includes sliced jalapenos, diced onions, pico de gallo, and hot sauce.

     Taco Bueno restaurants generally feature a "Santa Fe/Pueblo" architecture and exterior decor, which is designed to increase visibility and consumer recognition, and generally range in size from 2,400 square feet to 3,200 square feet. Restaurant interiors include wooden tables and chairs, booth seating, stucco walls, warm colors and a southwestern theme, all of which are intended to create a distinctive atmosphere. The Company is also in the process of enhancing the Taco Bueno brand image with new signage and menu boards and is considering a more extensive remodeling program.

     The Company's strategy with respect to its Taco Bueno concept is to increase its market share and competitive presence in existing markets. The Company believes that the growing popularity of Mexican food and the relatively few national or regional Mexican quick-service restaurant chains provide a significant opportunity to expand the Taco Bueno concept within its core markets in the areas of Dallas/Ft. Worth, Tulsa and Oklahoma City and to enter into new markets. The Company is evaluating opening additional Taco Bueno restaurants in its existing markets during fiscal 1998. The Company may franchise the Taco Bueno concept and is considering dual-branding certain of its Taco Bueno restaurants with other quick-service restaurant concepts.

INVESTMENTS IN OTHER RESTAURANT CONCEPTS

     The Company has selectively acquired or invested in other restaurant concepts as follows:

     Rally's. Rally's operates and franchises the Rally's Hamburgers double drive-thru quick-service hamburger restaurant concept. As of March 30, 1997, there were approximately 469 Rally's restaurants operating in 19 states, primarily in the Midwest and the Sunbelt, of which 214 were owned and operated by

Rally's, 229 were operated by its franchisees and 26 were operated by the Company. The Company and Rally's entered into an operating agreement, effective in July 1996, pursuant to which Rally's retains ownership of the assets of such restaurants and receives a percentage of the restaurants' sales.

     The Company has invested $7.8 million in Rally's for an 18% interest in Rally's outstanding shares, and has the right to acquire an additional 2% interest. Since the time of the Company's initial investment in Rally's in April 1996, Rally's company-operated restaurant-level margins have improved to 24.1% for the quarter ended March 31, 1997 from 15.2% for the quarter ended March 31, 1996.

     Checkers. Checkers operates and franchises the Checkers Drive-In Restaurants double drive-through quick-service hamburger restaurant concept. As of March 24, 1997, there were 477 Checkers restaurants operating in 23 states, of which 232 were operated by Checkers or its joint ventures and 245 were operated by franchisees. The Company has invested $14.1 million in Checkers for approximately 10% of Checkers' outstanding common shares, and has the right to acquire shares of common stock representing an additional 12% of Checkers' outstanding shares. The Company also holds $6.9 million aggregate principal amount of Checkers' senior secured debt net of related discount.


     Summit. Summit, which was acquired by the Company in July 1996, operates three restaurant concepts: JB's Restaurant, a family dining chain of 74 company-operated and 21 franchised restaurants; 16 HomeTown Buffet restaurants, which are operated by Summit as a franchisee of HomeTown Buffet, Inc.; and six Galaxy Diners, a "50's style" casual theme restaurant. Since the Summit acquisition, the Company has determined that its principal focus is on the quick-serve segment of the restaurant industry as opposed to the family-dining segment in which Summit operates. As such, the Company is considering selling or otherwise disposing of all or a portion of Summit. However, the Company has not entered into any agreements providing for any such transaction and there can be no assurance that the Company will be able to sell or otherwise dispose of such assets for a financial gain, on favorable terms, in a timely manner or at all. Since completing the acquisition of Summit, the Company has eliminated a substantial portion of Summit's corporate staff, resulting in reduced general and administrative expenses. In addition, the Company has closed five JB's Restaurants. Summit's results of operations have not been material to the Company's overall operating performance since the date of acquisition.



     Boston Market. The Company continues to hold an interest in Boston West, which acquired the Company's Boston Market restaurant assets and operations in fiscal 1995 and is developing Boston Market stores in designated markets in California under an area development agreement with Boston Chicken, Inc., the franchisor of the Boston Market restaurant concept. As of May 19, 1997, Boston West operated 96 Boston Market stores located in Southern California.


     See Notes 2 and 6 of Notes to CKE's Consolidated Financial Statements.

PURCHASING AND DISTRIBUTION

     CKE purchases most of the primary food products and packaging supplies used in the Carl's Jr. restaurant system and warehouses and distributes such items to both company-operated and franchised Carl's Jr. restaurants. Although not required to do so, substantially all of CKE's Carl's Jr. franchisees purchase most of their supplies from CKE. CKE is one of the few businesses in the quick-service restaurant industry that has elected not to outsource all of its distribution activities.

     The Company relies on third party distributors for its Taco Bueno restaurants and, pursuant to the anticipated terms of product supply and distribution agreements expected to be entered into at the Closing with FFM, FFM will provide exclusive supply and distribution services to Hardee's. See "The Acquisition -- Supply and Distribution Agreements."

     The Company believes its mature procurement process allows it to effectively manage food costs, provide adequate quantities of food and supplies at competitive prices, and generate revenues from franchisees by adding a nominal mark-up to cover direct costs and provide better overall service to its restaurants. The Company seeks competitive bids from suppliers on many of its food products, approves suppliers of those products and requires them to adhere to product specifications established by the Company. Whenever possible, the Company negotiates sole source contracts for particular products which tend to produce deeper discounts. In addition to the Company's supply and distribution agreements with FFM to be entered into at the Closing of the Acquisition, the Company operates a distribution center at its corporate headquarters in Anaheim, California and a smaller distribution facility in Manteca, California.

COMPETITION

     The food service industry is intensely competitive with respect to the quality and value of food products offered, concept, service, price, dining experience and location. The Company primarily competes with major restaurant chains, some of which dominate the quick-service restaurant industry, and also competes with a variety of other take-out food service companies and fast-food restaurants. The Company's competitors also include a variety of mid-price, full-service casual dining restaurants, health and nutrition-oriented restaurants, delicatessens and prepared food stores, as well as supermarkets and convenience stores. Many of the Company's competitors have substantially greater financial, marketing and other resources than the Company, which may give them certain competitive advantages. Certain of the major quick-service restaurant chains have increasingly offered selected food items and combination meals at discounted prices. In recent years, the Company's restaurant sales were adversely affected by aggressive promotions and price reductions by its competitors. Future changes in the pricing or other marketing strategies of one or more of the Company's competitors could have a material adverse effect on the Company's financial condition and results of operations. As the Company's competitors expand operations, competition can be expected to intensify. Such increased competition could have a material adverse effect on the Company's financial condition and results of operations. The Company also faces competition from other quick-service operators, retail chains, other companies and developers for desirable site locations, which may adversely affect the cost, implementation and timing of the Company's expansion plans.

TRADEMARKS AND SERVICE MARKS

     The Company owns numerous trademarks and service marks. The Company has registered many of those marks, including Carl's Jr., the Happy Star(R) logo, and proprietary names for a number of the Carl's Jr. and Taco Bueno menu items, with the United States Patent and Trademark Office. Upon the Acquisition, the Company will also acquire the Hardee's trademark and logo and proprietary names for a number of Hardee's menu items. The Company believes that its trademarks and service marks have significant value and play an important role in its marketing efforts. Green Burrito(R) is a registered trademark of GB Foods.

GOVERNMENT REGULATIONS

     Each company-operated and franchised restaurant must comply with regulations adopted by federal agencies and with licensing and other regulations enforced by state and local health, sanitation, safety, fire and other departments. In addition, these restaurants also must comply with federal and state environmental regulations, but those regulations have not had a material effect on the restaurants' operations. More stringent and varied requirements of local governmental bodies with respect to zoning, land use, and environmental factors can delay and sometimes prevent development of new restaurants and remodeling of existing restaurants in particular locations.

     The Company is also subject to federal laws and a substantial number of state laws regulating the offer and sale of franchises. Such laws impose registration and disclosure requirements on franchisors in the offer and sale of franchises and may also apply substantive standards to the relationship between franchisor and franchisee, including limitations on the ability of franchisors to terminate franchisees and alter franchise arrangements. The Company believes it is operating in substantial compliance with applicable laws and regulations governing its operations.

     The Company and its franchisees must comply with the Fair Labor Standards Act and various federal and state laws governing employment matters, such as minimum wages, overtime and other working conditions and citizenship requirements. Many of the Company's employees are paid hourly rates related to the federal and state minimum wage laws and accordingly, increases in the minimum wage increase the Company's labor cost. See "Risk Factors -- Government Regulation."

EMPLOYEES

     As of May 19, 1997, CKE employed approximately 20,000 persons, of whom approximately 18,600 were hourly restaurant, distribution or clerical employees and the remainder were managerial, salaried employees engaged in administrative and supervisory capacities. A majority of the hourly employees are employed on a part-time basis to provide service necessary during peak periods of restaurant operations. As of March 31, 1997, Hardee's employed approximately 28,800 persons, of whom approximately 25,800 were part-time employees. None of the Company's employees is currently covered by a collective bargaining agreement. The Company has never experienced a work stoppage attributable to labor disputes and believes its employee relations are good.

PROPERTIES


     Substantially all of the restaurants operated by CKE are located on properties which are leased from others. In addition, CKE leases and subleases certain properties to its franchisees. Hardee's owns the land and buildings occupied by 342 of its company-operated restaurants and leases the premises for the balance of its company-operated restaurants. The terms of the Company's leases or subleases vary in length and currently average 10 years. The expiration of these leases is not expected to have a material impact on the Company's operations in any particular year as the expiration dates are staggered over a number of years and many of the leases contain renewal options.


     CKE's corporate headquarters and primary distribution center, located in Anaheim, California, are leased and contain approximately 78,000 and 102,000 square feet, respectively. Hardee's owns its corporate headquarters facility in Rocky Mount, North Carolina.

LEGAL PROCEEDINGS

     Flagstar, which is Hardee's largest franchisee, has asserted claims that Hardee's has failed to satisfy certain contractual obligations under its license agreements with Flagstar. Flagstar notified Hardee's on March 19, 1997 that Flagstar is seeking to arbitrate certain claims against Hardee's. In its Demand for Arbitration, Flagstar alleges that Hardee's has breached certain contractual, fiduciary and statutory duties allegedly owed to Flagstar and seeks, among other remedies, a declaration relieving Flagstar from its obligations under the post-termination covenants against competition contained in its license agreements. Hardee's has advised the Company that it believes Flagstar's claims to be without merit and intends to vigorously defend them. There can be no assurance that Hardee's will achieve a favorable outcome in such arbitration proceeding or that the proceeding will not otherwise have a material adverse effect on the Company. See Note 20 of Notes to Hardee's Combined Annual Financial Statements.


     The Company is also from time to time the subject of complaints or litigation from customers alleging illness, injury or other food quality, health or operational concerns. Adverse publicity resulting from such allegations may materially adversely affect the Company and its restaurants, regardless of whether such allegations are valid or whether the Company is liable. The Company also is the subject of complaints or allegations from employees and franchisees from time to time. The Company believes that the lawsuits, claims and other legal matters to which it has become subject in the course of its business are not material to the Company's financial condition or results of operations, but an existing or future lawsuit or claim could result in an adverse decision against the Company that could have a material adverse effect on the Company's financial condition and results of operations. See "Risk Factors -- Risks Relating to Flagstar" and "-- Litigation."

                          DESCRIPTION OF CAPITAL STOCK



     The authorized capital stock of the Company consists of 50,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of May 19, 1997, there were (i) 33,444,420 shares of Common Stock outstanding, excluding 5,808,018 shares of Common Stock reserved for issuance under the Company's stock option plans, of which 3,055,053 shares were issuable upon the exercise of stock options outstanding as of May 19, 1997, and (ii) no shares of Preferred Stock outstanding.



COMMON STOCK



     The Company's Certificate of Incorporation provides for cumulative voting by holders of Common Stock in the election of directors. Holders of Common Stock are entitled to one vote per share with respect to all other matters as to which they are entitled to vote. Cumulative voting rights in the election of directors means that each holder of Common Stock is entitled at all elections of directors to as many votes as shall equal the number of votes that (except for the provision as to cumulative voting) he or she would be entitled to cast for the election of directors with respect to his or her shares of Common Stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as he or she may see fit. The Company's Board of Directors is divided into three classes, with each class currently consisting of three directors (although one such class currently has a vacancy). One class is elected at each annual meeting of stockholders for a term of three years to succeed those directors whose terms expire at that annual meeting. Cumulative voting, when combined with the Company's classified Board of Directors, may make it more difficult for a third party to gain control of the Board of Directors of the Company.



     Subject to preferences that may be applicable to any then outstanding Preferred Stock, the holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in all assets remaining after payment of or provision for liabilities of the Company and the liquidation preference, if any, of any then outstanding Preferred Stock. Holders of Common Stock have no preemptive rights and have no right to convert their Common Stock into any other securities.



PREFERRED STOCK



     The Board of Directors has the authority, without further action by the stockholders, to issue shares of Preferred Stock from time to time in one or more series and to fix the number of shares to be included in each series, the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions on such series, including but not limited to dividend rights, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences and to increase or decrease the number of shares of any such series. Although it presently has no intention to do so, the Board of Directors, without stockholder approval, could issue Preferred Stock with dividend, voting, conversion and other rights which could adversely affect the payment of dividends to, or the voting power or other rights of, the holders of Common Stock. The issuance of Preferred Stock may make it more difficult for a third party to gain control of the Company.



CERTAIN CHARTER PROVISIONS



     Certain of the provisions of the Company's Certificate of Incorporation and Bylaws will likely make it more difficult for another person or entity to effect certain business combinations with the Company or to take control of the Board of Directors of the Company. These provisions include, among others, (a) the establishment of a classified Board of Directors with staggered terms of office and the cumulative voting rights described above; (b) the requirement of a supermajority vote of stockholders to approve certain business combinations; (c) the elimination of the right of stockholders to call special meetings of stockholders or to act by written consent; (d) advance notice requirements for stockholder proposals and director nominations; (e) a provision that directors may be removed only for cause; and (f) a provision that a vacancy in any directorship, including a vacancy arising through an increase in the number of directors, may (unless the Board of Directors determines otherwise) be filled only by a majority of the remaining directors, even though less than a quorum, or by the sole remaining director. Any amendment or repeal of the provisions described in the preceding sentence (other than the provisions described in clause (d) above) must be approved by a majority of the directors then in office and by the affirmative vote of the holders of not less than 66 2/3% of the shares of Voting Stock (as defined in the Certificate of Incorporation) then outstanding. See "Risk Factors -- Anti-Takeover Provisions."



     The Company has elected in its Certificate of Incorporation not to be governed by Section 203 of the Delaware General Corporation Law, which limits the ability of a corporation to engage in certain "business combinations" (as defined in Section 203) with an "interested stockholder" (as defined in Section
203).



TRANSFER AGENT AND REGISTRAR



     The transfer agent and registrar for the Company's Common Stock is ChaseMellon Shareholder Services, L.L.C.


                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following description of certain existing and anticipated provisions of certain indebtedness of the Company does not purport to be complete, and is subject to, and is qualified in its entirety by reference to, the forms of such instruments, copies of which may be obtained as described under "Available Information."

NEW CREDIT FACILITY


     It is expected that the New Credit Facility will consist of (i) the $75.0 million Term Loan Facility and (ii) the $225.0 million Revolving Credit Facility. Principal repayments under the Term Loan Facility are expected to be due in equal quarterly installments of $3.75 million, commencing on October 15, 1997 and continuing thereafter until the final maturity of the New Credit Facility in July 2002. The Company will be required to repay borrowings under the New Credit Facility with the proceeds from certain asset sales (unless the net proceeds of such sales are reinvested in the Company's business), from the issuance of certain equity securities or from the issuance of additional indebtedness. The Revolving Credit Facility is expected to be available for working capital and other general corporate purposes, including permitted acquisitions, and any outstanding amounts thereunder will become due in July 2002. The New Credit Facility is expected to become effective prior to or concurrently with the consummation of this offering and the Acquisition. The Company anticipates that, on the date the New Credit Facility becomes effective, the Current Credit Facility will be terminated. See "The
Acquisition -- Financing." It is expected that, at the Company's option, the interest rate per annum applicable to the New Credit Facility will either be (i) the higher of (A) Morgan Guaranty Trust Company's base rate, as announced from time to time, or (B) the Federal Funds Rate plus 0.50%, or (ii) LIBOR plus a margin (1.375% initially), with margin adjustments dependent on the Company's ratio of total debt to EBITDA from time to time.



     It is expected that borrowings and other obligations of the Company under the New Credit Facility will be general unsubordinated obligations of the Company and secured by a pledge of the capital stock of certain of the Company's present and future subsidiaries, which subsidiaries will also guarantee such borrowings and other obligations, and will also be secured by certain franchise rights, accounts receivable, contract rights, general intangibles (including trademarks) and other assets of the Company and such subsidiaries. The Company expects that the New Credit Facility will contain a number of significant covenants that, among other things, will (i) restrict the ability of the Company and its subsidiaries to incur additional indebtedness and incur liens on their assets, in each case subject to specified exceptions, (ii) impose specified financial tests as a precondition to the Company's and its subsidiaries' acquisition of other businesses and (iii) limit the Company and its subsidiaries from making capital expenditures and certain restricted payments (including dividends and repurchases of stock), subject in certain circumstances to specified financial tests. In addition, the Company expects to be required to comply with specified financial ratios and tests, including minimum EBITDA requirements, minimum interest coverage and fixed charge coverage ratios, a minimum consolidated tangible net worth requirement and maximum leverage ratios.

     The Company expects that the New Credit Facility will contain customary events of default, including a default triggered by a default in the payment of other material outstanding indebtedness which permits the acceleration thereof, a change of control of the Company (including the acquisition by any person or persons acting in concert of 20% or more of the combined voting power of all of the Company's voting stock), or any settlement, arbitration or award entered into in connection with any arbitration proceeding with Flagstar requiring the Company to pay more than $50.0 million. See "Risk Factors -- Risks Relating to Flagstar." It is expected that upon the occurrence of an event of default, the lenders who are parties to the New Credit Facility would be able to declare all borrowings under the New Credit Facility to be due and payable. Upon the occurrence of an event of default triggered by certain events of bankruptcy, insolvency or reorganization, such borrowings would immediately become due and payable. It is also expected that upon any event of default or any such acceleration, the lenders would also be able to seek to liquidate the collateral pledged as security for the New Credit Facility and enforce the related subsidiary guarantees.


THE SUBORDINATED NOTE


     Pursuant to the Stock Purchase Agreement, CKE may elect to pay a portion of the Purchase Price equal to the difference between $150.0 million and the net proceeds of this offering, but not more than $50.0 million, in the form of the Subordinated Note. If the Subordinated Note is issued, CKE and Imasco Holdings will enter into a Registration Rights Agreement, which will provide for the registration of the Subordinated Note and the shares of Common Stock issuable upon conversion thereof under the Securities Act within 90 days after the Closing. The Company does not anticipate that the Subordinated Note will be issued in connection with the Acquisition.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The executive officers and directors of the Company are as follows:

         NAME              AGE                              POSITION
-----------------------    ---     ----------------------------------------------------------
William P. Foley II        52      Chairman of the Board, Chief Executive Officer and
                                   Director
C. Thomas Thompson         47      President and Chief Operating Officer
Rory J. Murphy             49      Executive Vice President, Restaurant Operations
Carl A. Strunk             59      Executive Vice President, Chief Financial Officer
Andrew F. Puzder           46      Executive Vice President, General Counsel
Robert E. Wheaton          45      Executive Vice President
Loren C. Pannier           55      Senior Vice President, Investor Relations
Byron Allumbaugh           65      Director
Peter Churm                71      Director
Carl L. Karcher            48      Director
Carl N. Karcher            80      Chairman Emeritus and Director
Daniel D. (Ron) Lane       62      Vice Chairman of the Board and Director
W. Howard Lester           61      Director
Frank P. Willey            43      Director

     William P. Foley II became Chief Executive Officer in October 1994, Chairman of the Board of Directors in March 1994, and has served as a director since December 1993. Since 1981, Mr. Foley has been Chairman of the Board, President (until January 1995) and Chief Executive Officer of Fidelity, a company engaged in title insurance and related services. Mr. Foley is also a member of the Boards of Directors of Rally's, Checkers, DataWorks Corporation and Micro General Corporation.

     C. Thomas Thompson was appointed President and Chief Operating Officer in October 1994. Mr. Thompson has been a franchisee of the Company since 1984, and currently operates 15 Carl's Jr. Restaurants in the San Francisco Bay Area. Mr. Thompson also currently serves as Vice Chairman and Chief Executive Officer of Checkers. Mr. Thompson has more than 20 years of experience in the restaurant industry. He previously held positions with Jack-in-the-Box and Pacific Fresh Restaurants, a full-service restaurant chain in the Bay Area.

     Rory J. Murphy was appointed Executive Vice President, Restaurant Operations in June 1996, and had served as Senior Vice President, Restaurant Operations from February 1993 until June 1996. Mr. Murphy has been employed by the Company in various positions for 18 years.

     Carl A. Strunk was appointed Executive Vice President, Chief Financial Officer in February 1997. Mr. Strunk also serves as Executive Vice President, Chief Financial Officer for Fidelity and has been with Fidelity since 1992. Mr. Strunk previously served as President of Land Resources Corporation from 1986 to 1991. Mr. Strunk is a Certified Public Accountant and is also a member of the Board of Directors of Micro General Corporation.

     Andrew F. Puzder became Executive Vice President, General Counsel in February 1997. Mr. Puzder also serves as Executive Vice President, General Counsel for Fidelity. Mr. Puzder has been with Fidelity since January 1995. From March 1994 to December 1994, he was a partner with the law firm of Stradling, Yocca, Carlson & Rauth. Prior to that, he was a partner with the law firm of Lewis, D'Amato, Brisbois & Bisgard, from September 1991 through March 1994, and he was a partner of the Stolar Partnership from February 1984 through September 1991.

     Robert E. Wheaton became Executive Vice President in January 1996. Mr. Wheaton served as Vice President and Chief Financial Officer of Denny's Inc., a subsidiary of Flagstar Corporation, from April 1995 to

January 1996. From 1991 to 1995, Mr. Wheaton served as President and Chief Executive Officer, and from 1989 to 1991 as Vice President and Chief Financial Officer, of The Bekins Company.

     Loren C. Pannier was appointed Senior Vice President, Investor Relations in September 1996 and served as Senior Vice President, Purchasing/Distribution from January 1996 to September 1996. Mr. Pannier also served as Chief Financial Officer of the Company from 1980 to May 1995. Mr. Pannier has been a Senior Vice President since 1980, and he has been employed by the Company for 25 years.

     Byron Allumbaugh was elected as a director of CKE in December 1996. Mr. Allumbaugh retired as Chairman of the Board of Ralphs Grocery Store on January 31, 1997, where he held numerous management positions from 1958, serving as Chairman of the Board and Chief Executive Officer from 1976 to 1995, and Chairman of the Board from 1995 until his retirement. Currently a self-employed business consultant, Mr. Allumbaugh is also a member of the Boards of Directors of H. F. Ahmanson and Company, Automobile Club of Southern California, El Paso Energy Company, and Ultramar Diamond Shamrock Incorporated.

     Peter Churm was elected as a director of CKE in June 1979. Mr. Churm was Chairman of the Board of Furon Company, a publicly held diversified manufacturing company, from May 1980 through February 1992 and was President of that company for more than 16 years. Since February 1992, he has been Chairman Emeritus and a member of the Board of Directors of Furon Company. Mr. Churm is also a member of the Board of Directors of Diedrichs Coffee, Inc.

     Carl L. Karcher is the President of CLK, Inc., a franchisee of CKE. Mr. Karcher has been a franchisee of CKE since May 1985. For more than 17 years prior to that time, Mr. Karcher was employed by CKE in several capacities, including Vice President, Manufacturing and Distribution. Mr. Karcher first became a director in May 1992. Carl L. Karcher is Carl N. Karcher's son.

     Carl N. Karcher, the Company's founder, purchased his first hot dog stand on July 17, 1941 and has been developing CKE's concepts since that time. He first became a director of CKE in 1966 and has served as Chairman Emeritus since January 1994. He was Chairman of the Board of CKE until October 1993, and served as Chief Executive Officer until December 1992. Prior to 1980, he was President of CKE. Carl N. Karcher is Carl L. Karcher's father.

     Daniel D. (Ron) Lane was elected as a director of CKE in December 1993 and became Vice Chairman of the Board of CKE in October 1994. Since February 1983, he has been a principal, Chairman and Chief Executive Officer of Lane/Kuhn Pacific, Inc., a real estate development company. Mr. Lane is a director of Fidelity National Financial, Inc., and also serves as a director of Resort Income Investors, Inc.

     W. Howard Lester was elected as a director of CKE in January 1996. Mr. Lester became Chief Executive Officer of San Francisco based Williams-Sonoma, Inc., a retailer of kitchen and cooking supplies and equipment, in 1978 and Chairman of its Board in 1986. Mr. Lester also serves as a director of The Good Guys, Inc., Harold's Stores, Inc. and Il Fornaio America Corp.

     Frank P. Willey became President of Fidelity National Financial, Inc. in January 1995 and has been a director and Executive Vice President of Fidelity National Financial, Inc. since February 1984, and was General Counsel of Fidelity National Financial, Inc. from 1984 to January 1995. Mr. Willey also serves on the Boards of Directors of Southern Pacific Funding Corporation and Ugly Duckling Holdings, Inc.

               CERTAIN U.S. TAX CONSEQUENCES TO NON-U.S. HOLDERS

     The following is a general discussion of certain U.S. federal income and estate tax consequences of the ownership and disposition of Common Stock by a Non-U.S. Holder. For this purpose, a "Non-U.S. Holder" is any person who is, for United States federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign partnership or a foreign estate or trust. This discussion does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state and local consequences that may be relevant to such Non-U.S. Holders in light of their personal circumstances. Furthermore, this discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change. EACH PROSPECTIVE PURCHASER OF COMMON STOCK IS ADVISED TO CONSULT A TAX ADVISOR WITH RESPECT TO CURRENT AND POSSIBLE FUTURE TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF COMMON STOCK AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY U.S. STATE, MUNICIPALITY OR OTHER TAXING JURISDICTION.

DIVIDENDS

     Dividends paid to a Non-U.S. Holder of Common Stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

     Under current law, dividends paid to an address outside the United States are presumed to be paid to a resident of such country (unless the payor has knowledge to the contrary) for purposes of the withholding tax discussed above and, under the current interpretation of United States Treasury regulations, for purposes of determining the applicability of a tax treaty rate. Under proposed United States Treasury regulations not currently in effect, a Non-U.S. Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate (and avoid back-up withholding as discussed below) would be required to satisfy applicable certification and other requirements. Currently, certain certification and disclosure requirements must be complied with in order to be exempt from withholding under the effectively connected income exemption discussed above.

     A Non-U.S. Holder of Common Stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service (the "IRS").

GAIN ON DISPOSITION OF COMMON STOCK

     A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale or other disposition of Common Stock unless (i) the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, (ii) in the case of a Non-U.S. Holder who is an individual and holds the Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, or (iii) the Company is or has been a "U.S. real property holding corporation" for U.S. federal income tax purposes.

     The Company has not determined whether it is a "U.S. real property holding corporation" for federal income tax purposes. If the Company is or becomes a U.S. real property holding corporation, so long as the Common Stock continues to be regularly traded on an established securities market, only a Non-U.S. Holder who holds or held (at any time during the shorter of the five year period preceding the date of disposition or the holder's holding period) more than five percent of the Common Stock will be subject to U.S. federal income tax on the disposition of the Common Stock.

     An individual Non-U.S. Holder described in clause (i) above will be taxed on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in clause (ii) above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. capital losses (notwithstanding the fact that the individual is not considered a resident of the United States). If a Non-U.S. Holder that is a foreign corporation falls under clause (i) above, it will be taxed on its gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable income tax treaty.

FEDERAL ESTATE TAX

     Common Stock held by an individual Non-U.S. Holder at the time of death will be included in such holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     The Company must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

     Under current law, backup withholding (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish certain information under the U.S. information reporting requirements) generally will not apply to dividends paid to a Non-U.S. Holder at an address outside the United States (unless the payer has knowledge that the payee is a U.S. person). Under proposed United States Treasury regulations not currently in effect, however, a Non-U.S. Holder will be subject to back-up withholding unless applicable certification requirements are met.

     Payment of the proceeds of a sale of Common Stock by or through a U.S. office of a broker is subject to backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder, or otherwise establishes an exemption. In general, backup withholding and information reporting will not apply to a payment of the proceeds of a sale of Common Stock by or through a foreign office of a broker. If, however, such broker is, for U.S. federal income tax purposes, a U.S. person, a controlled foreign corporation, or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will be subject to information reporting, but not backup withholding, unless (i) such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or (ii) the beneficial owner otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

                                  UNDERWRITING

     Subject to the terms and conditions contained in a purchase agreement (the "U.S. Purchase Agreement"), the Company has agreed to sell to the U.S. Underwriters named below (the "U.S. Underwriters"), and the U.S. Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Alex. Brown & Sons Incorporated, Morgan Stanley & Co. Incorporated, Equitable Securities Corporation and Robertson, Stephens & Company LLC are acting as representatives (the "U.S. Representatives"), have severally agreed to purchase, the number of shares of Common Stock set forth opposite their respective names below.

                                                                         NUMBER
                                         UNDERWRITERS                   OF SHARES
                                                                        ---------
            Merrill Lynch, Pierce, Fenner & Smith
                         Incorporated.................................
            Alex. Brown & Sons Incorporated...........................
            Morgan Stanley & Co. Incorporated.........................
            Equitable Securities Corporation..........................
            Robertson, Stephens & Company LLC.........................

                                                                        ---------
                         Total........................................  5,800,000
                                                                        =========

     The Company has also entered into a purchase agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Agreements") with certain underwriters outside the United States and Canada (the "International Managers"), for whom Merrill Lynch International, Alex. Brown & Sons Incorporated, Morgan Stanley & Co. International Limited, Equitable Securities Corporation and Robertson, Stephens & Company LLC are acting as lead managers (the "International Representatives"). Subject to the terms and conditions set forth in the International Purchase Agreement, the Company has agreed to sell to the International Managers, and the International Mangers have severally agreed to purchase, an aggregate of 1,450,000 shares of Common Stock. The initial public offering price per share and the underwriting discount per share are identical under the U.S. Purchase Agreement and the International Purchase Agreement.

     In the U.S. Purchase Agreement and the International Purchase Agreement, the several U.S. Underwriters and the several International Managers (collectively, the "Underwriters"), respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to such Agreement if any of the shares of Common Stock being sold pursuant to such Agreement are purchased. The U.S. Purchase Agreement provides that in the event of a default by a U.S. Underwriter, the purchase commitments of the non-defaulting U.S. Underwriters may in certain circumstances be increased, and the International Purchase Agreement provides that, in the event of a default by an International Manager, the purchase commitments of the non-defaulting International Managers may in certain circumstances be increased. The closing with respect to the sale of the shares of Common Stock pursuant to the U.S. Purchase Agreement is a condition to the closing with respect to the sale of the shares of Common Stock pursuant to the International Purchase Agreement, and the closing with respect to the sale of the shares of Common Stock pursuant to the International Purchase Agreement is a condition to the closing with respect to the sale of the shares of Common Stock pursuant to the U.S. Purchase Agreement. In addition, the closing with respect to the sale of the shares of Common Stock pursuant to both of the Agreements is contingent upon the effectiveness of the New Credit Facility and the concurrent consummation of the Acquisition. See "The Acquisition."

     The U.S. Underwriters and the International Managers have entered into an intersyndicate agreement (the "Intersyndicate Agreement") which provides for the coordination of their activities. Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and the International Managers are permitted to sell shares of Common Stock to each other. Pursuant to the Intersyndicate Agreement, sales may be made between the International Managers and the U.S. Underwriters of such number of shares of Common Stock as may be mutually agreed. The price of any shares of Common Stock so sold shall be the initial public offering price, less an amount not greater than the selling concession.

     Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will agree to offer to sell or sell shares of Common Stock only to persons whom they believe are United States Persons or Canadian Persons (as defined in the Intersyndicate Agreement) or to persons whom they believe intend to reoffer or resell the same to United States Persons or Canadian Persons, and the International Managers and any bank, broker or dealer to whom they sell shares of Common Stock will agree not to offer to sell or sell shares of Common Stock to persons whom they believe to be United States Persons or Canadian Persons or to persons whom they believe intend to reoffer or resell the same to United States Persons or Canadian Persons, except in each case for transactions pursuant to the Intersyndicate Agreement which, among other things, permits the Underwriters to purchase from each other and offer for resale such number of shares of Common Stock as the selling Underwriter or Underwriters and the purchasing Underwriter or Underwriters may agree.

     The U.S. Representatives have advised the Company that the U.S. Underwriters propose initially to offer the shares of Common Stock offered hereby to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in
excess of $          per share. The U.S. Underwriters may allow, and such
dealers may reallow, a concession not in excess of $          per share to
certain other dealers. After the offering contemplated hereby, the public offering price concession and discount may be changed.

     The Company has granted to the U.S. Underwriters an option, exercisable for 30 days after the date hereof, to purchase up to 870,000 additional shares of Common Stock and to the International Managers an option, exercisable for 30 days after the date hereof, to purchase up to 217,500 additional shares of Common Stock, in each case solely to cover over-allotments, if any, at the initial public offering price less the underwriting discount. To the extent that the U.S. Underwriters exercise such option, each of the U.S. Underwriters will be obligated, subject to certain conditions, to purchase approximately the same percentage of such shares which the number of shares of Common Stock to be purchased by it shown in the foregoing table bears to the total number of shares of Common Stock set forth in such table.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act.

     The Company has agreed that it will not, with certain exceptions, offer, sell or otherwise dispose of any shares of Common Stock for a period of 90 days from the date of this Prospectus without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. This prohibition will not affect shares of Common Stock issued by the Company pursuant to employee or director benefit plans, any dividend reinvestment plan or the conversion or exercise of securities convertible or exercisable for Common Stock. Each of the Company's directors and executive officers has agreed that, for a period of 90 days from the date of this Prospectus, he will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell or otherwise voluntarily dispose of any shares of Common Stock or any securities convertible into or exercisable for Common Stock. In addition, Imasco Holdings has agreed with the Company that it will not sell or otherwise dispose of the Subordinated Note, if issued in connection with the Acquisition, or any shares of Common Stock issuable upon conversion thereof for a period of 90 days from the consummation of the Acquisition, and the Company has agreed that it will not waive or modify such agreement without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the U.S. Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

     If the Underwriters create a short position in the Common Stock in connection with the offering (i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus), the U.S. Representatives may reduce that short position by purchasing Common Stock in the open market. The U.S. Representatives may also elect to reduce any short position through the exercise of all or part of the over-allotment options described above.

     The U.S. Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the U.S. Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Newport Beach, California. Certain legal matters in connection with the offering will be passed upon for the Underwriters by Brown & Wood LLP, San Francisco, California.

                                    EXPERTS

     The consolidated financial statements of CKE Restaurants, Inc. and its subsidiaries as of January 31, 1996 and 1997, and for each of the years in the three-year period ended January 31, 1997, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere or incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Hardee's Food Systems, Inc. as of December 31, 1995 and 1996, and for each of the years in the three-year period ended December 31, 1996 included in this Prospectus have been audited by Deloitte and Touche LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Summit Family Restaurants Inc. and its subsidiaries as of September 26, 1994 and September 25, 1995, and for each of the years in the three-year period ended September 25, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Casa Bonita Incorporated and its subsidiaries as of April 3, 1995 and April 1, 1996, and for each of the years in the two-year period ended April 1, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     CKE is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by CKE can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, such as CKE, that file electronically with the Commission. Copies of such reports, proxy and information statements and other information concerning CKE can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described above.

     No action has been or will be taken in any jurisdiction by the Company or by any Underwriter that would permit the public offering of the Common Stock or the possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons into whose possession this Prospectus comes are required by the Company and the Underwriters to inform themselves about and to observe any restrictions as to the offering of the Common Stock and the distribution of this Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents are incorporated herein by reference: (i) CKE's Annual Report on Form 10-K for the fiscal year ended January 31, 1997; (ii) CKE's Quarterly Report on Form 10-Q for the 16-week period ended May 19, 1997; and (iii) CKE's Current Reports on Form 8-K dated April 27, 1997, October 1, 1996 and July 15, 1996.


     All documents filed by CKE pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in an amendment or supplement hereto, or in any subsequently filed document which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above that have been incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that are incorporated herein). Requests for such copies should be directed to General Counsel, CKE Restaurants, Inc., 1200 North Harbor Boulevard, Anaheim, California 92801, telephone (714) 774-5796.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                        PAGE
                                                                                        ----
CKE RESTAURANTS, INC.
  Independent Auditors' Report........................................................  F-2
  Consolidated Balance Sheets as of January 31, 1996 and 1997.........................  F-3
  Consolidated Statements of Income for each of the fiscal years in the three-year period ended January 31, 1997....................................................  F-4
  Consolidated Statements of Stockholders' Equity for each of the fiscal years in the three-year period ended January 31, 1997.........................................  F-5
  Consolidated Statements of Cash Flows for each of the fiscal years in the three-year period ended January 31, 1997....................................................  F-6
  Notes to Consolidated Financial Statements..........................................  F-7
  Consolidated Balance Sheets as of January 31, 1997 and May 19, 1997 (unaudited).....  F-25
  Consolidated Statements of Income for the sixteen weeks ended May 20, 1996 and
     May 19, 1997 (unaudited).........................................................  F-26
  Consolidated Statements of Cash Flows for the sixteen weeks ended May 20, 1996 and
     May 19, 1997 (unaudited).........................................................  F-27
  Notes to Consolidated Financial Statements (unaudited)..............................  F-28

HARDEE'S FOOD SYSTEMS, INC.
  Independent Auditors' Report........................................................  F-29
  Combined Balance Sheets as of December 31, 1995 and 1996............................  F-30
  Combined Statements of Operations for each of the years in the three-year period ended December 31, 1996..........................................................  F-31
  Combined Statements of Shareholder's Equity for each of the years in the three-year period ended December 31, 1996...................................................  F-32
  Combined Statements of Cash Flows for each of the years in the three-year period ended December 31, 1996..........................................................  F-33
  Notes to Combined Financial Statements..............................................  F-35
  Combined Balance Sheets as of December 31, 1996 and March 31, 1997 (unaudited)......  F-48
  Combined Statements of Operations for the three months ended March 31, 1996 and
     March 31, 1997 (unaudited).......................................................  F-49
  Combined Statements of Shareholder's Equity for the year ended December 31, 1996 and the three months ended March 31, 1997 (unaudited)................................  F-50
  Combined Statements of Cash Flows for the three months ended March 31, 1996 and
     March 31, 1997 (unaudited).......................................................  F-51
  Notes to Combined Financial Statements (unaudited)..................................  F-52

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
CKE Restaurants, Inc. and Subsidiaries:

     We have audited the accompanying consolidated financial statements of CKE Restaurants, Inc. and subsidiaries as listed in the accompanying index. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CKE Restaurants, Inc. and subsidiaries as of January 31, 1996 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended January 31, 1997 in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Orange County, California
March 17, 1997

                             CKE RESTAURANTS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                              JANUARY 31,
                                                                         ---------------------
                                                                           1996         1997
                                                                         --------     --------
                                                                              (DOLLARS IN
                                                                              THOUSANDS)
Current assets:
  Cash and cash equivalents............................................  $ 23,429     $ 39,782
  Marketable securities................................................     2,510           --
  Accounts receivable..................................................     7,295        7,942
  Related party receivables............................................       977        2,088
  Inventories..........................................................     6,132        9,223
  Deferred income taxes, net...........................................    10,056        7,214
  Other current assets and prepaid expenses............................     5,656        6,608
                                                                         --------     --------
          Total current assets.........................................    56,055       72,857
Property and equipment, net............................................   119,128      205,805
Property under capital leases, net.....................................    28,399       37,115
Long-term investments..................................................    19,814       33,218
Notes receivable.......................................................     7,801        6,210
Related party receivables..............................................       969        9,325
Other assets...........................................................    14,593       36,687
                                                                         --------     --------
                                                                         $246,759     $401,217
                                                                         ========     ========

                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt....................................  $  8,575     $    735
  Current portion of capital lease obligations.........................     3,745        4,766
  Accounts payable.....................................................    15,824       33,930
  Other current liabilities............................................    31,756       44,463
                                                                         --------     --------
          Total current liabilities....................................    59,900       83,894
                                                                         --------     --------
Long-term debt.........................................................    30,321       33,770
Capital lease obligations..............................................    40,233       48,141
Other long-term liabilities............................................    15,116       20,608

Stockholders' equity:
  Preferred stock, $.01 par value; authorized 5,000,000 shares; none
     issued or outstanding.............................................        --           --
  Common stock, $.01 par value; authorized 50,000,000 shares; issued
     and outstanding 28,800,211 shares and 33,218,751 shares...........       288          332
  Additional paid-in capital...........................................    38,617      126,279
  Retained earnings....................................................    67,393       88,193
  Treasury stock, at cost; 1,005,450 shares and -0- shares.............    (5,109)          --
                                                                         --------     --------
          Total stockholders' equity...................................   101,189      214,804
                                                                         --------     --------
                                                                         $246,759     $401,217
                                                                         ========     ========

          See accompanying notes to consolidated financial statements.

                             CKE RESTAURANTS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                                               FISCAL YEAR ENDED JANUARY 31,
                                                             ----------------------------------
                                                               1995         1996         1997
                                                             --------     --------     --------
                                                               (IN THOUSANDS EXCEPT PER SHARE
                                                                          AMOUNTS)
Revenues:
  Company-operated restaurants:
     Carl's Jr.............................................  $364,278     $389,214     $443,304
     Taco Bueno............................................        --           --       22,146
     JB's Restaurants......................................        --           --       33,517
     HomeTown Buffet.......................................        --           --       20,590
     Other.................................................     5,767        4,272       17,251
                                                             --------     --------     --------
                                                              370,045      393,486      536,808
                                                             --------     --------     --------
  Franchised and licensed restaurants:
     Carl's Jr.............................................    73,702       71,951       76,491
     JB's Restaurants......................................        --           --          781
                                                             --------     --------     --------
                                                               73,702       71,951       77,272
                                                             --------     --------     --------
          Total revenues...................................   443,747      465,437      614,080
                                                             --------     --------     --------

Operating costs and expenses:
  Restaurant operations:
     Food and packaging....................................   111,985      121,029      167,625
     Payroll and other employee benefits...................   112,177      109,942      149,846
     Occupancy and other operating expenses................    82,172       82,095      112,689
                                                             --------     --------     --------
                                                              306,334      313,066      430,160
  Franchised and licensed restaurants......................    69,871       68,839       71,986
  Advertising expenses.....................................    20,148       19,940       28,291
  General and administrative expenses......................    38,792       37,857       41,643
                                                             --------     --------     --------
          Total operating costs and expenses...............   435,145      439,702      572,080
                                                             --------     --------     --------
Operating income...........................................     8,602       25,735       42,000
Interest expense...........................................    (9,202)     (10,004)      (9,877)
Other income, net..........................................     2,998        2,222        4,587
                                                             --------     --------     --------
Income before income taxes.................................     2,398       17,953       36,710
Income tax expense.........................................     1,134        7,001       14,408
                                                             --------     --------     --------
Net income.................................................  $  1,264     $ 10,952     $ 22,302
                                                             ========     ========     ========
Net income per common and common equivalent share..........  $   0.05     $   0.39     $   0.73
                                                             ========     ========     ========
Common and common equivalent shares used in computing per
  share amounts............................................    28,076       28,019       30,414
                                                             ========     ========     ========

          See accompanying notes to consolidated financial statements.

                             CKE RESTAURANTS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                               COMMON STOCK        TREASURY STOCK
                            ------------------   -------------------    ADDITIONAL                      TOTAL
                            NUMBER OF            NUMBER OF               PAID-IN       RETAINED     STOCKHOLDERS'
                             SHARES     AMOUNT    SHARES     AMOUNT      CAPITAL       EARNINGS         EQUITY
                            ---------   ------   ---------   -------   ------------   -----------   --------------
                                                   (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
BALANCE AT JANUARY 31,
  1994....................    28,016     $280          --    $    --     $ 33,648       $58,148        $ 92,076
  Cash dividends ($.05 per
     share)...............        --       --          --         --           --        (1,499)         (1,499)
  Exercise of stock
     options..............       251        3          --         --        1,096            --           1,099
  Tax benefit associated
     with exercise of
     stock options........        --       --          --         --          280            --             280
  Purchase of treasury
     stock................        --       --         885     (4,558)          --            --          (4,558)
  Net unrealized loss on
     investment
     securities...........        --       --          --         --           --          (188)           (188)
  Net income..............        --       --          --         --           --         1,264           1,264
                              ------     ----      ------    -------     --------       -------        --------
BALANCE AT JANUARY 31,
  1995....................    28,267      283         885     (4,558)      35,024        57,725          88,474
  Cash dividends ($.05 per
     share)...............        --       --          --         --           --        (1,460)         (1,460)
  Exercise of stock
     options..............       533        5          --         --        2,745            --           2,750
  Tax benefit associated
     with exercise of
     stock options........        --       --          --         --          848            --             848
  Purchase of treasury
     stock................        --       --         120       (551)          --            --            (551)
  Net unrealized gain on
     investment
     securities...........        --       --          --         --           --           176             176
  Net income..............        --       --          --         --           --        10,952          10,952
                              ------     ----      ------    -------     --------       -------        --------
BALANCE AT JANUARY 31,
  1996....................    28,800      288       1,005     (5,109)      38,617        67,393         101,189
  Cash dividends ($.05 per
     share)...............        --       --          --         --           --        (1,502)         (1,502)
  Exercise of stock
     options..............       360        4          --         --        2,226            --           2,230
  Purchase of Summit......       752        7          --         --       11,404            --          11,411
  Common stock offering,
     net..................     4,312       43          --         --       77,572            --          77,615
  Retirement of treasury
     stock................    (1,005)     (10)     (1,005)     5,109       (5,099)           --              --
  Tax benefit associated
     with exercise of
     stock options........        --       --          --         --        1,559            --           1,559
  Net income..............        --       --          --         --           --        22,302          22,302
                              ------     ----      ------    -------     --------       -------        --------
BALANCE AT JANUARY 31,
  1997....................    33,219     $332          --    $    --     $126,279       $88,193        $214,804
                              ======     ====      ======    =======     ========       =======        ========

          See accompanying notes to consolidated financial statements.

                             CKE RESTAURANTS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    FISCAL YEAR ENDED JANUARY 31,
                                                                 -----------------------------------
                                                                   1995          1996         1997
                                                                 ---------     --------     --------
                                                                       (DOLLARS IN THOUSANDS)
Net cash flows from operating activities:
  Net income...................................................  $   1,264     $ 10,952     $ 22,302
  Adjustments to reconcile net income to net cash provided by operating activities, excluding the effect of
     acquisitions:
     Noncash franchise (income) expense........................        170          209         (146)
     Depreciation and amortization.............................     22,755       21,372       27,056
     Loss on sale of property and equipment and capital
       leases..................................................      2,118        1,828        1,520
     Reversal of rent subsidy reserves.........................     (2,680)          --           --
     Income (loss) from long-term investments..................         --        1,898         (140)
     Net noncash investment and dividend income................        (25)        (851)      (1,117)
     Deferred income taxes.....................................      3,434        4,211        6,380
     Write-down of long-lived assets...........................         --           --        1,250
     Settlement of notes receivable............................         --       (1,292)          --
     Net change in receivables, inventories and other current
       assets..................................................     (4,329)      (1,757)      (5,204)
     Net change in other assets................................     (1,119)        (463)        (528)
     Net change in accounts payable and other current
       liabilities.............................................       (133)       1,672       11,834
                                                                 ---------     --------     --------
          Net cash provided by operating activities............     21,455       37,779       63,207
                                                                 ---------     --------     --------
Cash flows from investing activities:
  Purchases of:
     Marketable securities.....................................     (3,549)        (921)        (760)
     Property and equipment....................................    (40,010)     (27,148)     (47,906)
     Long-term investments.....................................         --       (1,670)      (7,855)
  Proceeds from sale of:
     Marketable securities and long-term investments...........     15,994        1,972        5,418
     Property and equipment....................................        110          905        7,816
  Increases in notes receivable and related party
     receivables...............................................     (1,985)      (2,640)     (14,020)
  Collections on and sale of notes receivable, related party
     receivables and leases receivable.........................      2,441        9,900        3,840
  Acquisitions, net of cash acquired...........................         --           --      (61,453)
                                                                 ---------     --------     --------
          Net cash used in investing activities................    (26,999)     (19,602)    (114,920)
                                                                 ---------     --------     --------
Cash flows from financing activities:
  Net proceeds from common stock offering......................         --           --       77,614
  Net change in bank overdraft.................................     10,203      (11,477)       8,355
  Short-term borrowings........................................     32,806       57,060        1,200
  Repayments of short-term debt................................    (13,981)     (57,060)      (1,200)
  Long-term borrowings.........................................         --       14,573       76,808
  Repayments of long-term debt.................................    (14,771)     (11,149)     (86,274)
  Repayments of capital lease obligations......................     (2,878)      (3,129)      (3,814)
  Net change in other long-term liabilities....................     (3,076)        (327)      (6,910)
  Purchase of treasury stock...................................     (4,558)        (551)          --
  Payment of dividends.........................................     (1,499)      (1,460)      (1,502)
  Exercise of stock options....................................      1,099        2,750        2,230
  Tax benefit associated with the exercise of stock options....        280          848        1,559
                                                                 ---------     --------     --------
          Net cash provided by (used in) financing
            activities.........................................      3,625       (9,922)      68,066
                                                                 ---------     --------     --------
  Net increase (decrease) in cash and cash equivalents.........  $  (1,919)    $  8,255     $ 16,353
                                                                 =========     ========     ========

          See accompanying notes to consolidated financial statements.

                             CKE RESTAURANTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SIGNIFICANT ACCOUNTING POLICIES

     A summary of certain significant accounting policies not disclosed elsewhere in the footnotes to the consolidated financial statements is set forth below.

DESCRIPTION OF BUSINESS

     CKE Restaurants, Inc. ("CKE" and collectively with its subsidiaries, the "Company") owns, operates, franchises and licenses the Carl's Jr. quick-service restaurant concept. As of January 31, 1997, the Carl's Jr. system included 673 restaurants, of which 415 were operated by the Company and 258 were operated by the Company's franchisees and licensees. The Carl's Jr. restaurants are located in the western United States, predominantly in California, and in Mexico and the Pacific Rim. Primarily as a result of acquisitions which occurred in fiscal 1997, the Company also operates and franchises a total of 257 other restaurants, including 107 Taco Bueno quick-service Mexican food restaurants located in Texas and Oklahoma.

BASIS OF PRESENTATION AND FISCAL YEAR

     In June 1994, a plan of reorganization and merger (the "Merger") was approved by the stockholders of Carl Karcher Enterprises, Inc. ("Enterprises"), whereby Enterprises, the predecessor entity of the Company that was a publicly held corporation, and Boston Pacific, Inc. ("Boston Pacific") became wholly-owned subsidiaries of the Company, a Delaware corporation organized during fiscal 1995. In fiscal 1997, the Company made two restaurant acquisitions. Summit Family Restaurants Inc. ("Summit") was acquired in July 1996 and Casa Bonita Incorporated ("Casa Bonita") was acquired in October 1996 (see Note 2). Both Summit and Casa Bonita are wholly-owned subsidiaries of the Company.

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions are eliminated. The Company's fiscal year is 52 or 53 weeks, ending the last Monday in January each year. Fiscal years 1995, 1996 and 1997 each included 52 weeks of operations. For clarity of presentation, the Company has described all years presented as if the fiscal year ended January 31.

CASH EQUIVALENTS

     For purposes of reporting cash flows, highly liquid investments purchased with original maturities of three months or less are considered cash equivalents. The carrying amounts reported in the consolidated balance sheets for these instruments approximate their fair value.

INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out) or market, and consist primarily of restaurant food items and paper supplies.

PRE-OPENING COSTS

     The Company capitalizes certain costs incurred in conjunction with the opening of new restaurants. These costs are amortized on a straight-line basis over a one-year period from the date of opening.

DEFERRED FINANCING COSTS

     Costs related to the issuance of debt are deferred and amortized on a straight-line basis as a component of interest expense over the terms of the respective debt issues.

INVESTMENT IN JOINT VENTURES

     In fiscal 1994, the Company entered into a joint venture agreement with a Mexican company to operate a Carl's Jr. restaurant in Baja California. The Company owns a 50% interest in this joint venture. In fiscal 1996, the Company entered into another joint venture agreement, in which the Company owns a 30% interest, with one of its licensees to operate 130 Carl's Jr. restaurants in 16 Asian countries over the next five years. Both

                             CKE RESTAURANTS, INC.

joint venture agreements, which are accounted for by the equity method, are not considered material to the Company's consolidated financial statements.

RESTAURANT OPERATING AGREEMENT

     The Company and Rally's Hamburgers, Inc. ("Rally's") entered into an operating agreement, effective in July 1996, whereby the Company began operating 28 Rally's-owned restaurants located in California and Arizona. Rally's retains ownership of the restaurants' assets and receives a percentage of the restaurants' sales. One of the Rally's restaurants operated by the Company has been converted into a Carl's Jr. "Jr." restaurant, which offers a limited Carl's Jr. menu in a double drive-thru and walk-up service format. The Company is considering the conversion of more of these Rally's restaurants to Carl's Jr. "Jr." restaurants. The Company's results of operations include the revenue and expenses of these 28 restaurants from July 2, 1996.

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost, less depreciation and amortization. Depreciation is computed using the straight-line method based on the assets' estimated useful lives, which range from three to forty years. Leasehold improvements are amortized on a straight-line basis over the lesser of the estimated useful lives of the assets or the related lease terms.

IMPAIRMENT OF LONG-LIVED ASSETS

     In fiscal 1997 the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). SFAS 121 requires the assessment of certain long-lived assets for possible impairment when events or circumstances indicate their carrying amounts may not be recoverable. Losses are recognized when the carrying value of these assets exceeds the total estimated undiscounted cash flows expected to be generated over the assets' estimated life. The Company adopted SFAS 121 in the first quarter of fiscal 1997 and recorded a $1.3 million noncash pretax charge, equivalent to $0.03 per share, to restaurant operations to adjust the carrying value of those assets identified as impaired.

     The cost in excess of net assets acquired is amortized on a straight-line basis, principally over 40 years. The Company periodically reviews the cost in excess of net assets acquired in accordance with SFAS 121. Accumulated amortization of cost in excess of net assets acquired was $1.7 million and $2.6 million at January 31, 1996 and 1997, respectively.

ADVERTISING

     Production costs of commercials and programming are charged to operations in the fiscal year first aired. The costs of other advertising, promotion and marketing programs are charged to operations in the fiscal year incurred.

INCOME TAXES

     The Company accounts for income taxes using the asset and liability method of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, income tax assets and liabilities are recognized using enacted tax rates for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A change in tax rates is recognized in income in the period that includes the enactment date.

ESTIMATIONS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                             CKE RESTAURANTS, INC.

reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

SHARE AND PER SHARE RESTATEMENT

     On December 19, 1996, the Company declared a three-for-two stock split, payable in the form of a stock dividend, to shareholders of record on January 2, 1997, distributed on January 22, 1997.

     All data with respect to earnings per share, dividends per share and share information, including price per share where applicable, in the consolidated financial statements and notes to consolidated financial statements have been retroactively adjusted to reflect the stock split.

EARNINGS PER SHARE

     Earnings per share is computed based on the weighted average number of common shares outstanding during the year, after consideration of the dilutive effect of outstanding stock options. For all years presented, primary earnings per share approximate fully diluted earnings per share.

RECLASSIFICATIONS

     Certain prior year amounts in the accompanying consolidated financial statements have been reclassified to conform with the fiscal 1997 presentation.

NOTE 2 -- ACQUISITIONS

     On July 15, 1996, the Company acquired Summit, which was accounted for as a purchase. Summit has restaurant operations in nine western states, including 73 Company-operated and 22 franchised JB's Restaurants, 16 HomeTown Buffet restaurants and six Galaxy Diner restaurants. In connection with the acquisition, each of the 4,809,446 outstanding shares of Summit common stock was converted into the right to receive 0.15645 shares of the Company's common stock (and cash in lieu of fractional shares) and cash in the amount of $2.63. Accordingly, the aggregate number of shares of common stock of the Company issued in the acquisition was 752,082. The source of funds for the cash portion of the consideration was cash on hand and borrowings under the Company's then existing revolving credit facility.

     On October 1, 1996, the Company acquired Casa Bonita. Casa Bonita operates 107 Taco Bueno restaurants located in Texas and Oklahoma in addition to two Casa Bonita Restaurants and three Crystal's Pizza and Spaghetti Restaurants. All three of the Crystals were closed subsequent to the fiscal year end. The acquisition was completed by CBI Restaurants, Inc. ("CBI"), a newly-formed corporation in which the Company originally held an 80% equity interest. CBI paid $42.0 million in cash, which was financed by short-term loans of $9.0 million from the Company, $8.0 million from Fidelity National Financial, Inc. ("Fidelity"), and $5.0 million from Giant Group, Ltd. ("Giant"). The balance of the purchase price, $20.0 million, was financed through the Company's investment of $16.0 million in cash for an 80% equity interest in CBI and Fidelity's investment of $4.0 million in cash for the remaining 20% equity interest in CBI. The Company's investment in CBI was funded out of borrowings under the Company's revolving acquisition facility. The acquisition of CBI was accounted for as a purchase. On December 3, 1996, the Company purchased Fidelity's 20% equity interest in CBI for $4.5 million, giving the Company 100.0% ownership of CBI and Casa Bonita. CBI also repaid the short-term loans of $8.0 million to Fidelity and $5.0 million to Giant. The purchase of Fidelity's equity interest and the repayment of short-term loans was provided by the net proceeds of the Company's common stock offering (see Note 11).

                             CKE RESTAURANTS, INC.

     The assets acquired, including the cost in excess of net assets acquired, and liabilities assumed in the acquisitions of Summit and Casa Bonita are as follows:

                                                                     SUMMIT      CASA BONITA
                                                                    --------     -----------
                                                                     (DOLLARS IN THOUSANDS)
    Tangible assets acquired at fair value........................  $ 59,772       $40,672
    Costs in excess of net assets acquired........................        --         9,860
    Liabilities assumed at fair value.............................   (30,716)       (8,532)
                                                                    --------       -------
         Total purchase price.....................................  $ 29,056       $42,000
                                                                    ========       =======

     Selected unaudited pro forma combined results of operations for the years ended January 31, 1996 and 1997, assuming the Summit and Casa Bonita acquisitions occurred on February 1, 1995 and 1996, using actual restaurant-level margins and general and administrative expenses prior to the acquisition of each entity, are presented as follows:

                                                                       1996         1997
                                                                     --------     --------
                                                                     (DOLLARS IN THOUSANDS,
                                                                       EXCEPT PER SHARE
                                                                           AMOUNTS)
    Total revenues.................................................  $666,797     $747,586
    Net income.....................................................  $ 11,026     $ 22,319
    Net income per common and common equivalent share..............  $   0.38     $   0.72

     Since the Summit acquisition, the Company has determined that its principal focus is on the quick-service segment of the restaurant industry as opposed to the family-dining segment in which Summit operates. As such, the Company is considering selling or otherwise disposing of all of or a portion of Summit. However, the Company has not entered into any agreements providing for any such transaction and there can be no assurance that the Company will be able to sell or otherwise dispose of such assets for a financial gain, on favorable terms, or at all.

NOTE 3 -- ACCOUNTS RECEIVABLE

     Details of accounts receivable are as follows:

                                                                        1996         1997
                                                                       ------       ------
                                                                      (DOLLARS IN THOUSANDS)
    Accounts receivable:
      Trade receivables..............................................  $3,232       $5,982
      Notes receivable, current......................................     594        1,022
      Income tax receivable..........................................   3,231          714
      Other..........................................................     238          224
                                                                       ------       ------
                                                                       $7,295       $7,942
                                                                       ======       ======

NOTE 4 -- PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                          ESTIMATED
                                                         USEFUL LIFE      1996         1997
                                                         -----------    --------     --------
                                                                        (DOLLARS IN THOUSANDS)
    Land..............................................                  $ 27,891     $ 50,487
    Leasehold improvements............................    4-25 years      80,883      109,508
    Buildings and improvements........................    7-40 years      34,476       99,245
    Equipment, furniture and fixtures.................    3-10 years     128,670      192,336
                                                                        --------     --------
                                                                         271,920      451,576
    Less: Accumulated depreciation and amortization...                   152,792      245,771
                                                                        --------     --------
                                                                        $119,128     $205,805
                                                                        ========     ========

                             CKE RESTAURANTS, INC.

NOTE 5 -- LEASES

     The Company occupies land and buildings under terms of numerous lease agreements expiring on various dates through 2035. Many leases provide for future rent escalations and renewal options. In addition, contingent rentals, determined as a percentage of sales in excess of specified levels, are often stipulated. Most of these leases obligate the Company to pay costs of maintenance, insurance and property taxes.

     Property under capital leases is comprised of the following:

                                                                        1996        1997
                                                                       -------     -------
                                                                      (DOLLARS IN THOUSANDS)
    Buildings........................................................  $64,186     $85,850
    Less: Accumulated amortization...................................   35,787      48,735
                                                                       -------     -------
                                                                       $28,399     $37,115
                                                                       =======     =======

     Amortization is calculated on the straight-line basis over the shorter of the respective lease terms or the estimated useful lives of the related assets.

     Minimum lease payments for all leases and the present value of net minimum lease payments for capital leases as of January 31, 1997 are as follows:

                                                                      CAPITAL     OPERATING
                                                                      -------     --------
                                                                     (DOLLARS IN THOUSANDS)
    Fiscal Year
      1998..........................................................  $10,448     $ 37,456
      1999..........................................................   10,128       36,268
      2000..........................................................    9,545       34,052
      2001..........................................................    9,017       31,280
      2002..........................................................    8,537       29,211
      Thereafter....................................................   43,231      216,677
                                                                      -------     --------
    Total minimum lease payments....................................  $90,906     $384,944
                                                                                  ========
    Less: Amount representing interest..............................   37,999
                                                                      -------
    Present value of minimum lease payments.........................   52,907
    Less: Current portion...........................................    4,766
                                                                      -------
    Capital lease obligations, excluding current portion............  $48,141
                                                                      =======

     Total minimum lease payments have not been reduced by minimum sublease rentals of $42.5 million due in the future under certain operating subleases.

     The Company has leased and subleased land and buildings to others, primarily as a result of the franchising of certain restaurants. Many of these leases provide for fixed payments with contingent rent when sales exceed certain levels, while others provide for monthly rentals based on a percentage of sales. Lessees generally bear the cost of maintenance, insurance and property taxes. Components of the net investment in leases receivable, included in other assets, are as follows:

                                                                        1996         1997
                                                                       ------       ------
                                                                      (DOLLARS IN THOUSANDS)
    Net minimum lease payments receivable............................  $9,887       $6,680
    Less: Unearned income............................................   5,135        2,721
                                                                       ------       ------
    Net investment...................................................  $4,752       $3,959
                                                                       ======       ======

                             CKE RESTAURANTS, INC.

     Minimum future rentals to be received as of January 31, 1997 are as follows:

                                                                      CAPITAL         OPERATING
                                                                     LEASES OR          LESSOR
                                                                     SUBLEASES          LEASES
                                                                    ------------     ------------
                                                                       (DOLLARS IN THOUSANDS)
    Fiscal Year:
      1998........................................................     $  647           $  258
      1999........................................................        652              260
      2000........................................................        651              260
      2001........................................................        644              260
      2002........................................................        649              261
      Thereafter..................................................      3,437            1,768
                                                                       ------           ------
    Total minimum future rentals..................................     $6,680           $3,067
                                                                       ======           ======

     Total minimum future rentals do not include contingent rentals which may be received under certain leases.

     The Company's investment in land under operating leases was $1.8 million and $1.6 million at January 31, 1996 and 1997, respectively.

     Aggregate rents under noncancelable operating leases during fiscal 1997, 1996 and 1995 are as follows:

                                                             1995        1996        1997
                                                            -------     -------     -------
                                                                (DOLLARS IN THOUSANDS)
    Minimum rentals.......................................  $29,173     $29,225     $33,597
    Contingent rentals....................................    1,459       1,384       1,937
    Less: Sublease rentals................................    5,029       5,058       5,644
                                                            -------     -------     -------
                                                            $25,603     $25,551     $29,890
                                                            =======     =======     =======

NOTE 6 -- LONG-TERM INVESTMENTS

CHECKERS DRIVE-IN RESTAURANTS, INC.

     On November 14, 1996, the Company, together with a group of investors purchased $35.8 million of aggregate principal amount of Checkers Drive-In Restaurants, Inc. ("Checkers") 13.75% senior secured debt, due on July 31, 1998. The aggregate purchase price for this senior secured debt was $35.1 million. In addition to the Company, the investors included KCC Delaware, a wholly-owned subsidiary of Giant, Fidelity, The Travelers Indemnity Company ("Travelers") and certain affiliated individual investors. The Company paid $12.9 million in cash for $13.2 million, or 36.75% share of the debt.

     On November 22, 1996, the investors restructured Checkers' indebtedness under its existing credit agreement. Pursuant to the restructuring, the term of the credit agreement was extended by one year until July 31, 1999 and the fixed interest rate on such indebtedness was reduced to 13.0%. The investors modified certain financial covenants and the timing and amount of principal payments due under the credit agreement. In connection with the restructuring, the Company received warrants to purchase 7,350,423 shares of Checkers common stock at an exercise price of $0.75 per share ("the Checkers Warrants"). The Company recorded the difference between the fair market value of Checkers' common stock and the exercise price of the Checkers Warrants on the date of grant as a reduction, or discount, to the note receivable from Checkers. This discount is amortized on a straight-line basis into interest income over the life of the note. The Company, KCC Delaware and Travelers also provided a $2.5 million short-term revolving line of credit to Checkers, of which the Company contributed $0.5 million. As of January 31, 1997, the Company's note receivable from Checkers, including the revolving line of credit advance and related discount, was $10.1 million and is included in related party receivables.

                             CKE RESTAURANTS, INC.

     Subsequent to the fiscal year end, on February 19, 1997, the Company purchased 6,162,299 shares of Checkers common stock at $1.14 per share and 61,636 shares of Checkers Series A preferred stock at $114.00 per share for an aggregate purchase price of $14.1 million in connection with a private placement of Checkers' securities to the Company and other investors, including certain related parties. Registration rights with respect to the common stock will commence one year from the date of purchase. The shares of Checkers common stock acquired by the Company represent approximately 10% of Checkers' outstanding shares. The shares of Series A preferred stock acquired by the Company are convertible into an aggregate of 6,162,299 additional shares of common stock; provided, however, that such conversion is subject to the approval of Checkers' stockholders at its next annual meeting. If Checkers stockholders fail to approve the common stock provisions of the Series A preferred stock, cash dividends will accrue at a rate of 14.5% six months from the date of issuance and quarterly thereafter. Assuming full exercise of the Checkers Warrants and the conversion of all of the Series A preferred stock into Checkers common stock, the Company would beneficially own approximately 22% of Checkers' outstanding shares.

     In connection with the private placement of securities, Checkers repaid $8.0 million of the senior secured debt and paid in full the $2.5 million revolving line of credit. As a result, as of February 20, 1997, the Company's note receivable from Checkers, net of the related discount, was $6.7 million.

RALLY'S HAMBURGERS, INC.

     On April 20, 1996, the Company purchased from Giant, in settlement of certain litigation, 2,350,432 shares of Rally's common stock for $4.1 million, representing approximately 15% of Rally's outstanding shares. In connection with this settlement, the Company also received options to purchase Rally's common stock from Giant over the next two years.

     Effective August 31, 1996, the Company participated in Rally's rights offering, pursuant to which the Company received one right for each of the 2,350,432 shares of Rally's common stock the Company already owned. In accordance with the terms of the rights offering, holders of rights were entitled to purchase one unit for each 3.25 rights surrendered for a cash payment of $2.25 per unit. Each unit consists of one share of Rally's common stock and one warrant to purchase an additional share of Rally's common stock upon payment of a $2.25 exercise price. The Company contributed approximately $1.7 million in cash and acquired 775,488 shares of Rally's common stock in connection with the rights offering, with warrants to acquire another 775,488 shares.

     Additionally, on November 29, 1996, the Company elected to exercise 626,607 options to purchase common stock of Rally's from Giant for a total of approximately $1.9 million.

     On December 20, 1996, Rally's issued the Company warrants to purchase 750,000 restricted shares of Rally's common stock at an exercise price of $4.375 per share. The warrants have a three year term and are not exercisable until December 20, 1997.

     As of January 31, 1997, the Company's investment in Rally's was $7.9 million, representing an approximate 18% ownership interest of Rally's. In addition, the Company has the right to acquire an additional 2% ownership interest upon exercise of all the warrants.

     On March 25, 1997, Checkers and Rally's agreed in principle to a merger transaction, pursuant to which Rally's would be acquired by Checkers. The agreement contemplates that each share of Rally's common stock will be converted into three shares of Checkers common stock. Consummation of the Rally's -- Checkers merger is subject to negotiation of definitive agreements, the receipt of fairness opinions and stockholder and other required approvals, as well as other customary conditions.

                             CKE RESTAURANTS, INC.

BOSTON MARKET

     In January 1994, the Company acquired from Boston Chicken, Inc. ("BCI") the rights to develop, own and operate up to 300 Boston Market stores throughout designated markets in California. Boston Pacific was formed during fiscal 1995 to conduct the Company's Boston Market franchise operations.

     In April 1995, the Company's overall strategic plans were revised and the Company determined that its available cash should be used to fund the expansion and image enhancement of its Carl's Jr. restaurants. As such, management determined it would opt for a more passive investment role and eliminate its control and significant influence in the Boston Market concept. The Company formed a new privately owned company, Boston West, LLC ("Boston West") which assumed the operations of all of the Company's 25 existing Boston Market stores and agreed to fulfill the Company's remaining obligation to develop an additional 175 Boston Market stores under its January 1994 area development agreement with BCI. In connection with this transaction, the Company received preferred units and all the outstanding common equity units in Boston West, for a cost of approximately $19.7 million and $620,000, respectively, in exchange for a majority of its existing Boston Market restaurant assets.

     On May 30, 1995, Boston West issued an additional $2.5 million of common equity units to an independent investor group in return for cash and certain notes receivable, which are secured by $1.2 million of Boston West common equity units. As of this date, the Company ceased consolidating the operations of Boston West into its financial statements and commenced realizing a pro-rata share of the losses of Boston West.

     On September 12, 1995, Boston West formally agreed to repurchase one half of the Company's outstanding common equity units in Boston West, at a purchase price of $10.00 per unit, or $310,000. As of this date, the Company began accounting for its interest in Boston West under the cost method of accounting for investments.

     The Company is entitled to receive dividends on its preferred units at rates ranging from 8.6% to 9.0%. The dividends earned through June 1997 will be paid in cash upon conversion of the Company's preferred units into common equity units. In addition, this transaction provided for the leasing of approximately $12.0 million of equipment and real property retained by the Company to Boston West at current market rates. An affiliate of BCI has an option to purchase all the equipment and real property leased by the Company to Boston West. In fiscal 1997, the Company received $2.5 million in cash and $2.5 million in additional preferred units in exchange for real property that the Company was leasing to Boston West. In addition, pursuant to this agreement, the Company has an option to co-fund, along with BCI loan proceeds, the capital requirements of Boston West up to a maximum of $15.0 million, of which the Company funded approximately $1.7 million in fiscal 1996 through the purchase of additional preferred units. In March 1996, the Company's Board of Directors elected to cease participation in the option to co-fund the capital requirements of Boston West. With the amounts co-funded to date, the Company's interest in Boston West may be increased to up to approximately 32% upon conversion of the preferred units.

     As of January 31, 1996 and 1997, the Company's total long-term investment in Boston West was $19.8 million and $22.3 million, respectively, which approximates fair value. The Company's estimate of fair value of its long-term investment was based on a number of factors including the discounted future cash flows of Boston West and the present value of expected future preferred dividend distributions. A total of 84 Boston Market stores were opened under the area development agreement with BCI as of fiscal 1997.

                             CKE RESTAURANTS, INC.

NOTE 7 -- OTHER ASSETS

     Other assets are comprised of the following:

                                                                        1996        1997
                                                                       -------     -------
                                                                      (DOLLARS IN THOUSANDS)
    Costs in excess of net assets acquired, net......................  $ 8,215     $24,363
    Leases receivable................................................    4,515       3,735
    Other assets.....................................................    1,863       8,589
                                                                       -------     -------
                                                                       $14,593     $36,687
                                                                       =======     =======

NOTE 8 -- OTHER CURRENT LIABILITIES

     Other current liabilities are comprised of the following:

                                                                        1996        1997
                                                                       -------     -------
                                                                      (DOLLARS IN THOUSANDS)
    Salaries, wages and other benefits...............................  $ 8,564     $13,849
    State sales taxes................................................    5,881       7,685
    Self-insured workers' compensation reserve.......................    6,854       6,781
    Deferred revenues................................................    4,351       4,403
    Other self-insurance reserves....................................    1,328       3,103
    Other accrued liabilities........................................    4,778       8,642
                                                                       -------     -------
                                                                       $31,756     $44,463
                                                                       =======     =======

NOTE 9 -- LONG-TERM DEBT

     Long-term debt is comprised of the following:

                                                                        1996        1997
                                                                       -------     -------
                                                                      (DOLLARS IN THOUSANDS)
    Secured notes payable, principal payments in varying amounts monthly beginning September 1997 through July 2017, interest based on LIBOR plus 2.0% through July 31, 1997 and 2.75%
      thereafter.....................................................  $    --     $20,000
    Secured note payable, principal payments in specified amounts
      monthly through 2001, interest at 8.17%........................    5,398       5,111
    Industrial Revenue Bonds, payable in 1999, variable interest rate
      averaging 3.4% in fiscal 1997..................................    3,600       3,600
    Unsecured note payable to bank, principal payments in specified amounts quarterly through 1998, interest based on the bank
      prime rate plus 0.25%..........................................   22,750          --
    Secured note payable, principal payments in specified amounts
      annually through 2000, interest at 13.5%.......................    3,993          --
    Other............................................................    3,155       5,794
                                                                       -------     -------
                                                                        38,896      34,505
    Less: Current portion............................................    8,575         735
                                                                       -------     -------
                                                                       $30,321     $33,770
                                                                       =======     =======

     Effective August 12, 1996, the Company entered into a new credit agreement with a group of financial institutions. Under the terms of the credit agreement, the Company borrowed the principal amount of $20.0 million under a five-year, fully amortizing term loan, the proceeds of which were used to repay existing indebtedness. The credit agreement also provides the Company with (i) a revolving credit facility for working capital and other general corporate purposes, under the terms of which the Company may borrow from time to time up to $30.0 million (including a letter of credit subfacility of up to $20.0 million), and (ii) a revolving

                             CKE RESTAURANTS, INC.

credit facility for the purpose of financing investments in and acquisitions of other companies, under the terms of which the Company may borrow from time to time up to $25.0 million. The Company borrowed $25.0 million under this revolving credit facility in connection with the acquisition of Casa Bonita on October 1, 1996 (see Note 2), the total of which, together with the outstanding principal amount of the term loan was paid in full with the net proceeds of the Company's common stock offering (see Note 11). The amounts advanced, if any, to the Company and remaining outstanding under the revolving acquisition facility will convert after two years into a three-year, fully amortizing loan. Both of the foregoing revolving credit facilities mature on July 31, 2001. As of January 31, 1997, no borrowings were outstanding under its credit facility.

     The credit agreement also includes customary affirmative and negative covenants which, among other things, restrict the Company's ability to (i) incur or create indebtedness on or with respect to its properties, (ii) incur additional indebtedness, (iii) merge or consolidate with other entities, (iv) sell assets and (v) declare or pay dividends or repurchase shares of capital stock, subject in each of the foregoing cases to certain exceptions. In addition, the credit agreement requires the Company to maintain certain specified financial ratios and operating results. As of fiscal year end, the Company was in compliance with all of its covenants governing its credit facility.

     Secured notes payable are collateralized by certain restaurant property deeds of trust, with a carrying value of $36.1 million as of January 31, 1997.

     Long-term debt matures in fiscal years ending after January 31, 1997 as follows:

                                                                           (DOLLARS IN THOUSANDS)
                                                                           ----------------------
    Fiscal Year:
      1998...................................................................     $   735
      1999...................................................................       1,073
      2000...................................................................       4,769
      2001...................................................................       5,130
      2002...................................................................         848
      Thereafter.............................................................      21,950
                                                                                  -------
                                                                                  $34,505
                                                                                  =======

NOTE 10 -- OTHER LONG-TERM LIABILITIES

     Other long-term liabilities consists of the following:

                                                                        1996        1997
                                                                       -------     -------
                                                                      (DOLLARS IN THOUSANDS)
    Self-insured workers' compensation reserve.......................  $ 6,784     $ 7,283
    Exit costs.......................................................    5,274       5,263
    Other............................................................    3,058       8,062
                                                                       -------     -------
                                                                       $15,116     $20,608
                                                                       =======     =======

     The Company presently self-insures for group insurance, workers' compensation and fire and comprehensive protection on most equipment and certain other assets. A total of $13.6 million and $14.1 million was accrued as of January 31, 1996 and 1997, respectively, representing the current and long-term portions of the net present value of an independent actuarial valuation of the Company's workers' compensation claims. These amounts are net of a discount of $2.0 million in both fiscal 1996 and 1997.

     In prior years, the Company initiated programs to dispose of or franchise its Arizona and Texas operations. As of January 31, 1996 and 1997, $6.7 million and $6.0 million, respectively, were accrued for these reserves, including the current portion. These balances were mainly comprised of estimated lease subsidies, $2.7 million of which were reduced in connection with the reacquisition of several Carl's Jr.

                             CKE RESTAURANTS, INC.

franchised restaurants from a related party during fiscal 1995 (see Note 13). These lease subsidies represent the net present value of the excess of future lease payments over estimated sublease income. The remaining unamortized discount to present value these lease subsidies at January 31, 1997 was $4.5 million and will be amortized to operations over the remaining sublease terms, which range up to 18 years.

NOTE 11 -- STOCKHOLDERS' EQUITY

     Upon consummation of the Merger, stockholders of Enterprises received one share of the Company's common stock for each share of Enterprises' common stock owned by them just prior to the Merger. In connection with this transaction, the Certificate of Incorporation was adopted for CKE which authorizes 50,000,000 shares of common stock and 5,000,000 shares of preferred stock, both of which have a par value of $.01 per share.

     In July 1994, the Board of Directors authorized the repurchase of up to three million shares of the Company's common stock. A total of 1,005,450 shares of stock were repurchased to date, which includes the purchase of 93,750 shares in fiscal 1995 from the Chairman Emeritus at the then market price of $6.09 per share. The balance of these shares were purchased in a series of open market transactions, at an average price of approximately $4.99 per share, for an aggregate purchase price of approximately $4.5 million. On October 28, 1996, the Board of Directors of the Company retired 1,005,450 shares of the Company's common stock which were previously held as treasury stock.

     During the fourth quarter of fiscal 1997, the Company issued 4,312,500 shares of its common stock at a public offering price of $19.08 per share. Proceeds from the offering, net of underwriting discounts and commissions and other related expenses, were $77.6 million. The net proceeds were used to reduce the Company's existing indebtedness and for working capital and other general corporate purposes, including the Company's investments in Checkers and additional investments in Rally's (see Note 6).

NOTE 12 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents information on the Company's financial instruments:

                                                          1996                       1997
                                                 ----------------------     ----------------------
                                                              ESTIMATED                  ESTIMATED
                                                 CARRYING       FAIR        CARRYING       FAIR
                                                  AMOUNT        VALUE        AMOUNT        VALUE
                                                 --------     ---------     --------     ---------
                                                              (DOLLARS IN THOUSANDS)
    Financial assets:
      Cash and cash equivalents................  $ 23,429      $23,429      $ 39,782      $39,782
      Marketable securities....................     2,510        2,510            --           --
      Notes receivable.........................     9,051        9,097        17,761       17,864
    Financial liabilities:
      Long-term debt, including current
         portion...............................    38,896       37,009        34,505       34,310

     The fair value of cash and cash equivalents approximates their carrying amount due to their short maturity. The estimated fair values of marketable securities were based on quoted market prices. The estimated fair values of notes receivable were determined by discounting future cash flows using current rates at which similar loans would be made to borrowers with similar credit ratings. The estimated fair value of long-term debt was determined by discounting future cash flows using rates currently available to the Company for debt with similar terms and remaining maturities.

NOTE 13 -- RELATED PARTY TRANSACTIONS

     Certain members of management and the Karcher family are franchisees of the Company. A total of 41 restaurants have been sold to these individuals, three of which occurred during fiscal 1997. As part of these transactions, the Company received cash and accepted $10.4 million of interest-bearing notes at rates ranging from 7.0% to 12.5%, of which $626,000 and $47,000 remained outstanding as of January 31, 1996 and 1997,

                             CKE RESTAURANTS, INC.

respectively. Additionally, these franchisees regularly purchase food and other products from the Company on the same terms and conditions as other franchisees.

     During fiscal 1995, the Company made a salary advance to the Chairman Emeritus totaling $715,000, a majority of which is non-interest bearing and is to be repaid through payroll deductions. As of January 31, 1996 and 1997, $595,000 and $220,000, respectively, remained outstanding. The entire amount will be repaid by December 1998.

     In fiscal 1994, the Chairman Emeritus was granted future retirement benefits for past services consisting principally of payments of $200,000 per year for life and supplemental health benefits, which had a net present value of $1.7 million as of that date. This amount was computed using certain actuarial assumptions, including a discount rate of 7%. A total of $1.3 million remained accrued in other long-term liabilities as of January 31, 1997. The Company anticipates funding these obligations as they become due.

     In June 1994, the Company reacquired 12 Arizona restaurants from a Karcher family member who was formerly an officer of the Company. As part of this transaction, the Company took possession of certain restaurant assets in exchange for the forgiveness of two notes receivable totaling $1.4 million, and a cash payment of $650,000. In addition, as described in Note 10, certain previously established lease subsidy reserves totaling $2.7 million were reversed in fiscal 1995 as a result of this transaction.

     The Company leases various properties, including its corporate headquarters, one of its distribution facilities and three of its restaurants, from the Chairman Emeritus. Included in capital lease obligations were $4.5 million and $4.0 million, representing the present value of lease obligations related to these various properties at January 31, 1996 and 1997, respectively. Lease payments under these leases for fiscal 1995, 1996 and 1997 amounted to $1.4, $1.4, and $1.3 million, respectively. This was net of sublease rentals of $154,000 in fiscal 1995 and $148,000 in both fiscal 1996 and 1997. In September 1996, the Company purchased a restaurant from the Chairman Emeritus for a purchase price of $1.1 million.

NOTE 14 -- FRANCHISE AND LICENSE OPERATIONS

     Franchise arrangements, with franchisees who operate in Arizona, California, Hawaii, Nevada, Oregon and Utah, generally provide for initial fees and continuing royalty payments to the Company based upon a percent of sales. The Company generally charges an initial franchise fee for each new franchised restaurant that is added to its system, and in some cases, an area development fee, which grants exclusive rights to develop a specified number of Carl's Jr. restaurants in a designated geographic area within a specified time period. Similar fees are charged in connection with the Company's international licensing operations. These fees are recognized ratably when substantially all the services required of the Company are complete and the restaurants covered by these agreements commence operations.

     Franchisees may also purchase food, paper and other supplies from the Company. Additionally, franchisees may be obligated to remit lease payments for the use of restaurant facilities owned or leased by the Company, generally for a period of 20 years. Under the terms of these leases, they are required to pay related occupancy costs which include maintenance, insurance and property taxes.

     The Company receives notes from franchisees in connection with the sales of Company-operated restaurants. During fiscal 1996, the Company sold certain of its franchise notes receivable, with partial recourse, to an independent third party for cash proceeds of approximately $8.4 million. The remaining notes bear interest from 7.0% to 12.5%, mature in five to 15 years and are secured by an interest in the restaurant equipment sold.

                             CKE RESTAURANTS, INC.

     Revenues from franchised and licensed restaurants consist of the following:

                                                             1995        1996        1997
                                                            -------     -------     -------
                                                                (DOLLARS IN THOUSANDS)
    Food service..........................................  $57,070     $56,015     $60,035
    Rental income.........................................   10,257      10,116       9,932
    Royalties.............................................    6,284       5,704       7,000
    Initial fees..........................................       91         116         305
                                                            -------     -------     -------
                                                            $73,702     $71,951     $77,272
                                                            =======     =======     =======

     Operating costs and expenses for franchised and licensed restaurants consist of the following:

                                                             1995        1996        1997
                                                            -------     -------     -------
                                                                (DOLLARS IN THOUSANDS)
    Food service..........................................  $57,334     $56,590     $59,606
    Occupancy and other operating expenses................   12,537      12,249      12,380
                                                            -------     -------     -------
                                                            $69,871     $68,839     $71,986
                                                            =======     =======     =======

NOTE 15 -- INTEREST EXPENSE

     Interest expense consists of the following:

                                                            1995         1996        1997
                                                           -------     --------     -------
                                                                (DOLLARS IN THOUSANDS)
    Capital lease obligations............................  $(6,194)    $ (5,898)    $(6,083)
    Notes payable and revolving credit facility..........   (2,484)      (3,585)     (3,059)
    Other................................................     (524)        (521)       (735)
                                                           -------     --------     -------
                                                           $(9,202)    $(10,004)    $(9,877)
                                                           =======     ========     =======

NOTE 16 -- OTHER INCOME, NET

     Other income, net is comprised of the following:

                                                               1995       1996        1997
                                                              ------     -------     ------
                                                                 (DOLLARS IN THOUSANDS)
    Interest income.........................................  $3,261     $ 2,494     $1,402
    Lease income............................................      --         981      1,081
    Net gain (loss) on sale of investments..................    (157)       (145)       728
    Dividend income.........................................     357         854        720
    Net gain (loss) on sale of restaurants..................    (463)       (338)       516
    Income (loss) from long-term investments................      --      (1,624)       140
                                                              ------     -------     ------
                                                              $2,998     $ 2,222     $4,587
                                                              ======     =======     ======

                             CKE RESTAURANTS, INC.

NOTE 17 -- INCOME TAXES

     Income tax expense is comprised of the following:

                                                              1995        1996       1997
                                                             -------     ------     -------
                                                                 (DOLLARS IN THOUSANDS)
    Current:
      Federal..............................................  $(1,996)    $2,018     $ 5,963
      State................................................     (304)       772       2,065
                                                             -------     ------     -------
                                                              (2,300)     2,790       8,028
                                                             -------     ------     -------
    Deferred:
      Federal..............................................    2,517      3,878       5,529
      State................................................      917        333         851
                                                             -------     ------     -------
                                                               3,434      4,211       6,380
                                                             -------     ------     -------
                                                             $ 1,134     $7,001     $14,408
                                                             =======     ======     =======

     A reconciliation of income tax expense at the federal statutory rate to the Company's provision for taxes on income is as follows:

                                                             1995        1996        1997
                                                            -------     -------     -------
                                                                (DOLLARS IN THOUSANDS)
    Income taxes at statutory rate........................  $   815     $ 6,104     $12,849
    State income taxes, net of federal income tax
      benefit.............................................      800         738       2,822
    Targeted jobs tax credits.............................     (338)       (243)     (1,528)
    Alternative minimum tax credit........................     (551)         --         (19)
    Increase (decrease) in valuation allowance............      298         152         (76)
    Other, net............................................      110         250         360
                                                            -------     -------     -------
                                                            $ 1,134     $ 7,001     $14,408
                                                            =======     =======     =======

     Temporary differences and carryforwards gave rise to a significant amount of deferred tax assets and liabilities as follows:

                                                                        1996        1997
                                                                       -------     -------
                                                                      (DOLLARS IN THOUSANDS)
    Deferred tax assets:
      Capitalized leases.............................................  $ 8,641     $ 6,801
      Workers' compensation reserve..................................    5,905       5,908
      Targeted jobs tax credit carryforward..........................    3,055       3,654
      Exit costs.....................................................    2,905       2,522
      Alternative minimum tax credits................................      700       1,647
      Store closure reserve..........................................      136       1,613
      Other..........................................................    4,601       7,799
                                                                       -------     -------
                                                                        25,943      29,944
      Less: Valuation allowance......................................    1,945       4,917
                                                                       -------     -------
    Total deferred tax assets........................................   23,998      25,027
                                                                       -------     -------
    Deferred tax liabilities:
      Long-term investments..........................................    2,017       8,271
      Depreciation...................................................    9,896       7,088
      Safe harbor leases.............................................      586          48
      Other..........................................................    1,443       2,406
                                                                       -------     -------
    Total deferred tax liabilities...................................   13,942      17,813
                                                                       -------     -------
    Net deferred tax assets..........................................  $10,056     $ 7,214
                                                                       =======     =======

                             CKE RESTAURANTS, INC.

     While there can be no assurance that the Company will generate any earnings or any specific level of earnings in future years, management believes it is more likely than not that the Company will realize the majority of the benefit of the existing net deferred tax assets at January 31, 1997, based on the Company's current, historical and future pre-tax earnings.

     The Company had targeted jobs tax credit carryforwards of $3.7 million, which expire in the years 2005 through 2011, available at January 31, 1997. The Company also had an alternative minimum tax credit carryforward of $1.6 million with no expiration date.

NOTE 18 -- EMPLOYEE BENEFIT AND RETIREMENT PLANS

PROFIT SHARING AND SAVINGS PLAN

     The Company maintains a voluntary contributory profit sharing and savings investment plan for all eligible employees other than operations hourly employees. Annual contributions under the profit sharing portion of the plan are determined at the discretion of the Company's Board of Directors. Under the savings investment portion of the plan, participants may elect to contribute up to 15% of their annual salary to the plan. Through December 31, 1994, up to 4% of employee contributions were matched by the Company. Total Company contributions to this plan for fiscal 1995 were $344,000.

PENSION PLAN

     On January 1, 1996, the Company's pension plan, covering substantially all operations employees qualified as to age and service, was amended to limit participation in the plan only to those employees who had become participants in the plan on or before December 31, 1995. Future contributions of plan benefits discontinued after this date.

     During fiscal year 1997, the plan was terminated and approximately $2.6 million of the accumulated benefit obligation was settled. As a result of the termination, the Company recorded approximately $1.3 million in pension plan expense which was based upon an independent actuarial valuation study. During fiscal 1995 and 1996, pension contributions were $438,000 and $512,000, respectively.

STOCK PURCHASE PLAN

     In fiscal 1995, the Board of Directors adopted, and stockholders subsequently approved in fiscal 1996, an Employee Stock Purchase Plan ("ESPP"). Under the terms of the ESPP and subsequent amendments, eligible employees may voluntarily purchase, at current market prices, up to 750,000 shares of the Company's common stock through payroll deductions. Pursuant to the ESPP, employees may contribute an amount between 3% and 15% of their base salary. The Company contributes varying amounts as specified in the ESPP. During fiscal 1996 and 1997, 38,673 and 42,435 shares, respectively, were purchased and allocated to employees, based upon their contributions, at an average price of $8.47 and $17.58 per share, respectively. The Company contributed $8,000 or an equivalent of 690 shares for the year ended January 31, 1996 and $116,000 or an equivalent of 6,168 shares for the year ended January 31, 1997.

STOCK INCENTIVE PLANS

     The Company's 1994 stock incentive plan was approved by stockholders in June 1994. The 1994 plan is substantially similar to the 1993 plan under which, as a result of the Merger, no further options may be granted. Awards granted to eligible employees under the 1994 plan are not restricted as to any specified form or structure, with such form, vesting and pricing provisions determined by the Compensation Committee of the Board of Directors. The 1994 plan also provides for the automatic annual award of stock options to nonemployee directors and nonemployee director members of the Executive Committee. Options generally have a term of five years from the date of grant for the nonemployee directors and ten years from the date of grant for employees, become exercisable at a rate of 33 1/3% per year following the grant date and are priced at the fair market value of the shares on the date of grant. A total of 5,250,000 shares are available for grants of

                             CKE RESTAURANTS, INC.

options or other awards under this plan, of which 2,383,849 stock options were outstanding as of January 31, 1997, with exercise prices ranging from $4.50 per share to $23.33 per share.

     The Company's 1993 stock incentive plan was superseded by the 1994 plan, as discussed above. As of January 31, 1997, 552,565 stock options, with exercise prices ranging from $4.83 per share to $8.92 per share, were outstanding under the plan. No further awards may be granted under this plan.

     The Company's 1982 stock option plan expired in September 1992. Under this plan, stock options were granted to key employees to purchase up to 4,500,000 shares of its common stock at a price equal to or greater than the fair market value at the date of grant. The options generally had a term of 10 years from the grant date and became exercisable at a rate of 25%, 35% and 40% per year following the grant date. The exercise prices of the 250,139 stock options outstanding as of January 31, 1997 under this plan range from $4.00 per share to $8.92 per share.

     In connection with the acquisition of Summit, the Company assumed the options outstanding under Summit's existing option plans: the 1984 Incentive Stock Option Plan, the 1987 Nonqualified Stock Option Plan, the 1987 Employee Incentive Stock Option Plan and the 1992 Stock Option Plan. Pursuant to the terms of the acquisition, options under these plans became fully vested on July 15, 1996. The options granted in accordance with these four plans generally had a term of five to ten years. Under these plans, there were 57,694 stock options outstanding at January 31, 1997 with exercise prices ranging from $12.90 to $26.21 per share. No further shares may be granted under these plans.

     Transactions under all plans are as follows:

                                                                  NUMBER OF SHARES
                                                        -------------------------------------
                                                          1995          1996          1997
                                                        ---------     ---------     ---------
    Outstanding at beginning of year..................  2,058,954     1,782,053     2,417,695
    Options assumed in Summit acquisition.............         --            --        77,131
    Granted...........................................    655,809     1,344,609     1,130,876
    Canceled..........................................   (681,444)     (176,463)      (21,801)
    Exercised.........................................   (251,266)     (532,504)     (359,654)
                                                        ---------     ---------     ---------
    Outstanding at end of year........................  1,782,053     2,417,695     3,244,247
                                                        =========     =========     =========
    Exercisable at end of year........................    972,486       932,612     1,235,492
                                                        =========     =========     =========

     For purposes of the following pro forma disclosures required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS 123") the fair value of each option granted after fiscal 1995 has been estimated on the date of grant using the Black-Scholes option-pricing model, with the following assumptions used for grants in fiscal 1996 and 1997: annual dividends consistent with the Company's current dividend policy, which resulted in payments of $0.05 per share in fiscal 1996 and 1997; expected volatility of 29% in fiscal 1996 and 25% in fiscal 1997; risk free interest rates of 5.25% in fiscal 1996 and 6.25% in fiscal 1997; and an expected life of 5.45 years. The weighted average fair value of each option granted during fiscal 1996 and 1997 was $2.51 and $6.80, respectively. Had compensation expense been recognized for fiscal 1996 and 1997 grants for stock-based compensation plans in accordance with provisions of SFAS 123, the Company would have recorded net income and earnings per share of $10.7 million, or $0.38 per share in fiscal 1996 and $20.5 million, or $0.67 per share in fiscal 1997. Since the pro forma compensation expense for stock-based compensation plans is recognized over a three year vesting period, the foregoing pro forma reductions in the Company's net income are not representative of anticipated amounts in future years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that do not have vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options and because

                             CKE RESTAURANTS, INC.

changes in the subjective input assumptions can materially affect the value of an estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

NOTE 19 -- SUPPLEMENTAL CASH FLOW INFORMATION

                                                             1995        1996        1997
                                                            -------     -------     -------
                                                                (DOLLARS IN THOUSANDS)
    Cash paid for interest and income taxes are as
      follows:
      Interest (net of amount capitalized)................  $ 9,208     $10,198     $ 9,549
      Income taxes........................................      645       2,156       2,778
    Noncash investing and financing activities are as
      follows:
      Sale of property and equipment......................  $    --     $    --     $ 2,469
      Increase in long-term investments...................       --          --      (2,469)
      Transfers of marketable securities to (from) other
         current assets...................................   (6,776)         --          --
      Transfer of inventory, current assets and property
         and equipment to long-term investments...........       --      20,352          --
      Stock issued in exchange for Summit's assets........       --          --      11,411

NOTE 20 -- SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following table presents summarized quarterly results.

                                                                   QUARTER
                                                 --------------------------------------------
                                                   1ST         2ND         3RD         4TH
                                                 --------    --------    --------    --------
                                                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                   AMOUNTS)
    FISCAL 1996
    Total revenues.............................  $137,625    $108,040    $113,074    $106,698
    Operating income...........................     5,264       6,554       7,373       6,544
    Net income.................................     1,915       2,808       3,021       3,208
    Net income per common and common equivalent
      share....................................  $   0.07    $   0.10    $   0.11    $   0.11
                                                 ========    ========    ========    ========
    FISCAL 1997
    Total revenues.............................  $152,934    $128,123    $162,291    $170,732
    Operating income...........................    10,324       9,982      10,909      10,785
    Net income.................................     5,333       5,192       5,588       6,189
    Net income per common and common equivalent
      share....................................  $   0.19    $   0.18    $   0.19    $   0.18
                                                 ========    ========    ========    ========

     Quarterly operating results are not necessarily representative of operations for a full year for various reasons, including the seasonal nature of the quick-service restaurant industry and unpredictable adverse weather conditions which may affect sales volume and food costs. In addition, all quarters have 12-week accounting periods, except the first quarters of fiscal 1996 and 1997, which have 16-week accounting periods.

NOTE 21 -- COMMITMENTS AND CONTINGENT LIABILITIES

     In conjunction with the new credit facility established during fiscal 1997, a letter of credit subfacility in the amount of $20.0 million was established (see Note 9). Several letters of credit are outstanding under this facility which secure the Company's potential workers' compensation claims. The State of California requires that the Company provide a letter of credit each year based on its existing workers' compensation claims experience, or set aside a comparable amount of cash or investment securities in a trust account. The upcoming annual security agreement, which begins May 1, 1997, was raised to $9.2 million due to increased labor hours. A new letter of credit will be issued for this amount on or before May 1, 1997. Additionally there

                             CKE RESTAURANTS, INC.

is a $3.9 million letter of credit outstanding under the subfacility which secures the Industrial Revenue Bonds issued in connection with the construction of the Company's Northern California distribution facility.

     The Company's standby letter of credit agreements with various banks expire as follows:

                                                                                (DOLLARS IN
                                                                                THOUSANDS)
                                                                                -----------
    April 1997................................................................    $    55
    July 1997.................................................................      8,947
    September 1997............................................................        124
    October 1997..............................................................      1,355
    January 1998..............................................................      3,852
    April 2000................................................................        275
                                                                                  -------
                                                                                  $14,608
                                                                                  =======

     In fiscal 1996, the Company sold certain of its franchise notes receivable, with recourse, to an independent third party (see Note 14). In addition, the Company entered into two limited term guarantees with an independent third party during fiscal 1997 on behalf of certain of its franchisees. The Company is contingently liable for an aggregate of approximately $6.6 million under these guarantees as of January 31, 1997.

     In September 1992, Summit sold certain of its restaurants. In connection with this sale, Summit assigned its rights and obligations under real property leases to the buyer. As such, Summit remains contingently liable for these obligations. Future minimum payments under these leases amounts to $1.3 million in fiscal 1998, $1.2 million in both fiscal 1999 and fiscal 2000, $1.0 million in fiscal 2001, $800,000 in fiscal 2002 and $2.1 million thereafter.

                             CKE RESTAURANTS, INC.

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                     ASSETS

                                                                             JANUARY 27,      MAY 19,
                                                                                 1997           1997
                                                                             ------------     --------
Current assets:
  Cash and cash equivalents................................................    $ 39,782       $ 28,201
  Marketable securities....................................................          --            573
  Accounts receivable......................................................       7,942          6,752
  Related party receivables................................................       2,088          2,056
  Inventories..............................................................       9,223          9,058
  Deferred income taxes, net...............................................       7,214          7,214
  Other current assets and prepaid expenses................................       6,608         11,279
                                                                               --------       --------
     Total current assets..................................................      72,857         65,133

Property and equipment, net................................................     205,805        211,256
Property under capital leases, net.........................................      37,115         35,951
Long-term investments......................................................      33,218         47,119
Notes receivable...........................................................       6,210          6,036
Related party receivables..................................................       9,325          6,078
Other assets...............................................................      36,687         38,408
                                                                               --------       --------
                                                                               $401,217       $409,981
                                                                               ========       ========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt........................................    $    735       $    758
  Current portion of capital lease obligations.............................       4,766          4,960
  Accounts payable.........................................................      33,930         25,165
  Other current liabilities................................................      44,463         51,694
                                                                               --------       --------
     Total current liabilities.............................................      83,894         82,577
                                                                               --------       --------

Long-term debt.............................................................      33,770         34,055
Capital lease obligations..................................................      48,141         46,323
Other long-term liabilities................................................      20,608         21,610
Stockholders' equity:
  Preferred stock, $.01 par value; authorized 5,000,000 shares; none issued
     or outstanding........................................................          --             --
  Common stock, $.01 par value; authorized 50,000,000 shares; issued and
     outstanding 33,218,751 and 33,444,420 shares..........................         332            334
  Additional paid-in capital...............................................     126,279        127,637
  Retained earnings........................................................      88,193         97,445
                                                                               --------       --------
     Total stockholders' equity............................................     214,804        225,416
                                                                               --------       --------
                                                                               $401,217       $409,981
                                                                               ========       ========

          See accompanying notes to consolidated financial statements

                             CKE RESTAURANTS, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                          SIXTEEN WEEKS ENDED
                                                                         ---------------------
                                                                         MAY 20,      MAY 19,
                                                                           1996         1997
                                                                         --------     --------
Revenues:
  Company-operated restaurants:
     Carl's Jr.........................................................  $129,510     $144,827
     Taco Bueno........................................................        --       22,388
     JB's Restaurants..................................................        --       20,690
     HomeTown Buffet...................................................        --       13,170
     Other.............................................................        --        9,828
                                                                         --------     --------
                                                                          129,510      210,903
                                                                         --------     --------
  Franchised and licensed restaurants:
     Carl's Jr.........................................................    23,424       24,218
     JB's Restaurants..................................................        --          349
                                                                         --------     --------
                                                                           23,424       24,567
                                                                         --------     --------
     Total Revenues....................................................   152,934      235,470
                                                                         --------     --------
Operating costs and expenses:
  Restaurant operations:
     Food and packaging................................................    39,755       65,302
     Payroll and other employee benefits...............................    35,631       59,606
     Occupancy and other operating expenses............................    26,539       43,178
                                                                         --------     --------
                                                                          101,925      168,086
  Franchised and licensed restaurants..................................    22,176       22,496
  Advertising expenses.................................................     7,571       10,545
  General and administrative expenses..................................    11,186       16,112
                                                                         --------     --------
     Total operating costs and expenses................................   142,858      217,239
                                                                         --------     --------
Operating income.......................................................    10,076       18,231
Interest expense.......................................................    (2,595)      (2,871)
Other income, net......................................................     1,274        2,305
                                                                         --------     --------
Income before income taxes.............................................     8,755       17,665
Income tax expense.....................................................     3,422        7,079
                                                                         --------     --------
Net income.............................................................  $  5,333     $ 10,586
                                                                         ========     ========
Net income per common and common equivalent share......................  $    .19     $    .31
                                                                         ========     ========
Common and common equivalent shares used in computing per share
  amounts..............................................................    28,664       34,300
                                                                         ========     ========

          See accompanying notes to consolidated financial statements

                             CKE RESTAURANTS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                    SIXTEEN WEEKS ENDED
                                                                                   ---------------------
                                                                                   MAY 20,      MAY 19,
                                                                                     1996         1997
                                                                                   --------     --------
Net cash flow from operating activities:
  Net income.....................................................................  $  5,333     $ 10,586
  Adjustments to reconcile net income to net cash provided by operating activities:
    Noncash franchise income.....................................................       (98)          --
    Depreciation and amortization................................................     6,440       10,247
    Loss on sale of property and equipment and capital leases....................       237           87
    Write-off of accounts and notes receivable...................................        47           --
    Loss from long-term investments..............................................        --          150
    Write-down of long-lived assets..............................................     1,250           --
    Net noncash investment and dividend income...................................      (232)      (1,063)
    Deferred income taxes........................................................        51           --
    Noncash increase in reserves.................................................       297          280
    Net change in receivables, inventories and other current assets..............    (2,479)      (3,871)
    Net change in accounts payable and other current liabilities.................     4,953        2,722
                                                                                   ---------    ---------
    Net cash provided by operating activities....................................    15,799       19,138
                                                                                   ---------    ---------
Cash flow from investing activities:
  Purchases of:
    Marketable securities........................................................      (266)        (573)
    Property and equipment.......................................................    (8,413)     (14,363)
    Long-term investments........................................................    (9,190)     (14,268)
  Proceeds from sale of:
    Marketable securities and long-term investments..............................       388           --
    Property and equipment.......................................................     2,478           11
  Collections on leases receivable...............................................        46           57
  Increases in notes receivable and related party receivables....................        --         (100)
  Collections on notes receivable and related party receivables..................       614        4,156
    Net change in other assets...................................................      (406)        (927)
                                                                                   ---------    ---------
    Net cash used in investing activities........................................   (14,749)     (26,007)
                                                                                   ---------    ---------
Cash flow from financing activities:
  Net change in bank overdraft...................................................     1,868       (2,998)
  Short-term borrowings..........................................................       600        2,000
  Repayments of short-term debt..................................................      (600)      (2,000)
  Long-term borrowings...........................................................        --          489
  Repayments of long-term debt...................................................    (8,432)        (179)
  Repayments of capital lease obligations........................................      (803)      (1,232)
  Deferred financing costs.......................................................        --         (553)
  Net change in other long-term liabilities......................................      (366)        (265)
  Payment of dividends...........................................................      (743)      (1,334)
  Exercise of stock options......................................................       709        1,360
                                                                                   ---------    ---------
    Net cash used in financing activities........................................    (7,767)      (4,712)
                                                                                   ---------    ---------
    Net decrease in cash and cash equivalents....................................  $ (6,717)    $(11,581)
                                                                                   =========    =========
Supplemental disclosures of cash flow information:
  Cash paid during period for:
    Interest (net of amount capitalized).........................................  $  2,499     $  2,543
    Income taxes.................................................................       128        1,770
  Noncash investing and financing activities:
    Investing activities:
      Sale of property and equipment.............................................     2,469           --
      Increase in long-term investments..........................................    (2,469)          --

          See accompanying notes to consolidated financial statements

                             CKE RESTAURANTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE (A) BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements include the accounts of CKE Restaurants, Inc. and its consolidated wholly-owned subsidiaries (the "Company" or "CKE") and have been prepared in accordance with generally accepted accounting principles, the instructions to Form 10-Q, and Article 10 of Regulation S-X. These statements should be read in conjunction with the audited consolidated financial statements presented in the Company's 1997 Annual Report to Stockholders. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for such interim periods are not necessarily indicative of results to be expected for the full year or for any other future periods. Certain reclassifications have been made to the fiscal 1997 consolidated financial statements to conform to the fiscal 1998 presentation. Share and per share information has been retroactively adjusted to reflect the three-for-two stock split which occurred in January 1997.

NOTE (B) LONG-TERM INVESTMENT IN CHECKER'S DRIVE-IN RESTAURANTS, INC.

     On February 19, 1997, the Company purchased 6,162,299 shares of Checkers Drive-In Restaurants, Inc. ("Checkers") common stock at $1.14 per share and 61,636 shares of Checkers Series A preferred stock at $114.00 per share for an aggregate purchase price of $14.1 million in connection with a private placement of Checkers' securities to the Company and other investors, including certain related parties. Registration rights with respect to the common stock will commence one year from the date of purchase. The shares of Checkers' common stock acquired by the Company represent approximately 10% of Checkers' outstanding shares. The shares of Series A preferred stock acquired by the Company are convertible into an aggregate of 6,162,299 additional shares of common stock; provided, however, that such conversion is subject to the approval of Checkers' stockholders at its next annual meeting. If Checkers' stockholders fail to approve the common stock provisions of the Series A preferred stock, cash dividends will accrue at a rate of 14.5% six months from the date of issuance and quarterly thereafter. Assuming full exercise of the Checkers' Warrants and the conversion of all of the Series A preferred stock into Checkers' common stock, the Company would beneficially own approximately 22% of Checkers' outstanding shares.

NOTE (C) ACQUISITION OF HARDEE'S FOOD SYSTEMS, INC.

     On April 27, 1997, the Company entered into a Stock Purchase Agreement with Imasco Holdings, Inc., a Delaware corporation ("Imasco") and Hardee's Food Systems, Inc., a North Carolina corporation ("Hardee's"), pursuant to which the Company has agreed to acquire from Imasco all of the issued and outstanding shares of capital stock of Hardee's for a purchase price of $327.0 million (subject to adjustment). The Company proposes to finance the acquisition of Hardee's with a combination of new senior secured indebtedness, net proceeds from a proposed public offering of shares of the Company's Common Stock and cash on hand at the time of closing. Consummation of the transaction is subject to the satisfaction of certain conditions, including receipt of the proceeds of the proposed public stock offering.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholder of

Hardee's Food Systems, Inc.

     We have audited the accompanying combined balance sheets as of December 31, 1996 and 1995 of Hardee's Food Systems, Inc. (the "Company"), as defined in Note 1, consisting of the Restaurant and Equipment Divisions, to be acquired by CKE Restaurants, Inc. ("CKE"), and the related combined statements of operations, shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying financial statements were prepared to present the financial position and related results of operations and cash flows of the Company, which is to be acquired by CKE, and may not necessarily reflect the financial position, results of operations and cash flows of the Company that might have resulted had they operated as a stand-alone company.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 1996 and 1995 and its results of operations and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 121 in 1996.

DELOITTE & TOUCHE LLP

Raleigh, North Carolina
January 17, 1997, except for Note 20,
as to which the date is April 27, 1997

                          HARDEE'S FOOD SYSTEMS, INC.

                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1995 AND 1996
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                                          1995         1996
                                                                                        --------     --------
CURRENT ASSETS:
  Cash and cash equivalents...........................................................  $ 26,112     $     --
  Receivables.........................................................................    27,897       22,277
  Federal and state income taxes receivable...........................................    18,225       11,237
  Inventories.........................................................................    13,936       10,906
  Prepaid expenses and other current assets...........................................     2,957        3,016
  Deferred income taxes...............................................................    18,561           --
                                                                                        --------     --------
         Total current assets.........................................................   107,688       47,436
                                                                                        --------     --------
PROPERTY, PLANT AND EQUIPMENT, AT COST:
  Land................................................................................   118,067       93,065
  Buildings, including improvements to leased properties..............................   402,915      388,757
  Equipment, vehicles and fixtures....................................................   239,415      240,145
  Construction in progress............................................................     2,828        1,722
  Leased property under capital leases................................................    12,615       10,518
                                                                                        --------     --------
                                                                                         775,840      734,207
  Less accumulated depreciation and amortization......................................   345,729      336,883
                                                                                        --------     --------
         Total property, plant and equipment, net.....................................   430,111      397,324
                                                                                        --------     --------
OTHER ASSETS:
  Notes receivable due after one year.................................................    13,412       10,607
  Intangible assets...................................................................       323          299
  Deferred charges....................................................................     1,138          627
  Deferred income taxes...............................................................    23,511       34,306
  Other...............................................................................       486           21
                                                                                        --------     --------
         Total other assets...........................................................    38,870       45,860
                                                                                        --------     --------
TOTAL ASSETS..........................................................................  $576,669     $490,620
                                                                                        ========     ========
                                    LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Bank overdraft......................................................................  $     --     $  5,359
  Short-term borrowings...............................................................        --       10,000
  Trade accounts payable..............................................................     7,778       10,317
  Trade accounts payable -- affiliate.................................................     6,708        5,851
  Other accounts payable and accrued expenses.........................................    90,909       75,956
  Deferred income.....................................................................     2,448        1,569
  Current maturities of long-term debt................................................       114           46
  Current maturities of obligations under capital leases..............................       730          606
  Deferred income taxes...............................................................        --        1,166
                                                                                        --------     --------
         Total current liabilities....................................................   108,687      110,870
                                                                                        --------     --------
POSTRETIREMENT BENEFITS...............................................................    16,910       20,440
                                                                                        --------     --------
ESTIMATED FUTURE COST OF EXCESS PROPERTIES............................................    14,738       21,403
                                                                                        --------     --------
LONG-TERM DEBT TO PARENT..............................................................   131,777           --
                                                                                        --------     --------
LONG-TERM DEBT, EXCLUDING CURRENT MATURITIES..........................................     1,690        1,709
                                                                                        --------     --------
OBLIGATIONS UNDER CAPITAL LEASES, EXCLUDING CURRENT MATURITIES........................     7,006        6,124
                                                                                        --------     --------
DEFERRED CREDITS -- OTHER.............................................................     6,959        6,018
                                                                                        --------     --------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
  Common stock of no par value.
  Authorized 10,000,000 shares;
    155 and 225 shares issued at stated value of $.50 per share in 1995 and 1996,
    respectively......................................................................         1            1
  Additional paid-in capital..........................................................   253,583      316,596
  Retained earnings...................................................................    35,318        7,459
                                                                                        --------     --------
         Total Shareholder's Equity...................................................   288,902      324,056
                                                                                        --------     --------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY............................................  $576,669     $490,620
                                                                                        ========     ========

            See Accompanying Notes to Combined Financial Statements.

                          HARDEE'S FOOD SYSTEMS, INC.

                       COMBINED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                               1994         1995         1996
                                                             --------     --------     --------
REVENUES:
  Company-operated restaurants.............................  $711,979     $702,693     $706,391
  Franchised and licensed restaurants and other............   126,662      118,137       99,653
                                                             --------     --------     --------
     Total revenues........................................   838,641      820,830      806,044
                                                             --------     --------     --------

OPERATING COSTS AND EXPENSES:
  Restaurant operations:
     Food and packaging....................................   234,251      240,074      238,359
     Payroll and other employee benefits...................   234,596      255,942      264,195
     Occupancy and other operating expenses................   174,982      185,829      175,892
                                                             --------     --------     --------
                                                              643,829      681,845      678,446
  Franchised and licensed restaurants and other............    34,010       35,451       34,174
  Advertising expenses.....................................    35,744       43,734       44,075
  General and administrative expenses......................    56,766       74,912       79,735
                                                             --------     --------     --------
          Total operating costs and expenses...............   770,349      835,942      836,430
                                                             --------     --------     --------
OPERATING INCOME (LOSS)....................................    68,292      (15,112)     (30,386)
INTEREST EXPENSE...........................................    12,155       13,985        6,981
OTHER EXPENSES (INCOME), NET...............................       500          500       (9,508)
                                                             --------     --------     --------
INCOME (LOSS) BEFORE INCOME TAXES AND EXTRAORDINARY LOSS...    55,637      (29,597)     (27,859)
INCOME TAX EXPENSE (BENEFIT)...............................    22,255      (11,839)          --
                                                             --------     --------     --------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM....................    33,382      (17,758)     (27,859)
EXTRAORDINARY LOSS ON EARLY EXTINGUISHMENT OF DEBT, NET OF
  INCOME TAX BENEFIT OF $4,097.............................    (6,146)          --           --
                                                             --------     --------     --------
NET INCOME (LOSS)..........................................  $ 27,236     $(17,758)    $(27,859)
                                                             ========     ========     ========

            See Accompanying Notes to Combined Financial Statements.

                          HARDEE'S FOOD SYSTEMS, INC.

                  COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                               1994         1995         1996
                                                             --------     --------     --------
COMMON STOCK AT BEGINNING AND END OF YEAR..................  $      1     $      1     $      1
ADDITIONAL PAID-IN CAPITAL:
  Amount at beginning of year..............................   142,074      153,583      253,583
  Capital contributions....................................    11,509      100,000       63,013
                                                             --------     --------     --------
          Amount at end of year............................   153,583      253,583      316,596
                                                             --------     --------     --------
RETAINED EARNINGS:
  Amount at beginning of year..............................    56,009       63,076       35,318
  Net income (loss)........................................    27,236      (17,758)     (27,859)
  Dividends paid...........................................   (20,169)     (10,000)          --
                                                             --------     --------     --------
          Amount at end of year............................    63,076       35,318        7,459
                                                             --------     --------     --------
TOTAL SHAREHOLDER'S EQUITY.................................  $216,660     $288,902     $324,056
                                                             ========     ========     ========

            See Accompanying Notes to Combined Financial Statements.

                          HARDEE'S FOOD SYSTEMS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                                      1994          1995          1996
                                                                    ---------     ---------     ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Income (loss)...............................................  $  27,236     $ (17,758)    $ (27,859)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Depreciation (including amortization of leased property under
      capital leases).............................................     43,044        43,939        49,400
     Amortization of intangible assets............................        200           251           180
     Loss (gain) on disposition of property, plant and
      equipment...................................................      1,939         4,376          (222)
     Provision for postretirement benefits........................        642         1,331         3,530
     Amortization of gain on sale of real estate..................     (1,995)         (886)         (941)
     Provision (benefit) for (from) excess properties expense.....     (2,018)       (3,204)        6,665
     Provision (benefit) for (from) deferred income taxes.........     (1,867)        7,172         8,932
     Provision for bad debts......................................      6,986        16,575         6,800
     Loss on early extinguishment of debt.........................     10,243            --            --
     Changes in assets and liabilities:
       Receivables................................................      4,124       (17,573)        4,266
       Inventories................................................      1,381         1,167         3,030
       Prepaid expenses and other current assets..................        215           230           (59)
       Trade accounts payable.....................................     (6,418)       (2,531)        1,682
       Other accounts payable and accrued expenses................      1,300         7,456        (2,790)
       Federal and state income taxes.............................      8,479       (19,276)        6,988
       Deferred income............................................        237        (1,632)         (879)
                                                                    ---------     ---------     ---------
     Net cash provided by operating activities....................     93,728        19,637        58,723
                                                                    ---------     ---------     ---------
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
  Purchases of property, plant and equipment......................    (32,720)      (83,550)      (68,262)
  Proceeds from disposition of property, plant and equipment......     42,093         2,177        42,019
  Decrease in intangibles and other assets........................        127           335           820
  Issuance of notes receivable....................................    (24,479)         (932)       (7,298)
  Collection on notes receivable and direct financing leases......     14,987         2,597         2,346
  Purchase of investment..........................................     (4,000)           --            --
  Purchase of joint venture, net of cash acquired.................    (20,400)           --            --
                                                                    ---------     ---------     ---------
     Net cash used in investing activities........................    (24,392)      (79,373)      (30,375)
                                                                    ---------     ---------     ---------
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
  Repayment of long-term debt.....................................     (6,978)           (3)          (49)
  Proceeds from short-term borrowings.............................      5,934            --        10,000
  Repayment of short-term borrowings..............................         --        (5,934)           --
  Proceeds (repayment) of notes payable to parent.................     95,213        24,144      (181,777)
  Bank overdrafts.................................................         --            --         5,359
  Repayment of obligations under capital leases...................       (928)       (1,515)       (1,006)
  Repurchase of long-term debt....................................   (155,161)           --            --
  Net transfers from (to) parent..................................    (20,169)       40,000       113,013
                                                                    ---------     ---------     ---------
     Net cash provided by (used in) financing activities..........    (82,089)       56,692       (54,460)
                                                                    ---------     ---------     ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS.........................    (12,753)       (3,044)      (26,112)
CASH AND CASH EQUIVALENTS -- BEGINNING OF YEAR....................     41,909        29,156        26,112
                                                                    ---------     ---------     ---------
CASH AND CASH EQUIVALENTS -- END OF YEAR..........................  $  29,156     $  26,112     $      --
                                                                    =========     =========     =========

            See Accompanying Notes to Combined Financial Statements

                          HARDEE'S FOOD SYSTEMS, INC.

                 COMBINED STATEMENTS OF CASH FLOWS (CONCLUDED)
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996
                                 (IN THOUSANDS)

                                                                      1994          1995          1996
                                                                    ---------     ---------     ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
     Interest (net of capitalized amount).........................  $  16,919     $  18,479     $  13,657
     Income taxes.................................................     10,274        10,440         2,938
  Purchase of joint venture, net of cash acquired:
     Working capital, other than cash.............................  $    (712)    $      --     $      --
     Property, plant and equipment................................   (101,541)           --            --
     Long-term debt...............................................     80,855            --            --
     Noncurrent liabilities.......................................        998            --            --
                                                                    ---------     ---------     ---------
          Net cash used to acquire joint venture..................  $ (20,400)    $      --     $      --
                                                                    =========     =========     =========
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING
  ACTIVITIES:
  Exchange of accounts receivable for notes receivable............  $      --     $      --     $     377
  Property, plant and equipment, net has been written down against
     a provision for impairment of long-lived assets..............  $      --     $      --     $  12,163
  In conjunction with the acquisition/sale of restaurants to franchisees, the Company exchanged notes receivable in the
     amount of....................................................  $   1,717     $     151     $   2,311
  In conjunction with the sale of restaurants to a third party, the Company recorded the following losses against a reserve in other accounts payable:
     Property, plant and equipment................................  $  16,831     $      --     $      --
     Intangible assets............................................      2,054            --            --
  In conjunction with the contribution of joint venture interest by the parent company, the Company received or reclassed the following assets and liabilities:
     Working capital..............................................  $  (1,328)    $      --     $      --
     Property, plant and equipment................................    (82,432)           --            --
     Investment in joint venture..................................        250            --            --
     Other assets.................................................     (1,066)           --            --
     Long-term debt...............................................     72,337            --            --
     Noncurrent liabilities.......................................        730            --            --
     Additional paid-in capital...................................     11,509            --            --
  In conjunction with the sale of 20 shares of Hardee's common stock to Imasco Holdings, the Company received a note which is included as a reduction in long-term debt in the amount
     of...........................................................  $      --     $  50,000     $      --
  The following amounts have been recorded against a reserve in other accounts payable:
     Receivables..................................................  $      --     $  18,489     $      --
     Inventories..................................................         --          (377)           --
     Prepaid expenses and other current assets....................         --           (49)           --
     Property, plant and equipment, net...........................         --        (9,442)           --
     Equity investment............................................         --         4,000            --
     Other accounts payable and accrued expenses..................         --        14,053            --
  The Company reduced the basis in the fixed assets acquired through a sale and leaseback real estate transaction by the
     related unamortized deferred gain............................  $  45,472     $      --     $      --

            See Accompanying Notes to Combined Financial Statements.

                          HARDEE'S FOOD SYSTEMS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The combined financial statements include the accounts of Hardee's Food Systems, Inc. (the "Company") a North Carolina Corporation and wholly-owned subsidiary of Imasco Holdings, Inc. ("Imasco Holdings"), a Delaware Corporation. Imasco Holdings is a wholly-owned subsidiary of Imasco Limited, a Canadian Corporation.

     The accounts of Hardee's Food Systems, Inc. include the Restaurant and Equipment Divisions, however, they do not include the accounts of Fast Food Merchandisers, Inc. ("FFM") and MRO Mid-Atlantic ("MRO"), two directly owned subsidiaries.

     The common stock of Hardee's Food Systems, Inc. will be sold to CKE Restaurants, Inc. under a stock purchase agreement dated April 27, 1997. See
Note 20. FMM and MRO will be spun off to Imasco Holdings or one of its affiliates.

     The Restaurant Division operates a system of approximately 3,200 company and franchise quick-service restaurants under the Hardee's trademark in 37 states and 10 foreign countries. The Equipment Division is engaged in the business of selling equipment and small wares to Hardee's and other restaurant businesses.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Inventories. Inventories are carried at the lower of cost (first-in, first-out) or replacement market.

     Property, Plant and Equipment. Property, plant and equipment ("PP&E") are stated at cost, except for PP&E that have been impaired, for which the carrying amount is reduced to estimated fair value. For financial reporting purposes, depreciation is provided on a straight-line basis. Various accelerated methods are used for income tax reporting. Estimated useful lives are as follows:

            Restaurant buildings..........................  25 years primarily
            Building upgrades and leasehold
              improvements................................  3 to 10 years
            Restaurant equipment and signs................  3 to 7 years
            Furniture, fixtures and other equipment.......  3 to 7 years
            Office and warehouse buildings................  20 to 40 years
            Leased property under capital leases and
              leasehold improvements......................  Lesser of useful life of asset or term of lease

     Interest costs for construction projects are capitalized during the construction period by applying current interest rates paid by the Company to the amount of funds expended on a daily basis until the project is completed. Expenses incurred in locating sites for new restaurants and supervising construction of new and remodeled restaurant buildings are capitalized and included in the cost of the related assets.

     Leases. Leases which meet certain criteria are designated as capital leases and are recorded as if the Company had acquired the related assets through debt financing. The assets are classified on the balance sheets as "Leased property under capital leases" and the related liabilities as "Obligations under capital leases." This accounting method results in the recording of interest expense and depreciation rather than rental expense for such leases for financial reporting purposes. This accounting method is not utilized for income tax purposes. The land element of the Company's capital leases and other leases which do not meet the criteria of capital leases are classified as operating leases; accordingly, the rental expense related to the land element and other leases is recorded in the period in which such rental expense occurs.

     The Company leases some restaurant locations and equipment to others and treats those which meet the requirements for capitalization as direct financing or sales-type leases.

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

     Amortization of Intangible Assets. Intangible assets are amortized straight-line over forty years or less.

     Pre-operating Expenses. Pre-operating expenses of new restaurants are charged to expense as incurred.

     Federal and State Income Taxes. The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This Statement requires the use of the asset and liability approach for financial accounting and reporting for income taxes.

     License Fee Income. The Company's current standard initial license fee for license holders as of December 31, 1995 is $15,000. For first time license holders subsequent to December 31, 1995, the current standard initial license fee is $35,000 for the first restaurant and $30,000 thereafter. The license agreement requires a monthly service fee equal to 3 1/2% of gross sales for the first five years of operations and 4% thereafter. Licenses currently are granted for initial terms of 20 years. Initial license fee income is recognized when the licensed restaurant opens. The Company is generally obligated to provide site selection counseling, building and equipment plans and specifications, training, preopening and operating assistance, advertising and marketing assistance, continual individual and group counseling, accounting forms and an operating manual.

     Excess Properties. At the time decisions are made to close restaurants, earnings are charged and a provision is established, subject to periodic review and adjustment, for asset disposal costs and for estimated future expenditures for rents, real estate taxes and other occupancy costs, net of estimated sublease income and other recoveries from the properties. Such amounts are recorded at the present value of the future payments.

     Retirement Plans. Prior to January 1, 1995, the Company and its subsidiaries had defined benefit pension plans covering employees between the ages of 21 and 70 with at least 1,000 hours of service annually. Employees were eligible to participate in the plans after one year of service and became vested after five years of service. There were no contributions by employees.

     Effective December 31, 1994, the Company curtailed its qualified defined benefit pension plans and implemented a 401(k) defined contribution plan on January 1, 1995.

     On January 1, 1995, the Company amended and restated its qualified after-tax savings plan and implemented a 401(k) defined contribution Retirement Savings Plan ("RSP"). The plan obtained its latest determination letter on February 2, 1996, in which the Internal Revenue Service stated that the plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The RSP covers non-highly compensated employees that have reached age 21 with at least one year of service. Restaurant hourly employees are not eligible to participate in the RSP.

     Effective January 3, 1995, the Company also amended its non-qualified savings plan and implemented the Management Savings Plan ("MSP"), a non-qualified deferred annuity arrangement for its highly compensated employees. Both the RSP and the MSP permit voluntary employee contributions and provide for service-related matching and profit-sharing contributions by the Company.

     The Company has a non-qualified defined benefit pension plan for officers. The plan is unfunded. The officer must have five years of credited service and five years as an officer to receive full benefits.

     Postemployment Benefits. Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Post-employment Benefits," requires employers who provide benefits to former or inactive employees after employment but before retirement to recognize the liability for these benefits on an accrual basis rather than as paid. Such benefits provided by the Company are immaterial and do not require any additional accruals.

     Postretirement Benefits Other Than Pensions. The Company provides an unfunded retiree medical benefit plan for substantially all employees (except restaurant hourly employees) who retire on or after age 55

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

with at least 5 years of service. The retiree pays the actual costs of the plan with a Company subsidy provided for retirees with 10 or more years of credited service. The dollar amount of this subsidy will be capped in 2003.

     Accounting Changes. The Company adopted Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" in the fourth quarter of 1996. SFAS 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment and written down to fair value whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

     Pervasiveness of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Statement of Cash Flows. For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     Reclassifications. Certain prior year amounts have been reclassified to conform with 1996 presentations.

NOTE 3 -- IMPAIRMENT OF LONG-LIVED ASSETS

     As noted above, the Company adopted SFAS 121 in 1996 for purposes of determining and measuring impairment of certain long-lived assets to be held and used in the business. The Company deems an asset to be impaired if a forecast of undiscounted future operating cash flows directly related to the asset, including disposal value if any, is less than its carrying amount. SFAS 121 stipulates that when evaluating and measuring impairment, assets shall be grouped at the lowest level for which there are identifiable, largely independent cash flows. The Company has identified the appropriate grouping of assets to be designated market areas for the restaurant division. Factors leading to impairment were a combination of historical losses and anticipated future losses. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying amount of the asset exceeds its fair value. Fair value is based on quoted market prices in active markets, if available. If quoted market prices are not available, an estimate of fair value is based on the best information available, including prices for similar assets or the results of valuation techniques.

     Adoption of SFAS 121 resulted in a non-cash pre-tax charge of $12.2 million related to restaurants located in designated market areas for which a forecast of undiscounted future operating cash flows is less than their carrying value. Considerable management judgment is necessary to estimate future cash flows. Accordingly, actual results could vary significantly from such estimates.

NOTE 4 -- DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

  Cash and Cash Equivalents

     The carrying amount approximates fair value because of the short maturity of those instruments.

  Notes Receivable

     The fair value of notes receivable is estimated by discounting their future cash flows using an interest rate being used in current transactions, reduced by an estimate of doubtful accounts. The carrying value of notes receivable, net of allowance for doubtful accounts, approximates the estimated fair market value.

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

  Long-Term Debt

     The carrying amount approximates fair value because the debt is primarily with related parties and rates paid are based on market rates negotiated annually.

NOTE 5 -- RECEIVABLES

     Receivables consist of the following at December 31, 1995 and 1996 (in thousands):

                                                                1995        1996
                                                               -------     -------
            Trade accounts...................................  $23,093     $28,539
            Notes............................................   26,918      23,183
            Other accounts...................................   12,420       9,022
                                                               -------     -------
                      Total..................................   62,431      60,744
            Less allowance for doubtful accounts.............   21,122      27,860
                                                               -------     -------
                      Receivables, net.......................  $41,309     $32,884
                                                               =======     =======

     The receivables are presented in the balance sheets as follows:

            Current assets...................................  $27,897     $22,277
                                                               =======     =======
            Other assets.....................................  $13,412     $10,607
                                                               =======     =======

NOTE 6 -- INVENTORIES

     Inventories consist of the following at December 31, 1995 and 1996 (in thousands):

                                                                1995        1996
                                                               -------     -------
            Restaurant inventories...........................  $ 7,110     $ 6,182
            Equipment for sale...............................    6,563       4,382
            Supplies and promotional items...................      263         342
                                                               -------     -------
                      Total inventories......................  $13,936     $10,906
                                                               =======     =======

NOTE 7 -- DEFERRED CREDITS -- OTHER AND SALE AND LEASEBACK OF RESTAURANTS

     In 1988, the Company entered into a real estate transaction in which the commercial real property and improvements of 279 of its restaurants were contributed to a joint venture formed by the Company and an unrelated third party and subsequently leased back for a period of 15 years. In 1988, the Company sold 98% of its 50% interest in the joint venture to an affiliated company. On April 6, 1994, the Company exercised its buyout option pursuant to the joint venture agreement and purchased 96% of the unrelated third party interest in the joint venture for a cash consideration of approximately $19.6 million. On April 7, 1994, the joint venture liquidated the third party's remaining 2% interest for approximately $817,000. Prior to the buyout on April 6, 1994, the Company accounted for its investment in the joint venture under the equity method. Its share of joint venture earnings for the year ended December 31, 1994 was $9,000.

     Also in 1988, the Company entered into a real estate transaction in which it sold commercial real property and improvements of 101 restaurant locations to an unaffiliated third party and leased the properties back for a period of fifteen and one-half years. The lease is being accounted for as an operating lease.

     The gain that the Company realized on both of the above real estate transactions was deferred and classified in the accompanying balance sheets as Deferred Credits -- Other. At the date of the joint venture buyout, the basis in the fixed assets acquired was reduced by the related unamortized deferred gain of

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

$45,472,000. The gain on the sale of the 101 restaurant locations is being amortized over the life of the lease which expires in June 2004.

     The remaining lease transaction contains certain covenants which requires maintenance of a minimum amount of shareholder's equity and a minimum amount of combined shareholder's equity and affiliated indebtedness. The Company is in compliance with these covenants as of December 31, 1996.

NOTE 8 -- PROPERTY, PLANT, AND EQUIPMENT

     Property, plant and equipment, at cost, consist of the following at December 31, 1995 and 1996 (in thousands):

                                                                 1995       1996
                                                               --------   --------
            Land.............................................  $116,188   $ 92,171
            Buildings and leasehold improvements.............   394,156    381,291
            Restaurant equipment.............................   119,178    122,662
            Other equipment and signs........................    93,011     89,386
            Automotive and aircraft..........................     3,493      3,493
            Furniture, fixtures and other....................    23,493     24,471
            Construction in progress.........................     2,828      1,722
            Capital leases...................................    12,615     10,518
            Leased to licensees and others:
              Land...........................................     1,879        894
              Buildings and leasehold improvements...........     8,759      7,466
              Equipment and signs............................       240        133
                                                               --------   --------
                      Total..................................  $775,840   $734,207
                                                               ========   ========

NOTE 9 -- INTANGIBLE ASSETS AND DEFERRED CHARGES

     Intangible assets and deferred charges are stated at cost, net of accumulated amortization of $816,000 and $3,149,000 at December 31, 1995 and 1996, respectively.

NOTE 10 -- OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Other accounts payable and accrued expenses consist of the following at December 31, 1995 and 1996 (in thousands):

                                                                1995        1996
                                                               -------     -------
            Salaries and wages...............................  $ 8,459     $ 5,630
            Rent.............................................   12,220      12,447
            Taxes, other than income.........................   12,184      11,439
            Insurance........................................   28,273      28,604
            Savings plan contributions.......................    5,516       4,332
            Utilities........................................    2,048       2,167
            Other............................................   22,209      11,337
                                                               -------     -------
                      Total..................................  $90,909     $75,956
                                                               =======     =======

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

NOTE 11 -- LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 1995 and 1996 (in thousands):

                                                                     1995        1996
                                                                   --------     ------
        Unsecured credit facility with Imasco Finance LLC
          (formerly Imasco B.V.).................................  $221,162     $   --
        Advances to Imasco Holdings..............................   (58,126)        --
        Advances from ITL........................................     4,132         --
        Advances to Genstar Land.................................    (8,680)        --
        Advances to Fast Food Merchandisers, Inc.................   (26,711)        --
        Other....................................................     1,804      1,755
                                                                   --------     ------
                                                                    133,581      1,755
        Less current maturities..................................       114         46
                                                                   --------     ------
        Portion payable after one year...........................  $133,467     $1,709
                                                                   ========     ======

     The aggregate principal maturities of other long-term debt are as follows (in thousands):

                1997..............................................    $   46
                1998..............................................       176
                1999..............................................        30
                2000..............................................        30
                2001 and thereafter...............................     1,473

     At December 31, 1996, the Company had an unsecured credit facility with Imasco Finance, LLC for an amount of $750 million. The ten-year facility expires December 31, 2004, and is to be used by the Company as needed. Interest is negotiated annually with the average rates being 8.4%, 8.5%, and 8.5% for the years ended December 31, 1994, 1995, and 1996, respectively.

     In 1994, the Company had various credit facilities with Imasco B.V. (Amsterdam and Luxembourg Branches), a Netherlands corporation and wholly-owned subsidiary of Imasco Limited. On January 2, 1995, Imasco B.V. sold the Company's existing outstanding credit facility (in the aggregate amount of $511 million) to Imasco Finance, LLC.

     The Company advances and borrows funds to and from Imasco Holdings and subsidiaries of Imasco Limited at negotiated rates. The Company considers Imasco Limited's subsidiaries as one group for financing purposes.

     In 1994, the Company purchased at a premium $138.3 million of its 10.5% mortgage notes. The purchase resulted in an extraordinary charge of $9.8 million. On January 5, 1995, the Company purchased at a premium its remaining 10.5% mortgage notes. The purchase resulted in an extraordinary charge of approximately $350,000 for which a reserve was established in December 1994.

     The Company has a line of credit with a commercial bank for an amount of $15 million of which $0 and $10 million was utilized at December 31, 1995 and 1996, respectively.

NOTE 12 -- LEASES

     The Company is a party to a number of noncancelable lease agreements primarily involving restaurant land and buildings expiring on various dates through 2018. The leases generally have initial terms of 10 to 25 years with renewal options ranging from one five-year period to four five-year periods and provide for

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

minimum rents or a rent based on a percentage of sales, whichever is greater. The Company is also responsible for executory costs.

     The following is a schedule of future minimum payments under capital leases and operating leases and obligations under capital leases (present value of future minimum rentals) as of December 31, 1996 (in thousands):

                                                      CAPITAL    OPERATING
                                                      -------   -----------
                                                       REAL        REAL
                            PERIODS                   ESTATE      ESTATE       TOTAL
            ----------------------------------------  -------   -----------   --------
            1997....................................  $ 1,617    $  41,723    $ 43,340
            1998....................................    1,524       37,454      38,978
            1999....................................    1,468       32,851      34,319
            2000....................................    1,434       27,560      28,994
            2001....................................    1,406       24,177      25,583
            2002 and thereafter.....................    5,355       77,852      83,207
                                                      -------     --------    --------
            Total minimum lease payments............   12,804    $ 241,617    $254,421
                                                                  ========    ========
            Less amount representing interest.......    6,074
                                                      -------
            Total obligations under capital
              leases................................    6,730
            Less current maturities of obligations
              under capital leases..................      606
                                                      -------
            Obligations under capital leases payable
              after one year........................  $ 6,124
                                                      =======

     The Company is contingently liable on leases which have been assigned to unaffiliated companies with aggregate minimum annual rentals of $1,072,000 expiring in various years through 2011.

     The following is a schedule of future minimum rentals receivable under operating leases and subleases at December 31, 1996 (in thousands):

                PERIODS
                -------
                1997...............................................  $ 6,597
                1998...............................................    6,264
                1999...............................................    5,666
                2000...............................................    4,914
                2001...............................................    4,260
                2002 and thereafter................................   29,463
                                                                     -------
                Total minimum rentals receivable...................  $57,164
                                                                     =======

     Rent expense entering into the determination of net earnings follows (in thousands):

                                                                  YEAR ENDED DECEMBER 31
                                                               ----------------------------
                                                                1994       1995      1996
                                                               -------   --------   -------
    Minimum rent on operating leases.........................  $37,101   $ 29,821   $30,225
    Contingent rent based on sales for:
      Capital leases.........................................      309        265       142
      Operating leases.......................................    4,579      3,629     3,862
    Rent income from subleases...............................  (13,972)   (12,288)   (8,901)
    Transportation equipment rent............................    2,021      1,866     1,980
                                                               -------   --------   -------
    Net rent expense.........................................  $30,038   $ 23,293   $27,308
                                                               =======   ========   =======

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

NOTE 13 -- RESTAURANTS IN OPERATION

     The following table sets forth the total number of restaurants in operation at December 31, 1994, 1995, and 1996:

                                                                  1994      1995      1996
                                                                  -----     -----     -----
    Hardee's Company............................................    805       864       808
    Hardee's Franchise..........................................  2,711     2,600     2,417
                                                                  -----     -----     -----
      Total.....................................................  3,516     3,464     3,225
                                                                  =====     =====     =====

NOTE 14 -- RETIREMENT AND SAVINGS PLANS

     Effective December 31, 1994, the Company curtailed its qualified defined benefit pension plans and implemented a qualified defined contribution plan beginning January 1, 1995. As a result of the curtailment of the defined benefit plan, the Company realized a gain of $7.0 million.

     The Company's funding policy for its qualified defined benefit plans is to contribute amounts determined in accordance with the minimum contribution requirements of the Internal Revenue Service regulations. The Company made a cash contribution of $712,000 for the plan year ended December 31, 1994 and $984,000 for the plan year ended December 31, 1995, and will make no cash contributions for the plan year ended December 31, 1996.

     Additionally, the Company funds non-qualified defined benefit plan benefits on a current basis. These cash contributions were $1,048,000 in 1994, $1,029,000 in 1995 and $1,077,000 in 1996.

     The net periodic pension (benefit) cost for 1994, 1995, and 1996 includes the following components (in thousands):

                                                                YEAR ENDED DECEMBER 31
                                                            -------------------------------
                                                             1994        1995        1996
                                                            -------     -------     -------
    Curtailment gain......................................  $(7,046)    $    --     $    --
    Service cost -- benefits earned during the period.....    2,622         192         386
    Interest cost on projected benefit obligation.........    4,310       3,694       3,885
    Actual return on assets...............................   (3,414)     (3,646)     (3,179)
    Amortization of prior service cost....................      129         157         157
    Amortization of (gains) losses........................       86        (516)        162
    Amortization of unrecognized net asset at January 1,
      1985................................................     (407)       (407)       (407)
                                                            -------     -------     -------
    Net periodic pension (benefit) cost...................  $(3,720)    $  (526)    $ 1,004
                                                            =======     =======     =======

     The net periodic pension (benefit) cost was determined for the Company's fiscal year using the pension plan year of January 1 through December 31. The plans' funded status was determined as of December 31, 1995 and 1996 using the following assumptions:

                                                                           1995       1996
                                                                           ----       ----
    Discount rates.......................................................  7.75%      7.75%
    Rates of increase in compensation levels.............................  4.75%      4.75%
    Expected long-term rate of return on assets..........................  7.75%      7.75%

     The discount rates are interest rates at which it is estimated that the obligations of the plans could be settled through purchase of annuities as of the dates shown.

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

     The following table sets forth the plans' funded status and the amounts recognized in the Company's combined balance sheets at December 31, 1995 and 1996 (in thousands).

                                                        1995                              1996
                                            -----------------------------     -----------------------------
                                                           NON-QUALIFIED                     NON-QUALIFIED
                                            QUALIFIED         UNFUNDED        QUALIFIED         UNFUNDED
                                              PLANS            PLANS            PLANS            PLANS
                                            ----------     --------------     ----------     --------------
Actuarial present value of benefit
  obligations:
  Vested benefit obligation...............   $ (34,439)       $(11,738)        $ (37,922)       $(11,622)
                                              ========        ========          ========        ========
  Accumulated benefit obligation..........   $ (35,472)       $(11,797)        $ (38,936)       $(11,699)
                                              ========        ========          ========        ========
Projected benefit obligation..............   $ (35,472)       $(14,053)        $ (38,936)       $(13,404)
Plan assets at fair value.................      44,848              --            48,199              --
                                              --------        --------          --------        --------
Projected benefit obligation less plan
  assets..................................       9,376         (14,053)            9,263         (13,404)
Unrecognized net (gain) loss..............      (2,998)          1,124            (3,900)            (46)
Prior service (benefit) cost not yet
  recognized in net periodic pension
  cost....................................          12           1,408                11           1,272
Unrecognized net (asset) obligation at
  January 1, 1985.........................      (2,019)            357            (1,544)            289
Additional minimum liability..............          --            (633)               --              --
                                              --------        --------          --------        --------
Pension asset (liability) recognized in
  the combined balance sheets.............   $   4,371        $(11,797)        $   3,830        $(11,889)
                                              ========        ========          ========        ========

     Prior to January 1, 1995, the Company had a qualified savings plan which provided for basic and supplemental employee contributions and for the Company to match up to 25% of the employee's basic contributions not to exceed 6% of the employee's earnings. Prior to January 3, 1995, the Company had a non-qualified savings plan in which it matched up to 30% of the employee's basic contributions. The expense to the Company for the savings plans was approximately $1,686,000 for the year ended December 31, 1994.

     The RSP permits voluntary employee contributions on a pre-tax or after-tax basis, and provides for the Company to match from 25%-60%, depending upon years of service, of the first 6% of the employee's contributions. The MSP permits voluntary employee contributions on an after-tax basis and provides for the Company to match from 31.25%-75% of the first 6% of the employee's contributions. The RSP and MSP provide for profit-sharing contributions from 2%-6% and 2.5%-7.5%, respectively, of the employee's earnings, based on years of service. The expense to the Company for the RSP and MSP was approximately $6,162,000 and $4,224,000 for the years ended December 31, 1995 and 1996, respectively.

NOTE 15 -- POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

     The Company provides an unfunded retiree medical benefit plan for substantially all employees (except restaurant hourly employees) who retire on or after age 55 with at least 5 years of service. The retiree pays the actual costs of the plan with a Company subsidy provided for retirees with 10 or more years of credited service. The dollar amount of this subsidy will be capped in 2003.

     The total postretirement benefit cost for 1994, 1995, and 1996 includes the following components (in thousands):

                                                                    1994     1995     1996
                                                                    ----     ----     ----
    Service cost -- benefits attributed to service during the
      period......................................................  $170     $114     $112
    Interest cost on accumulated postretirement benefit
      obligation..................................................   258      222      208
    Amortization of (gains) losses................................     2      (42)     (49)
                                                                    ----     ----     ----
    Net periodic postretirement benefit cost......................  $430     $294     $271
                                                                    ====     ====     ====

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

     The following sets forth the components of the accumulated postretirement benefit obligation of the plan and the amounts recognized in the Company's combined balance sheets at December 31, 1995 and 1996 (in thousands):

                                                                        1995        1996
                                                                       -------     -------
    Accumulated postretirement benefit obligation:
      Fully eligible active plan participants........................  $   (96)    $   (82)
      Other active participants......................................   (1,794)     (1,608)
      Retirees.......................................................   (1,425)     (1,249)
                                                                       -------     -------
              Total..................................................   (3,315)     (2,939)
    Unrecognized net gain............................................     (831)     (1,477)
                                                                       -------     -------
    Postretirement benefit obligation recognized in the combined
      balance sheets.................................................  $(4,146)    $(4,416)
                                                                       =======     =======

     The assumed health care cost trend rates used to measure the expected cost of benefits was 12.5% for the current year decreasing 0.5% per year to an ultimate rate of 7% due to capping the Company subsidy at that time.

     The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1996, by $540,000 and would increase the service and cost components of net periodic postretirement benefit cost for 1996 by $53,000.

     The weighted-average assumed discount rate used to measure the accumulated postretirement benefit obligation for the years 1995 and 1996 was 7.75%.

NOTE 16 -- FEDERAL AND STATE INCOME TAXES

     The provision (benefit) for income taxes consists of the following for the years ended December 31, 1994, 1995, and 1996 (in thousands):

                                                            1994         1995        1996
                                                           -------     --------     -------
    Current:
      Federal............................................  $22,382     $(18,311)    $(9,478)
      State and local....................................    1,740         (700)        546
                                                           -------     --------     -------
         Total...........................................   24,122      (19,011)     (8,932)
                                                           -------     --------     -------
    Deferred:
      Federal............................................   (1,634)       6,275       7,816
      State and local....................................     (233)         897       1,116
                                                           -------     --------     -------
         Total...........................................   (1,867)       7,172       8,932
                                                           -------     --------     -------
    Provision (benefit) before extraordinary item........   22,255      (11,839)         --
    Benefit of extraordinary item........................   (4,097)          --          --
                                                           -------     --------     -------
    Provision (benefit) for income taxes.................  $18,158     $(11,839)    $    --
                                                           =======     ========     =======

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

     Significant components of the Company's deferred income tax assets and liabilities at December 31, 1995 and 1996 are as follows (in thousands):

                                                                       1995         1996
                                                                     --------     --------
    Current deferred tax assets (liabilities):
      Receivables..................................................  $  4,486     $  7,141
      Inventories..................................................       180          255
      Accrued expenses.............................................     9,301       12,449
      Closed store reserve.........................................    12,906       16,945
      Other........................................................       652      (16,610)
      Valuation allowance..........................................    (8,964)     (21,346)
                                                                     --------     --------
              Total current deferred tax assets....................    18,561       (1,166)
                                                                     --------     --------
    Noncurrent deferred tax assets (liabilities):
      Depreciation.................................................    18,246       15,273
      Receivables..................................................     3,930        3,810
      Deferred gain -- real estate.................................   (12,115)     (12,538)
      Estimated future cost of excess properties...................    10,756           --
      Postretirement benefits......................................     7,599        7,754
      Credit carryforward..........................................        --        9,858
      AMT carryforward.............................................        --        6,539
      Other........................................................      (141)      20,135
      Valuation allowance..........................................    (4,764)     (16,525)
                                                                     --------     --------
              Total noncurrent deferred tax assets.................    23,511       34,306
                                                                     --------     --------
    Net deferred tax assets........................................  $ 42,072     $ 33,140
                                                                     ========     ========

     The credit carryforwards are principally comprised of targeted jobs tax credits and other credits of $9.9 million which expire from 2005 through 2007 and alternative minimum tax credits of $6.5 million which have indefinite carryover periods.

     A valuation allowance has been recognized, based on the weight of available evidence, as it is more likely than not that some portion or all of the deferred tax asset will not be realized.

     A reconciliation of the provision for income taxes to income tax expense (benefit) computed by applying the statutory federal income tax rate to pre-tax earnings, is as follows:

                                                 1994                 1995                1996
                                            ---------------     ----------------     ---------------
Statutory federal income tax..............  $ 19,473   35.0%    $(10,359)   35.0%    $(9,751)   35.0%
Creditable minimum tax....................        --     --           --      --       1,583    (5.7)
State and local income taxes, net of
  federal income tax benefits.............     2,782    5.0       (1,480)    5.0      (1,393)    5.0
Valuation reserve.........................        --     --       13,728   (46.3)     24,143   (86.6)
Other permanent differences and
  miscellaneous...........................        --     --      (13,728)   46.3     (14,582)   52.3
                                            --------   -----    --------   -----     -------    ----
Provision (benefit) before extraordinary
  item and accounting change..............  $ 22,255   40.0%    $(11,839)   40.0%    $    --      --%
                                            ========   =====    ========   =====     =======    ====

     The Company is a wholly-owned subsidiary of Imasco Holdings and is included in its consolidated federal income tax returns. Imasco Holdings allocates income tax expense or benefit as if the Company were filing separate federal income tax returns. The amount of federal income taxes due to (from) Imasco Holdings for 1994, 1995, and 1996 was $6,177,000, ($12,614,000), and ($14,188,000),
respectively.

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

     The Internal Revenue Service is currently examining Imasco Holdings' 1993 and 1994 income tax returns. As of December 31, 1996, no adjustments have been assessed. The Company believes that it has made adequate provision for income taxes that may become payable with respect to this examination.

NOTE 17 -- LITIGATION

     In the ordinary course of its business the Company is a party to a number of legal proceedings as a plaintiff or defendant; however, management does not believe that the ultimate disposition of any or all of these proceedings will have a material effect on the financial statements of the Company.

NOTE 18 -- COMMITMENTS AND CONTINGENCIES

     At December 31, 1996, the Company had outstanding capital commitments of approximately $23,720,000.

NOTE 19 -- RELATED PARTY TRANSACTIONS

     In addition to the Company, the following companies are controlled directly or indirectly by Imasco Limited:

           Imasco Finance, LLC ("Imasco LLC")
ITL (USA) Limited ("ITL")
Genstar Land Company ("Genstar Land")

     During the years ended December 31, 1994, 1995, and 1996, the Company had the following transactions with affiliates (in thousands):

                                                        1994        1995         1996
                                                       -------     -------     --------
        Payment of management fee to Imasco
          Holdings...................................  $   500     $   500     $    860
        Receipt of management fee from FFM...........       --          --      (10,368)
        Payment of interest to Imasco Holdings.......      112         389          205
        Payment of interest to Imasco LLC............   13,902      15,757       11,337
        Payment of interest to ITL...................      729         839          515
        Receipt of interest from Genstar Land........     (931)       (840)      (2,619)
        Receipt of interest from FFM.................   (4,332)     (3,654)      (2,725)

     On December 18, 1995, the Company issued 20 shares of its no par value, $.50 per share stated value common stock to Imasco Holdings in exchange for $50,000,000 cash and a $50,000,000 note. The note was paid on March 1, 1996. On April 19, 1996, the Company issued 30 shares of its no par value, $.50 per share stated value common stock to Imasco Holdings in exchange for $100,000,000. On October 16, 1996, the Company issued an additional 40 shares of its no par value, $.50 per share stated value common stock to Imasco Holdings in exchange for $100,000,000. A return of capital of $136,987 has been offset against the 1996 capital contributions.

NOTE 20 -- SUBSEQUENT EVENTS

     On March 19, 1997, Flagstar Enterprises, Inc. ("Flagstar"), which operates approximately 580 Hardee's restaurants, commenced an arbitration proceeding against Hardee's pursuant to provisions of its license agreements. The Demand for Arbitration, which contains six claims, (i) alleges that Hardee's has breached certain contractual, fiduciary, and statutory duties allegedly owed to Flagstar, (ii) seeks a declaration relieving Flagstar from its obligations under the post-termination covenants against competition contained in its license agreements, and (iii) seeks an award of monetary damages in excess of $500 million (subject to trebling

                          HARDEE'S FOOD SYSTEMS, INC.

              FOR THE YEARS ENDED DECEMBER 31, 1994, 1995 AND 1996

pursuant to the statutory claim). The proceeding is in its early stages. Based on currently available information, Hardee's believes that these claims are without merit and intends to defend against them vigorously. Therefore, no estimate of any possible loss to Hardee's can be made at this time.

     On April 27, 1997, an agreement was reached for the sale of the Company to CKE Restaurants, Inc. ("CKE"). FFM, a wholly owned subsidiary of the Company engaged in the food processing and distribution business and MRO, are not included in the transaction. The purchase price is $327 million, subject to post-closing adjustments. Up to $50 million of the consideration may be in the form of a CKE convertible note. The transaction is subject to certain conditions, including the completion of an equity issue by CKE and is expected to close within the third quarter of 1997.

NOTE 21 -- SUPPLEMENTAL INFORMATION

     The following results of operations for the three years ended December 31, 1996 represent the continuing operations of Hardee's Food Systems, Inc. after the sale to CKE Restaurants, Inc. as discussed in Note 1. Included are the results for the 808 restaurants open and operating as of December 31, 1996, the franchising operations and the Equipment Division.

                                                                        (THOUSANDS)
                                                             ----------------------------------
                                                               1994         1995         1996
                                                             --------     --------     --------
REVENUES:
  Company-operated restaurants.............................  $593,391     $596,593     $645,409
  Franchised and licensed restaurant and other.............   126,757      118,137       99,653
                                                             --------     --------     --------
          Total revenues...................................   720,148      714,730      745,062
                                                             --------     --------     --------
OPERATING COSTS AND EXPENSES:
  Restaurant operations:
     Food and packaging....................................   192,971      204,125      219,559
     Payroll and other employee benefits...................   190,907      213,302      237,604
     Occupancy and other operating expenses................   124,934      134,241      154,415
                                                             --------     --------     --------
                                                              508,812      551,668      611,578
  Franchised and licensed restaurants and other............    34,010       35,451       35,175
  Advertising expenses.....................................    28,985       33,121       36,396
  General and administrative expenses......................    56,766       74,912       79,735
                                                             --------     --------     --------
          Total operating costs and expenses...............   628,573      695,152      762,884
                                                             --------     --------     --------
OPERATING INCOME (LOSS)....................................  $ 91,575     $ 19,578     $(17,822)
                                                             ========     ========     ========
Number of Units............................................       692          733          808

     Total general and administrative expenses for each year have been included in operating results with no allocation to non-operating units.

                          HARDEE'S FOOD SYSTEMS, INC.

                            COMBINED BALANCE SHEETS
                      DECEMBER 31, 1996 AND MARCH 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                                        1996          1997
                                                                                      ---------     ---------
CURRENT ASSETS:
  Cash and cash equivalents.........................................................  $      --     $   2,867
  Receivables.......................................................................     22,277        18,406
  Federal and state income taxes receivable.........................................     11,237        12,472
  Inventories.......................................................................     10,906        12,101
  Prepaid expenses and other current assets.........................................      3,016         3,058
                                                                                      ---------     ---------
    Total current assets............................................................     47,436        48,904
                                                                                      ---------     ---------
PROPERTY, PLANT AND EQUIPMENT, AT COST:
  Land..............................................................................     93,065        92,035
  Buildings, including improvements to leased properties............................    388,757       393,281
  Equipment, vehicles and fixtures..................................................    240,145       246,496
  Construction in progress..........................................................      1,722         1,629
  Leased property under capital leases..............................................     10,518        10,645
                                                                                      ---------     ---------
                                                                                        734,207       744,086
  Less accumulated depreciation and amortization....................................   (336,883)     (344,208)
                                                                                      ---------     ---------
    Total property, plant and equipment, net........................................    397,324       399,878
                                                                                      ---------     ---------
OTHER ASSETS:
  Notes receivable due after one year...............................................     10,607         8,733
  Intangible assets.................................................................        299           294
  Deferred charges..................................................................        627           595
  Deferred income taxes.............................................................     34,306        34,306
  Other.............................................................................         21           493
                                                                                      ---------     ---------
    Total other assets..............................................................     45,860        44,421
                                                                                      ---------     ---------
TOTAL ASSETS........................................................................  $ 490,620     $ 493,203
                                                                                      =========     =========
                                    LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
  Bank overdrafts...................................................................  $   5,359     $      --
  Short-term borrowings.............................................................     10,000         9,000
  Trade accounts payable............................................................     10,317        10,281
  Trade accounts payable -- affiliate...............................................      5,851         6,318
  Other accounts payable and accrued expenses.......................................     75,956        71,759
  Deferred income...................................................................      1,569         1,586
  Current maturities of long-term debt..............................................         46            66
  Current maturities of obligations under capital leases............................        606           561
  Deferred income taxes.............................................................      1,166         1,166
                                                                                      ---------     ---------
  Total current liabilities.........................................................    110,870       100,737
                                                                                      ---------     ---------
POSTRETIREMENT BENEFITS.............................................................     20,440        22,641
                                                                                      ---------     ---------
ESTIMATED FUTURE COST OF EXCESS PROPERTIES..........................................     21,403        21,403
                                                                                      ---------     ---------
LONG-TERM DEBT TO PARENT............................................................         --        19,721
                                                                                      ---------     ---------
LONG-TERM DEBT, EXCLUDING CURRENT MATURITIES........................................      1,709         1,684
                                                                                      ---------     ---------
OBLIGATIONS UNDER CAPITAL LEASES, EXCLUDING CURRENT MATURITIES......................      6,124         6,008
                                                                                      ---------     ---------
DEFERRED CREDITS -- OTHER...........................................................      6,018         5,975
                                                                                      ---------     ---------
COMMITMENTS AND CONTINGENCIES
SHAREHOLDER'S EQUITY:
  Common stock of no par value......................................................         --            --
  Authorized 10,000,000 shares; 155 and 225 shares issued at stated value of $.50
    per share in 1996 and 1997, respectively........................................          1             1
  Additional paid-in capital........................................................    316,596       316,596
  (Accumulated deficit) Retained earnings...........................................      7,459        (1,563)
                                                                                      ---------     ---------
    Total shareholder's equity......................................................    324,056       315,034
                                                                                      ---------     ---------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY..........................................  $ 490,620     $ 493,203
                                                                                      =========     =========

            See Accompanying Notes to Combined Financial Statements.

                          HARDEE'S FOOD SYSTEMS, INC.

                       COMBINED STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                           1996         1997
                                                                         --------     --------
REVENUES:
  Company-operated restaurants.........................................  $168,976     $151,019
  Franchised and licensed restaurants and other........................    23,712       22,070
                                                                         --------     --------
          Total revenues...............................................   192,688      173,089
                                                                         --------     --------

OPERATING COSTS AND EXPENSES:
  Restaurant operations:
     Food and packaging................................................    58,779       50,308
     Payroll and other employee benefits...............................    66,081       59,657
     Occupancy and other operating expenses............................    43,739       38,700
                                                                         --------     --------
                                                                          168,599      148,665

  Franchised and licensed restaurants and other........................     7,495        6,218
  Advertising expenses.................................................    10,215        9,095
  General and administrative expenses..................................    17,923       19,450
                                                                         --------     --------
          Total operating costs and expenses...........................   204,232      183,428
                                                                         --------     --------

OPERATING LOSS.........................................................   (11,544)     (10,339)

INTEREST EXPENSE.......................................................     2,932          823

OTHER EXPENSES (INCOME), NET...........................................       215       (2,140)
                                                                         --------     --------
LOSS BEFORE INCOME TAXES...............................................   (14,691)      (9,022)

INCOME TAX.............................................................        --           --
                                                                         --------     --------
NET LOSS...............................................................  $(14,691)    $ (9,022)
                                                                         ========     ========

            See Accompanying Notes to Combined Financial Statements.

                          HARDEE'S FOOD SYSTEMS, INC.

                  COMBINED STATEMENTS OF SHAREHOLDER'S EQUITY
 FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                           1996         1997
                                                                         --------     --------
COMMON STOCK AT BEGINNING AND END OF PERIOD............................  $      1     $      1
                                                                         --------     --------

ADDITIONAL PAID-IN CAPITAL:
  Amount at beginning of period........................................   253,583      316,596
  Capital contributions................................................    63,013           --
                                                                         --------     --------
     Amount at end of period...........................................   316,596      316,596
                                                                         --------     --------

(ACCUMULATED DEFICIT) RETAINED EARNINGS:
  Amount at beginning of period........................................    35,318        7,459
  Net loss.............................................................   (27,859)      (9,022)
                                                                         --------     --------
     Amount at end of period...........................................     7,459       (1,563)
                                                                         --------     --------

TOTAL SHAREHOLDER'S EQUITY.............................................  $324,056     $315,034
                                                                         ========     ========

            See Accompanying Notes to Combined Financial Statements.

                          HARDEE'S FOOD SYSTEMS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS
         FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997 (CONTINUED)
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                     1996         1997
                                                                                   --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.......................................................................  $(14,691)    $ (9,022)
  Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
    Depreciation (including amortization of leased property under capital
     leases).....................................................................    12,094       11,947
    Amortization of intangible assets............................................        61           37
    Loss (gain) on disposition of property, plant and equipment..................       (83)       1,867
    Provision for postretirement benefits........................................     4,241        2,201
    Amortization of gain on sale of real estate..................................      (288)         (43)
    Provision for excess properties expense......................................     3,002           --
    Provision for deferred income taxes..........................................       666           --
    Provision for bad debts......................................................       272        1,704
    Changes in assets and liabilities:
      Receivables................................................................      (307)       3,890
      Inventories................................................................     1,151       (1,195)
      Prepaid expenses and other current assets..................................       428          (42)
      Trade accounts payable.....................................................     3,530          431
      Other accounts payable and accrued expenses................................     2,852       (4,197)
      Federal and state income taxes.............................................    (1,238)      (1,235)
      Deferred income............................................................     1,132           17
                                                                                   ---------    ---------
    Net cash provided by (used in) operating activities..........................    12,822        6,360
                                                                                   ---------    ---------
CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.....................................   (13,918)     (20,807)
  Proceeds from disposition of property, plant and equipment.....................     3,655        4,778
  Increase in intangibles and other assets.......................................      (972)        (472)
  Issuance of notes receivable...................................................        --         (893)
  Collection on notes receivable and direct financing leases.....................     2,247          705
                                                                                   ---------    ---------
    Net cash used in investing activities........................................    (8,988)     (16,689)
                                                                                   ---------    ---------
CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
  Repayment of long-term debt....................................................       (13)          (5)
  Repayment of short-term borrowings.............................................        --       (1,000)
  Proceeds from notes payable to parent..........................................    17,919       19,721
  Bank overdrafts................................................................        --       (5,359)
  Repayment of obligations under capital leases..................................      (185)        (161)
                                                                                   ---------    ---------
    Net cash provided by financing activities....................................    17,721       13,196
                                                                                   ---------    ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS........................................    21,555        2,867
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD...................................    26,112           --
                                                                                   ---------    ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD.........................................  $ 47,667     $  2,867
                                                                                   =========    =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest (net of capitalized amount).........................................  $    (14)    $    326
    Income taxes (net of refunds)................................................    (6,094)       1,701
SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
    In conjunction with the acquisition/sale of restaurants to franchisees, the
     Company exchanged notes receivable in the amount of.........................  $     --     $    339
                                                                                   ---------    ---------

            See Accompanying Notes to Combined Financial Statements.

                          HARDEE'S FOOD SYSTEMS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997
                                  (UNAUDITED)

NOTE 1 -- ORGANIZATION AND BASIS OF PRESENTATION

     The combined financial statements include the accounts of Hardee's Food Systems, Inc. (the "Company") a North Carolina Corporation and wholly-owned subsidiary of Imasco Holdings, Inc. ("Imasco Holdings"), a Delaware corporation. Imasco Holdings is a wholly-owned subsidiary of Imasco Limited, a Canadian Corporation.

     The accounts of Hardee's Food Systems, Inc. include the Restaurant and Equipment Divisions, however, they do not include the accounts of Fast Food Merchandisers, Inc. ("FFM") and MRO Mid-Atlantic, ("MRO") two directly owned subsidiaries.

     The common stock of Hardee's Food Systems, Inc. will be sold to CKE Restaurants, Inc. under a stock purchase agreement dated April 27, 1997 (See
Note 3). FFM and MRO will be spun off to Imasco Holdings or one of its affiliates.

     The Restaurant Division operates a system of approximately 3,200 company and franchise quick service restaurants under the Hardee's trademark in 37 states and 10 foreign countries. The Equipment Division is engaged in the business of selling equipment and small wares to Hardee's and other restaurant businesses.

NOTE 2 -- COMMITMENTS AND CONTINGENCIES

     On March 19, 1997, Flagstar Enterprises, Inc. ("Flagstar"), which operates approximately 580 Hardee's restaurants, commenced an arbitration proceeding against Hardee's pursuant to provisions of its license agreements. The Demand for Arbitration, which contains six claims, (i) alleges that Hardee's has breached certain contractual, fiduciary and statutory duties allegedly owed to Flagstar, (ii) seeks a declaration relieving Flagstar from its obligations under the post-termination covenants against competition contained in its license agreements, and (iii) seeks an award of monetary damages in excess of $500 million (subject to trebling pursuant to the statutory claim). The proceeding is in its early stages. Based on currently available information, Hardee's believes that these claims are without merit and intends to defend against them vigorously. Therefore, no estimate of any possible loss to Hardee's can be made at this time.

NOTE 3 -- SUBSEQUENT EVENTS

     On April 27, 1997, an agreement was reached for the sale of the Company to CKE Restaurants, Inc. ("CKE"). FFM, a wholly owned subsidiary of the Company engaged in the food processing and distribution business, and MRO are not included in the transaction. The purchase price is $327 million, subject to post-closing adjustments. Up to $50 million of the consideration may be in the form of a CKE convertible note. The transaction is subject to certain conditions, including the completion of an equity issue by CKE and is expected to close within the third quarter of 1997.

                          HARDEE'S FOOD SYSTEMS, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1997
                                  (UNAUDITED)

NOTE 4 - SUPPLEMENTAL INFORMATION

     The following results of operations for the three months ended March 31, 1996 and 1997 represent the continuing operations of Hardee's Food Systems, Inc. after the sale to CKE Restaurants, Inc. as discussed in Note 1. Included are the results for the 788 restaurants open and operating as of March 31, 1997, the franchising operations and the Equipment Division.

                                                                          (THOUSANDS)
                                                                     ---------------------
                                                                       1996         1997
                                                                     --------     --------
    REVENUES:
      Company-operated restaurants.................................  $141,208     $150,075
      Franchised and licensed restaurants and other................    23,712       22,070
                                                                     --------     --------
              Total revenues.......................................   164,920      172,145
                                                                     --------     --------

    OPERATING COSTS AND EXPENSES:
      Restaurant operations:
         Food and packaging........................................    49,061       50,440
         Payroll and other employee benefits.......................    54,193       58,810
         Occupancy and other operating expenses....................    33,812       37,367
                                                                     --------     --------
                                                                      137,066      146,617

      Franchised and licensed restaurants and other................     7,495        6,218
      Advertising expenses.........................................     8,070        8,142
      General and administrative expenses..........................    17,923       19,450
                                                                     --------     --------
              Total operating costs and expenses...................   170,554      180,427
                                                                     --------     --------
    OPERATING LOSS.................................................  $ (5,634)    $ (8,282)
                                                                     ========     ========
    Number of Units................................................       730          788

     Total general and administrative expenses for each period have been included in operating results with no allocation to non-operating units.

            [PHOTOGRAPHS OF EXTERIOR AND INTERIOR OF REPRESENTATIVE RESTAURANTS AND PHOTOGRAPHS OF REPRESENTATIVE PRODUCTS]

             ======================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................     3
Risk Factors..........................     9
The Acquisition.......................    15
Use of Proceeds.......................    17
Price Range of Common Stock and
  Dividend Policy.....................    17
Capitalization........................    18
Unaudited Pro Forma Combined Condensed
  Financial Information...............    19
Selected Consolidated Financial and
  Operating Data......................    24
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    27
Business..............................    39
Description of Capital Stock..........    49
Description of Certain Indebtedness...    50
Management............................    52
Certain U.S. Tax Consequences to Non-
  U.S. Holders........................    54
Underwriting..........................    56
Legal Matters.........................    58
Experts...............................    58
Available Information.................    59
Incorporation of Certain Documents by
  Reference...........................    60
Index to Financial Statements.........   F-1


             ======================================================
             ======================================================
                                7,250,000 SHARES

                           [LOGO OF CKE RESTAURANTS]

                                      LOGO

                                  COMMON STOCK
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                              MERRILL LYNCH & CO.

                               ALEX. BROWN & SONS
                                  INCORPORATED

                           MORGAN STANLEY DEAN WITTER

                        EQUITABLE SECURITIES CORPORATION

                         ROBERTSON, STEPHENS & COMPANY
                                          , 1997
             ======================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION              [ALTERNATE PAGE]

                   PRELIMINARY PROSPECTUS DATED JULY 8, 1997

PROSPECTUS

                                7,250,000 SHARES
[STAR LOGO OF CKE RESTAURANTS]
[BOX LOGO OF CKE RESTAURANTS]
                                  COMMON STOCK

                            ------------------------

     All of the shares of Common Stock being offered hereby are being sold by CKE Restaurants, Inc. ("CKE"). Of the 7,250,000 shares of Common Stock offered hereby, 1,450,000 shares are being offered outside of the United States and Canada by the International Managers (the "International Offering") and 5,800,000 shares are being offered in a concurrent offering in the United States and Canada by the U.S. Underwriters (the "U.S. Offering"). The price to public and underwriting discount per share are identical for the International Offering and U.S. Offering. See "Underwriting." CKE's Common Stock is listed on the New York Stock Exchange under the symbol "CKR." On June 12, 1997, the last reported sale price of the Common Stock on the New York Stock Exchange Composite Tape was $26 3/4 per share. See "Price Range of Common Stock and Dividend Policy."

     The Common Stock offered hereby is being issued to provide part of the financing necessary for CKE's acquisition of Hardee's Food Systems, Inc. ("Hardee's") (the "Acquisition"). Prior to or concurrently with this offering, CKE will enter into the New Credit Facility (as defined herein). This offering is contingent upon the effectiveness of the New Credit Facility, and CKE plans to close this offering concurrently with the closing of the Acquisition. See "The Acquisition" and "Use of Proceeds."

     SEE "RISK FACTORS" BEGINNING ON PAGE 9 FOR A DISCUSSION OF CERTAIN MATTERS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

======================================================================================================
                                             PRICE TO                                 PROCEEDS TO
                                              PUBLIC            UNDERWRITING          COMPANY(2)
                                                                 DISCOUNT(1)
------------------------------------------------------------------------------------------------------
Per Share.............................           $                    $                    $
------------------------------------------------------------------------------------------------------
Total(3)..............................           $                    $                    $
======================================================================================================

(1) CKE has agreed to indemnify the several Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933. See "Underwriting."

(2) Before deducting expenses payable by CKE estimated at $750,000.

(3) CKE has granted the several International Managers and the U.S. Underwriters (the "Underwriters") options to purchase up to 217,500 and 870,000 additional shares, respectively, of Common Stock to cover over-allotments, if any. See "Underwriting." If such options are exercised in full, the total Price to Public, Underwriting Discount and Proceeds to Company will be
    $          , $          and $          , respectively.

                            ------------------------

     The shares of Common Stock are being offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, subject to the approval of certain legal matters by counsel for the Underwriters. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part. It is expected that delivery of the shares of
Common Stock will be made in New York, New York on or about           , 1997.

                            ------------------------

MERRILL LYNCH INTERNATIONAL
           ALEX. BROWN & SONS
                INTERNATIONAL
                        MORGAN STANLEY DEAN WITTER
                                   EQUITABLE SECURITIES CORPORATION
                                            ROBERTSON, STEPHENS & COMPANY

                            ------------------------

                The date of this Prospectus is           , 1997.

                                                                [ALTERNATE PAGE]
                                  UNDERWRITING

     Subject to the terms and conditions contained in a purchase agreement (the "International Purchase Agreement"), the Company has agreed to sell to the International Managers named below (the "International Managers"), and the International Managers, for whom Merrill Lynch International, Alex. Brown & Sons Incorporated, Morgan Stanley & Co. International Limited, Equitable Securities Corporation and Robertson, Stephens & Company LLC are acting as representatives (the "International Representatives"), have severally agreed to purchase, the number of shares of Common Stock set forth opposite their respective names below.

                                                                         NUMBER
                                         UNDERWRITERS                   OF SHARES
                                                                        ---------
            Merrill Lynch International...............................
            Alex. Brown & Sons Incorporated...........................
            Morgan Stanley & Co. International Limited ...............
            Equitable Securities Corporation..........................
            Robertson, Stephens & Company LLC.........................

                                                                        ---------
                         Total........................................  1,450,000
                                                                        =========

     The Company has also entered into a purchase agreement (the "U.S. Purchase Agreement" and, together with the International Purchase Agreement, the "Agreements") with certain underwriters in the United States and Canada (the "U.S. Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Alex. Brown & Sons Incorporated, Morgan Stanley & Co. Incorporated, Equitable Securities Corporation and Robertson, Stephens & Company LLC are acting as representatives (the "U.S. Representatives"). Subject to the terms and conditions set forth in the U.S. Purchase Agreement, the Company has agreed to sell to the U.S. Underwriters, and the U.S. Underwriters have severally agreed to purchase, an aggregate of 5,800,000 shares of Common Stock. The initial public offering price per share and the underwriting discount per share are identical under the International Purchase Agreement and the U.S. Purchase Agreement.

     In the International Purchase Agreement and the U.S. Purchase Agreement, the several International Managers and the several U.S. Underwriters (collectively, the "Underwriters"), respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to such Agreement if any of the shares of Common Stock being sold pursuant to such Agreement are purchased. The International Purchase Agreement provides that, in the event of a default by an International Manager, the purchase commitments of the non-defaulting International Managers may in certain circumstances be increased, and the U.S. Purchase Agreement provides that, in the event of a default by a U.S. Underwriter, the purchase commitments of the non-defaulting U.S. Underwriters may in certain circumstances be increased. The closing with respect to the sale of the shares of Common Stock pursuant to the International Purchase Agreement is a condition to the closing with respect to the sale of the shares of Common Stock pursuant to the U.S. Purchase Agreement, and the closing with respect to the sale of the shares of Common Stock pursuant to the U.S. Purchase Agreement is a condition to the closing with respect to the sale of the shares of Common Stock pursuant to the International Purchase Agreement. In addition, the closing with respect to the sale of the shares of Common Stock pursuant to both of the Agreements is contingent upon the effectiveness of the New Credit Facility and the concurrent consummation of the Acquisition. See "The Acquisition."

     The International Managers and the U.S. Underwriters have entered into an intersyndicate agreement (the "Intersyndicate Agreement") which provides for the coordination of their activities. Under the terms of

                                                                [ALTERNATE PAGE]

the Intersyndicate Agreement, the International Managers and the U.S. Underwriters are permitted to sell shares of Common Stock to each other. Pursuant to the Intersyndicate Agreement, sales may be made between the International Managers and the U.S. Underwriters of such number of shares of Common Stock as may be mutually agreed. The price of any shares of Common Stock so sold shall be the initial public offering price, less an amount not greater than the selling concession.

     Under the terms of the Intersyndicate Agreement, the U.S. Underwriters and any dealer to whom they sell shares of Common Stock will agree to offer to sell or sell shares of Common Stock only to persons whom they believe are United States Persons or Canadian Persons (as defined in the Intersyndicate Agreement) or to persons whom they believe intend to reoffer or resell the same to United States Persons or Canadian Persons, and the International Managers and any bank, broker or dealer to whom they sell shares of Common Stock will agree not to offer to sell or sell shares of Common Stock to persons whom they believe to be United States Persons or Canadian Persons or to persons whom they believe intend to reoffer or resell the same to United States Persons or Canadian Persons, except in each case for transactions pursuant to the Intersyndicate Agreement which, among other things, permits the Underwriters to purchase from each other and offer for resale such number of shares of Common Stock as the selling Underwriter or Underwriters and the purchasing Underwriter or Underwriters may agree.

     The International Representatives have advised the Company that the International Managers propose initially to offer the shares of Common Stock offered hereby to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession
not in excess of $          per share. The International Managers may allow, and
such dealers may reallow, a concession not in excess of $          per share to
certain other dealers. After the offering contemplated hereby, the public offering price, concession and discount may be changed.

     The Company has granted to the International Managers an option, exercisable for 30 days after the date hereof, to purchase up to 217,500 additional shares of Common Stock and the U.S. Underwriters an option, exercisable for 30 days after the date hereof, to purchase up to 870,000 additional shares of Common Stock, in each case solely to cover over-allotments, if any, at the initial public offering price less the underwriting discount. To the extent that the International Managers exercise such option, each of the International Managers will be obligated, subject to certain conditions, to purchase approximately the same percentage of such shares which the number of shares of Common Stock to be purchased by it shown in the foregoing table bears to the total number of shares of Common Stock set forth in such table.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act.

     The Company has agreed that it will not, with certain exceptions, offer, sell or otherwise dispose of any shares of Common Stock for a period of 90 days from the date of this Prospectus without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. This prohibition will not affect shares of Common Stock issued by the Company pursuant to employee or director benefit plans, any dividend reinvestment plan or the conversion or exercise of securities convertible or exercisable for Common Stock. Each of the Company's directors and executive officers has agreed that, for a period of 90 days from the date of this Prospectus, he will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell or otherwise voluntarily dispose of any shares of Common Stock or any securities convertible into or exercisable for Common Stock. In addition, Imasco Holdings has agreed with the Company that it will not sell or otherwise dispose of the Subordinated Note, if issued in connection with the Acquisition, or any shares of Common Stock issuable upon conversion thereof for a period of 90 days from the consummation of the Acquisition, and the Company has agreed that it will not waive or modify such agreement without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

     Until the distribution of the Common Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the U.S. Representatives are permitted to

                                                                [ALTERNATE PAGE]

engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

     If the Underwriters create a short position in the Common Stock in connection with the offering (i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus), the U.S. Representatives may reduce that short position by purchasing Common Stock in the open market. The U.S. Representatives may also elect to reduce any short position through the exercise of all or part of the over-allotment options described above.

     The U.S. Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the U.S. Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the offering.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

     Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the U.S. Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     Each International Manager has agreed that (i) it has not offered or sold and will not offer or sell any shares of Common Stock to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Common Stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on; and
(iii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to any shares of Common Stock in, from or otherwise involving the United Kingdom.

     Purchasers of the shares of Common Stock offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of their country of purchase, in addition to the offering price set forth on the cover page hereof.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Newport Beach, California. Certain legal matters in connection with the offering will be passed upon for the Underwriters by Brown & Wood LLP, San Francisco, California.

                                    EXPERTS

     The consolidated financial statements of CKE Restaurants, Inc. and its subsidiaries as of January 31, 1996 and 1997, and for each of the years in the three-year period ended January 31, 1997, have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP,

                                                                [ALTERNATE PAGE]

independent certified public accountants, appearing elsewhere or incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of Hardee's Food Systems, Inc. as of December 31, 1995 and 1996, and for each of the years in the three-year period ended December 31, 1996 included in this Prospectus have been audited by Deloitte and Touche LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Summit Family Restaurants Inc. and its subsidiaries as of September 26, 1994 and September 25, 1995, and for each of the years in the three-year period ended September 25, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Casa Bonita Incorporated and its subsidiaries as of April 3, 1995 and April 1, 1996, and for each of the years in the two-year period ended April 1, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

     CKE is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by CKE can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, IL 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, such as CKE, that file electronically with the Commission. Copies of such reports, proxy and information statements and other information concerning CKE can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described above.

     No action has been or will be taken in any jurisdiction by the Company or by any Underwriter that would permit the public offering of the Common Stock or the possession or distribution of this Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons into whose possession this Prospectus comes are required by the Company and the Underwriters to inform themselves about and to observe any restrictions as to the offering of the Common Stock and the distribution of this Prospectus.

                                                                [ALTERNATE PAGE]

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following documents are incorporated herein by reference: (i) CKE's Annual Report on Form 10-K for the fiscal year ended January 31, 1997; (ii) CKE's Quarterly Report on Form 10-Q for the 16-week period ended May 19, 1997; and (iii) CKE's Current Reports on Form 8-K dated April 27, 1997, October 1, 1996 and July 15, 1996.


     All documents filed by CKE pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in an amendment or supplement hereto, or in any subsequently filed document which also is or is deemed to be incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above that have been incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the documents that are incorporated herein). Requests for such copies should be directed to General Counsel, CKE Restaurants, Inc., 1200 North Harbor Boulevard, Anaheim, California 92801, telephone (714) 774-5796.

                                                                [ALTERNATE PAGE]

             ======================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Prospectus Summary....................    3
Risk Factors..........................    9
The Acquisition.......................   15
Use of Proceeds.......................   17
Price Range of Common Stock and
  Dividend Policy.....................   17
Capitalization........................   18
Unaudited Pro Forma Combined Condensed
  Financial Information...............   19
Selected Consolidated Financial and
  Operating Data......................   24
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   27
Business..............................   39
Description of Capital Stock..........   49
Description of Certain Indebtedness...   50
Management............................   52
Certain U.S. Tax Consequences to Non-
  U.S. Holders........................   54
Underwriting..........................   56
Legal Matters.........................   58
Experts...............................   58
Available Information.................   59
Incorporation of Certain Documents by
  Reference...........................   60
Index to Financial Statements.........  F-1


             ======================================================
             ======================================================
                                7,250,000 SHARES

                           [LOGO OF CKE RESTAURANTS]

                                      LOGO

                                  COMMON STOCK
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                          MERRILL LYNCH INTERNATIONAL

                               ALEX. BROWN & SONS
                                 INTERNATIONAL

                           MORGAN STANLEY DEAN WITTER

                        EQUITABLE SECURITIES CORPORATION

                         ROBERTSON, STEPHENS & COMPANY
                                          , 1997
             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of the Common Stock being registered hereunder. All of the amounts shown are estimates except for the SEC registration fee and the NASD filing fee.

            SEC registration fee......................................  $ 61,551
            NASD filing fee...........................................    22,803
            Printing expenses.........................................   250,000
            Legal fees and expenses...................................   200,000
            Accounting fees and expenses..............................   125,000
            Transfer agent and registrar fees.........................     5,000
            Miscellaneous.............................................    85,646
                                                                        --------
                      Total...........................................  $750,000
                                                                        ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Registrant under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Registrant's Certificate of Incorporation and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation or enterprise. The Registrant may, in its discretion, similarly indemnify its employees and agents. The Registrant's Certificate of Incorporation relieves the Registrant's directors from monetary damages to the Registrant or its stockholders for breach of such directors' fiduciary duty as directors to the fullest extent permitted by the DGCL. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for any breach of the directors' duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent violations of certain provisions of the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (iv) for any transaction from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, the Registrant may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Registrant, and, with respect to a criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that the director or officer of the Registrant has been successful in the defense of any action, suit or proceeding referred to above, the Registrant would have the right to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

ITEM 16. EXHIBITS


EXHIBIT
  NO.                                          DESCRIPTION
-------   -------------------------------------------------------------------------------------
  *1.1    Form of U.S. Purchase Agreement.
  *1.2    Form of International Purchase Agreement.
   3.1    Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the
          Registrant's Registration Statement on Form S-4 (registration No. 33-52523), which is incorporated herein by this reference.
   3.2    Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant's Registration
          Statement on Form S-4 (Registration No. 333-05305), which is incorporated herein by this reference.
   5.1    Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation.
  23.1    Consent of KPMG Peat Marwick LLP (with respect to the consolidated financial statements of the Registrant and its subsidiaries).
  23.2    Consent of KPMG Peat Marwick LLP (with respect to the consolidated financial statements of Summit Family Restaurants Inc. and its subsidiaries).
  23.3    Consent of KPMG Peat Marwick LLP (with respect to the consolidated financial statements of Casa Bonita Incorporated and its subsidiaries).
  23.4    Consent of Deloitte & Touche LLP (with respect to the combined financial statements of Hardee's Food Systems, Inc.).
  23.5    Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (see Exhibit
          5.1).


---------------

* Previously filed.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each posteffective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provision described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 8th day of July, 1997.


                                          CKE RESTAURANTS, INC.


                                          By: /s/   ANDREW F. PUZDER

                                            ------------------------------------

                                                      Andrew F. Puzder

                                                Executive Vice President and

                                                      General Counsel



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                                  TITLE                      DATE
---------------------------------------------   --------------------------------   --------------

                      *                             Chairman of the Board of         July 8, 1997
---------------------------------------------    Directors and Chief Executive
             William P. Foley II                  Officer (Principal Executive
                                                            Officer)

                      *                           Executive Vice President and       July 8, 1997
---------------------------------------------       Chief Financial Officer
               Carl A. Strunk                    (Principal Financial Officer)

                      *                                     Director                 July 8, 1997
---------------------------------------------
              Byron Allumbaugh

                      *                                     Director                 July 8, 1997
---------------------------------------------
                 Peter Churm

                      *                                     Director                 July 8, 1997
---------------------------------------------
               Carl L. Karcher

                      *                                     Director                 July 8, 1997
---------------------------------------------
               Carl N. Karcher

                      *                            Vice Chairman of the Board        July 8, 1997
---------------------------------------------
            Daniel D. (Ron) Lane

                      *                                     Director                 July 8, 1997
---------------------------------------------
              W. Howard Lester

                      *                                     Director                 July 8, 1997
---------------------------------------------
               Frank P. Willey



*By: /s/   ANDREW F. PUZDER

     -------------------------------

            Andrew F. Puzder

            Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
  NO.                                          DESCRIPTION
-------   -------------------------------------------------------------------------------------
  *1.1    Form of U.S. Purchase Agreement.
  *1.2    Form of International Purchase Agreement.
   3.1    Certificate of Incorporation of the Registrant, filed as Exhibit 3.1 to the
          Registrant's Registration Statement on Form S-4 (registration No. 33-52523), which is incorporated herein by this reference.
   3.2    Bylaws of the Registrant, filed as Exhibit 3.2 to the Registrant's Registration
          Statement on Form S-4 (Registration No. 333-05305), which is incorporated herein by this reference.
   5.1    Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation.
  23.1    Consent of KPMG Peat Marwick LLP (with respect to the consolidated financial statements of the Registrant and its subsidiaries).
  23.2    Consent of KPMG Peat Marwick LLP (with respect to the consolidated financial statements of Summit Family Restaurants Inc. and its subsidiaries).
  23.3    Consent of KPMG Peat Marwick LLP (with respect to the consolidated financial statements of Casa Bonita Incorporated and its subsidiaries).
  23.4    Consent of Deloitte & Touche LLP (with respect to the combined financial statements of Hardee's Food Systems, Inc.).
  23.5    Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (see Exhibit
          5.1).


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* Previously filed.